                                                                   EXHIBIT 10.7



                            MIAMI ARENA CONTRACT

                                   between


                    MIAMI SPORTS AND EXHIBITION AUTHORITY

                                     and

                        DECOMA MIAMI ASSOCIATES, LTD.

                               TABLE OF CONTENTS


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
MIAMI ARENA CONTRACT
         ARTICLE I         CONTRACT DOCUMENTS..........................       1
         ARTICLE II        DEFINITIONS.................................       1
         ARTICLE III       WORK........................................      10
         ARTICLE IV        PAYMENTS AND INCOME ALLOCATION..............      10
         ARTICLE V         TERM........................................      10



EXHIBIT A

         MINORITY PARTICIPATION AGREEMENT

                 ARTICLE I      DEFINITIONS............................     A-3

                                Section 1.1      Defined Terms.........     A-3
                                Section 1.2      Terms in the
                                                 Master Agreement......     A-5

                 ARTICLE 11     MINORITY EQUITY PARTICIPATION..........     A-5

                                Section 2.1      Minority ownership....     A-5
                                Section 2.2      The Venture's
                                                 Actions...............     A-6

                 ARTICLE III   CONSTRUCTION CONTRACTS..................     A-6

                               Section 3.1       Goals.................     A-6
                               Section 3.2       Developer's
                                                 Obligations...........     A-7
                               Section 3.3       Arena Project Team....     A-10

                 ARTICLE IV    CONSTRUCTION HIRING.....................     A-11

                               Section 4.1       Goals ................     A-11
                               Section 4.2       Developer's
                                                 Obligations ..........     A-11

                 ARTICLE V     PROFESSIONAL SERVICE CONTRACTS..........     A-12
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                                     (i)
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
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
                 ARTICLE VI    MANAGEMENT AND MAINTENANCE
                               OPERATIONS..............................      A-13

                               Section 6.1       Goals.................      A-13
                               Section 6.2       Developer's
                                                 Obligations...........      A-14

                 ARTICLE VII   MINORITY COMMITTEE......................      A-14

                 ARTICLE VIII  MISCELLANEOUS PROVISIONS................      A-15

                               Section 8.1       Florida and Local
                                                 Laws Prevail..........      A-15
                               Section 8.2       Conflicts of
                                                 Interest; MSEA,
                                                 City Representatives
                                                 and Venturers Not
                                                 Individually Liable...      A-15
                               Section 8.3       Notice................      A-16
                               Section  8.4      Titles of Articles
                                                 and Sections..........      A-18
                               Section  8.5      Successors and
                                                 Assigns...............      A-18
                               Section  8.6      Counterparts..........      A-18
                               Section  8.7      Records...............      A-19
                               Section  8.8      Estoppel
                                                 Certificates..........      A-19

                 ARTICLE IX    DISPUTES................................      A-20



EXHIBIT B

         GENERAL DESCRIPTION OF WORK...................................      B-1

                 B.1         DEVELOPMENT WORK..........................      B-1

                 B.2         CONSTRUCTION WORK.........................      B-4

                 B.3         OPERATING WORK............................      B-5

                 PROJECT CONSTRUCTION PROGRAM
                        (SCHEDULE 1 TO EXHIBIT B)......................      B(1)-l
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                                     (ii)


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
                        PROJECT BUDGET
                          (ATTACHMENT I to SCHEDULE 1)................          B(1)-2
                        SOURCES AND USE OF CAPITAL....................          B(1)-4
                        PROJECT SCHEDULE
                          (ATTACHMENT 2 TO SCHEDULE 1)................          B(l)-6
                        PRE-OPENING OPERATING PROGRAM
                          (ATTACHMENT 3 TO SCHEDULE 1)................          B(1)-8

                 REQUEST FOR PAYMENT..................................

                 INITIAL OPERATING EXPENSE BUDGET
                     (SCHEDULE 2 TO EXHIBIT B)........................          B(2)-l



EXHIBIT C

         PAYMENTS/INCOME ALLOCATION...................................          C-1

                 C.1        DEVELOPMENT AND CONSTRUCTION OF
                            THE ARENA.................................          C-1
                 C.2        OPERATION OF THE ARENA....................          C-2

                            C.2.1       Seat Use Revenues.............          C-2
                            C.2.2       Operating Income/Replacement
                                        Fund/Maintenance Account......          C-2
                            C.2.3       Operating Payment.............          C-10



EXHIBIT D

         GENERAL TERMS AND CONDITIONS.................................          D-1

         D.1              DEFAULT AND TERMINATION.....................          D-1

                          D.1.1      Events of Default................          D-1
                          D,1.2      Termination......................          D-5
                          D.1.3      Damages..........................          D-8
                          D.1.4      Termination Fee..................          D-8
                          D.1.5      Surrender........................          D-12
                          D.1.6      Alternative Remedies.............          D-12

          D.2             EQUAL EMPLOYMENT OPPORTUNITY................          D-15

                          D.2.1      Minority Employment and
                                     Investment.......................          D-15
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                                    (iii)


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
          D.3         RELATIONSHIP OF PARTIES........................           D-15

                      D.3.1    Independent Contractor ...............           D-15
                      D.3.2    Owner Representative..................           D-15
                      D.3.3    Operator Representative...............           D-16

          D.4         TITLE AND NAMES................................           D-16

                      D.4.1    In General............................           D-16
                      D.4.2    Names.................................           D-16

          D.5        STANDARDS OF PERFORMANCE........................           D-17

                     D.5.1    Development/Construction
                               Standards ............................           D-17
                     D.5.2    Operating Standards ...................           D-17
                     D.5.3    General Performance Standards..........           D-18

          D.6        PROJECT BUDGET, PROJECT CONSTRUCTION
                     PROGRAM; APPROVED OPERATING EXPENSE
                     BUDGET; OWNER'S REVIEW AND APPROVAL.............           D-19

                     D.6.1    Changes to the Project Budget .........           D-19
                     D.6.2    Changes to the Project
                              Construction Program...................           D-19
                     D.6.3    Initial Operating Expense
                              Budget and Approved Operating
                              Expense Budget.........................           D-20
                     D.6.4    Standards for Owner's Review
                              and Approval...........................           D-21

          D.7        ASSIGNMENT AND SUBCONTRACTS FOR PORTIONS
                     OF THE WORK.....................................           D-23

                     D.7.1    Performance of the Development
                              Work...................................           D-23
                     D.7.2    Performance of the Construction
                              Work...................................           D-23
                     D.7.3    Performance of Operating Work                     D-23
                     D.7.4    Contracts for Use of Arena                        D-24
                     D.7.5    Advertising Contracts .................           D-25
                     D.7.6    Concessions............................           D-26
                     D.7.7    Use and Advertising Contracts..........           D-27
                     D.7.8    Sales, Assignments, and
                              Pledges................................           D-28
                     D.7.9    Removal of General Manager.............           D-28
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                                     (iv)

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
          D.8        OWNER OBLIGATIONS..............................            D-28

                     D.8.1    Exclusive and Non-Competition
                              Agreement.............................            D-28
                     D.B.2    Site Acquisition and Ad Valorem
                              Taxes.................................            D-29
                     D.8.3    Expedited Approvals and Sales
                              Tax Exemptions........................            D-30
                     D.8.4    Discriminatory Legal
                              Requirements..........................            D-30
                     D.8.5    Operating Losses......................            D-30
                     D.8.6    Extraordinary Replacement and
                              Repair................................            D-31
                     D.8.7    Maintenance Account...................            D-31
                     D.8.8    Construction Trust Fund...............            D-31
                     D.8.9    Investment of Funds...................            D-32
                     D.8.10   Seat Use Charge.......................            D-32
                     D.8.11   Convention Development Tax
                              Revenues..............................            D-32
                     D.8.12   Block 44/57 Agreement.................            D-32
                     D.8.13   Bond Documents........................            D-34

          D.9        INSPECTIONS, BOOKS, RECORDS, ACCOUNTS,
                     AND AUDITS.....................................            D-35

                     D.9.1      Inspection..........................            D-35
                     D.9.2      Books, Records and Accounts.........            D-35
                     D.9.3      Statements and Audits...............            D-35

          D.10       MISCELLANEOUS..................................            D-36

                     D.10.1     Standard of Care....................            D-36
                     D.10.2     Emergency Services and
                                Expenditures........................            D-37
                     D.10.3     Force Majeure.......................            D-37
                     D.10.4     Future Development of
                                Phase II............................            D-38
                     D.10.5     Governing Law.......................            D-39
                     D.10.6     Notices.............................            D-39
                     D.10.7     Entire Agreement....................            D-40
                     D.10.8     Non-Waiver..........................            D-40
                     D.10.9     Captions............................            D-41
                     D.10.10    Use of Certain Words................            D-41
                     D.10.11    Severability........................            D-41
                     D.10.12    No Third Party Beneficiaries .......            D-41
                     D.10.13    Governmental Imposition.............            D-41
                     D.10.14    Attorneys' Fee......................            D-42
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                                     (v)

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
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EXHIBIT G

         PERMITTED ENCUMBRANCES............................................     G-1

EXHIBIT H

         EXTRAORDINARY REPAIR AND REPLACEMENT..............................     H-1

EXHIBIT I

         CONSTRUCTION FUNDING AGREEMENT....................................     I-1



                                    (vii)

                            MIAMI ARENA CONTRACT

         THIS MIAMI ARENA CONTRACT, entered into on this 10TH day of October,
1, 1986, effective as of the       day of       19   , by and between MIAMI
SPORTS AND EXHIBITION AUTHORITY and DECOMA MIAMI ASSOCIATES, LTD.;

                                 WITNESSETH:

         In consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

ARTICLE I CONTRACT DOCUMENTS

         This Contract consists of this contract agreement containing eleven
(11) pages and Exhibits A through I which are attached hereto and which are made a part hereof as though set forth in full herein.

         The above referenced Exhibits are as follows:

                 Exhibit A      Minority Participation
                 Exhibit B      General Description of Work
                                Schedule 1 - Project Construction
                                             Program
                                Schedule 2 - Initial Operating
                                             Expense Budget
                 Exhibit C      Compensation, Payments and
                                Allocation of Income
                 Exhibit D      General Terms and Conditions
                 Exhibit E      Insurance
                 Exhibit F      General Description ot Project
                 Exhibit G      Permitted Encumbrances
                 Exhibit H      Extraordinary Repair and
                                Replacement
                 Exhibit I      Construction Funding Agreement

ARTICLE II DEFINITIONS

         All terms defined in any part of this Contract shall have the same meaning throughout this Contract. The following terms shall have the meanings set forth opposite such terms, or in the specified provisions of the
Contract:

        "Annual Replacement Fund Payment" - Commencing with the first Operating Year and for each Operating Year thereafter provided the Variable Operating Payment for such Operating Year has been paid, an amount of money equal to the lesser of (ii) $50,000.00 or (ii) the amount by which the Operating Income for such Operating Year exceeds all Operating Expenses for such Operating Year other than the Annual Replacement Fund Payment for such Operating Year. However, for purposes of determining the amount of the Annual Replacement Fund Payment to be paid in the fifth, tenth, fifteenth, twentieth, twenty-fifth and thirtieth Operating Year following the Operating Year in which the first Annual Replacement Fund Payment is made, clause (i) of the preceding sentence shall be $150,000.00.

         "Approved Operating Expense Budget" - Exhibit D.6.3.1

         "Arena" - Exhibit F

        "Barebones Administrative and Promotional Amount" - For the first Operating Year, the sum of $1,349,750.00. For each Operating Year thereafter the Barebones Administrative and Promotional Amount shall be the Barebones, Adminstrative and Promotional Amount for the immediately preceding Operating Year escalated by 5%.

        "Block 44 and 57 Annual Payment" - For each Operating Year the amount of rent that owner is obligated to pay to the City of Miami pursuant to that certain Land Lease Agreement ("Block 44/57 Agreement") among Owner, Operator
and the City of Miami dated August     , 1986.

         "Budgeted Project Cost" - The estimate set forth in the Project Budget of all Project Costs to be incurred by Owner and Operator in causing the Arena to be developed, constructed and made operational including any contingencies set forth therein.

         "Construction Contract" - A guaranteed maximum price construction contract to be entered between Operator and Linbeck Construction Corporation that shall be subject to approval as to form and content by Owner and Operator.

         "Construction Funding Agreement" - That agreement among Owner, Operator and Linbeck Construction Corporation setting forth the mechanism for payments to Contractor, a form of which agreement is attached hereto as
Exhibit I.

          "Construction Performance Bond" - The bond that is to be attached to the Construction Contract.

          "Construction Work" - Exhibit B.2

          "Contract" - This agreement containing eleven (11) pages and Exhibits A through I hereto.

          "Convention Development Tax Revenues" - The receipts of the Convention Development Tax that Dade County is authorized to levy, and the Owner entitled to receive, pursuant to Section 212.057, Florida Statutes, as amended and as may hereafter from time to time be amended.

          "Development Fee" -  An amount equal to 3% of Project Costs.

          "Development Work" -  Exhibit B.1.

          "Event-Related Expenses" - Those costs and expenses that will be incurred by Operator in connection with, and directly attributable to, each event or performance in the Arena and pursuant to an agreement relating to such event or performance (i) will be reimbursed by the user or the promoter out of the ticket sales for such event or performance or (ii) will otherwise be paid by the user or promoter in addition to any other charges for the use of the Arena for such event or performance. Event-Related Expenses shall not include any Operating Expenses that Operator has labeled Event-Related Expenses for the sole purpose of evading payment pursuant to Exhibit C.2.2.1(c) hereof.

         "Extraordinary Replacement and Replacement Expenses" - (i) 90% of all expenditures and purchases for the types of matters referenced on Exhibit I that are incurred during a period earlier than the expectancy periods specified therefor on such Exhibit; (ii) 100% of all expenditures and purchases for the types of matters referenced on Exhibit I that are incurred within or after the expectancy periods specified therefor on such Exhibit and (iii) 90% of all expenditures for building alterations or replacements to the Premises, and for purchases of additional or replacement furniture, machinery or equipment, the depreciable life of which, according to generally accepted accounting principles, is in excess of one (1) year, which expenditures or purchases are not of the type of matters referenced on Exhibit H but are reasonably necessary to the prudent operation ot the Arena.

         "Initial Operating Expense Budget" - Exhibit B - Schedule 2.

         "Legal Requirements" - The laws, rules and regulations of the United States of America, State of Florida and all other governmental bodies having jurisdiction over the Arena that are in effect on the date of execution of this Contract.

         "Maintenance Account" - The account that (ii) has been established by Owner in connection with the Miami Sports and Exhibition Authority Floating/Fixed Rate Special Obligation Bonds Series 1985 ("Bonds") for the purpose of paying potential operating losses of the Arena and other costs associated with the maintenance of the Arena and (ii) shall be maintained by Owner in accordance with the provisions of such Bonds and this Contract.

         "Net Operating Income" - For each Operating Year, the amount, if any, by which the Operating Income for such Operating Year exceeds the Operating Expenses incurred or properly accrued by Operator during such Operating Year in accordance with generally accepted accounting principles.

         "Opening Date" - The date on which the Arena is operational, actually opens for business to the general public and is first used for a public event. Upon the request of either Owner or Operator such parties shall execute a declaration designating such date as the Opening Date.

         "Operating Expenses" - For each Operating Year, all expenses of whatever kind or nature incurred, directly or indirectly, or properly accrued by Operator in performing the Operating Work during such Operating Year including but not limited to all salaries, wages and benefits of personnel working at the Premises; contract labor; maintenance and repairs; utilities; telephone; telscreen and/or scoreboard operations; dues, memberships and subscriptions; security; audit fees; legal fees; other professional fees; refuse removal; cleaning; sales taxes; building supplies; ticket commissions; insurance; data processing; advertising; pest control; bad debt writeoffs; travel lodging and related out-of-pocket expenses and entertainment; oftice supplies; employment fees; freight and delivery; lease of equipment (other than concession equipment covered by a lease that has not been approved by Owner); Mastercard, Visa and other credit and debit facilities and telecheck fees and expenses; payments into reserve accounts as reasonably established by Operator and approved by owner for working capital requirements; travel lodging and related out-of-pocket expenses of officers and directors of Operator Affiliates that are requested by Owner; the Operating Payment; the Annual Replacement Fund Payment; the Block 44 and 57 Annual Payment; and NBA staffing and box office expenses and NBA inducements but excluding (a) Extraordinary Replacement and Repair Expense, (b) depreciation of capital assets, (c) interest on or amortization of the indebtedness of Owner or Operator, (d) salaries wages and benefits of officers and directors of (ii) Houston Sports Association, Linbeck Construction Corporation, Barker Interests Limited, BIL Development, Inc., Linbeck Miami Corp. and HSA Management, Inc. or their successors or assigns or
(ii) any Operator Affiliate, (e) Event-related Expenses (f) ad valorem taxes that are payable by Owner pursuant to Exhibit D.8.2.3., (g) any legal expenses incurred by Operator in enforcing the rights of Operator under the agreements referenced in Exhibits D.7.1, D.7.2 and D.7.3 and (h) any other expense that Owner and Operator hereafter specifically agree in writing is to be excluded from Operating Expenses. If any ad valorem taxes are hereafter imposed on the Premises and Operator does not exercise its right to terminate the Contract because of the Owner Default described in Exhibit D.1.1.2(e) (ii), then ad valorem taxes in excess of the amount of such taxes that Owner is responsible for paying pursuant to Exhibit D.8.2.3 shall be considered
Operating Expenses.

         "Operating Loss" - The amount by which the Operating Expenses for an Operating Year exceed the Operating Income for such Operating Year.

         "Operating Income" - For each Operating Year, all amounts received by Operator during such Operating Year from any use of, concession at or in, or advertising in or connected with the Premises or interest, if any, actually received on such amounts. However, Operating Income shall not include the Seat Use Revenues, Convention Development Tax Revenues, nor include proceeds of condemnation or, insurance (other than business interruption) nor proceeds from ticket sales on behalf of, or as agent for, the user of the Arena that are not paid to Operator for rental of the Arena or in connection therewith, nor any Event-Related Expenses collected by Operator from any such user. Moreover, Operating Income shall not include (and Owner shall have no right, title or interest in): the Operating Payment; any payments received by Operator or any Operator Affiliate for or in connection with the sale, transfer, exchange, assignment or other hypothecation of an ownership or profits interests in Operator or any operator Affiliate; any payments, rights or interests received by an Operator Affiliate arising out of or connected with the use of, concessions in or at, or advertising in or connected with, the Premises pursuant to any agreement between Operator and an Operator Affiliate entered into pursuant to or consistent with the provisions of Exhibit D.7; or proceeds of any loan to Operator or an Operator Affiliate. Moreover, Operating Income is further defined in Exhibit D.7.6(iv).

          "Operating Payment" - For each Operating Year, the aggregate of the Fixed Operating Payment and Variable Operating Payment for such Operating Year, as such terms are defined in Exhibit C.2.3.

          "Operating Quarter" - Each of the four three-calendar month periods in each Operating Year commencing on October 1 of such Operating Year; The Operating Quarters of each Operating Year shall be October, November and December; January, February and March; April, May and June; July, August and September.

          "Operating Year" - The first Operating Year shall be the period of time commencing on the Opening Date and ending on the first September 30th following such date. Each Operating Year thereafter shall be the twelve (12) month period commencing on each successive October 1.

          "Operator" - Decoma Miami Associates, Ltd., a Florida limited partnership.

          "Operator Atliliate" - (i) HSA Management Inc., BIL Development Inc. or Linbeck Miami Corporation or Decoma, Ltd. or (ii) any entity that is controlled by or controls (a) Operator or any successor or assigns of Operator's interests under this Contract, (b) the general partner of Decoma, Ltd., (c) HSA Management Inc., BIL Development Inc. or Linbeck Miami Corporation or Houston Sports Association, Barker Interests Limited or
Linbeck Construction Corporation. For purposes hereof 'control' shall require the direct or indirect ownership by the controlling entity (whether one or more of the above specified entities) of at least twenty-five percent (25%) of the voting securities of (or equivalent equity or beneficial ownership interest in) the controlled entity.

         "Operator Default" - Exhibit D.1.1.1

         "Operator's Operating Income Allocations" - For each Operating Year, the, sum of (i) 57.5% of the first $1,750,000.00 of Net Operating Income for such Operating Year, (ii) 45% of the next $1,750,000.00 of Net Operating income for such Operating Year and (iii) 40% of that portion of Net Operating Income for such Operating Year in excess of $3,500,000.00.

         "0perator's Seat Use Allocation" - For each Operating Year, the sum of (i) 75% of the first $1,350,000.00 of Seat Use Revenues for such Operating Year, and (ii) 50% of the portion of Seat Use Revenues for such Operating Year in excess of $1,350,000.00.

         "Owner" - Miami Sports and Exhibition Authority, an independent and autonomous agency and instrumentality of the City of Miami, Florida (the "City").

          "Owner Default" - Exhibit D.1.1.2

          "Owner's Operating Income Allocation" - For each Operating Year, the sum of (i) 42.5% of the first $1,750,000.00 of Net Operating Income for such Operating Year, (ii) 55% of the next $1,750,000.00 of Net Operating Income for such Operating Year and (iii) 60% of that portion of Net Operating Income for such Operating Year in excess of $3,500,000.00.

         "Owner's Seat Use Allocation" - For each Operating Year, an amount of money equal to the sum of (i) 25% of the first $1,350,000.00 of Seat Use Revenues for such Operating Year and (ii) 50% of the portion of Seat Use Revenues for such Operating Year in excess of $1,350,000.00.

         "Owner's Share of Construction Savings" - The amount, if any, by which the final guaranteed maximum price provided for in the Construction Contract exceeds the sum of contractor's costs, contractor's fee and contractor's share of savings.





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






          "Performance Failure" - Exhibit D.1.1.1(d)

          "Pre-opening Operating Expenses" - Those Public Capital Costs that are identified in the Project Budget as being the Pre-opening Operating Expenses.

          "Premises" - The Arena and all real property rights granted to Owner pursuant to the Block 44/57 Agreement and all rights appurtenant thereto.

          "Prime" - The rate of interest per annum established from time to time by CitiBank, N.A. and designated as its prime rate.

          "Private Capital" - $7,121,000.00.

          "Private Capital Balance" - Private Capital minus the amount of all Private Capital Costs.

          "Private Capital Costs" - (a) Any of the costs paid by or on behalf of Operator after March 28, 1985 in performing the Development Work and the Construction Work pursuant to the Project Construction Program or the Project Budget or otherwise approved by Owner or provided for in this Contract that (i) have not been reimbursed by Owner, (ii) have been designated by Operator to be Private Capital Costs and (iii) in the aggregate (together with any of the payments described in the immediately following subparagraph (b)] do not exceed the amount of Private Capital, and (b) Project Costs, if any, paid directly by a concessionaire provided the amount thereof does not exceed $2,000,000.00.

         "Project" - All matters described in Exhibit F including but not limited to the Work and work by Owner or on behalf of Owner by parties other than Operator.

         "Project Budget" - Exhibit B.1.11.1

         "Project Construction Program" - Exhibit B.1.11.1

         "Project Costs" - All costs incurred by or on behalf of Owner and Operator after March 28, 1985 in performance of their respective obligations under this Contract and by Owner and Decoma Venture under that certain Pre-Development Agreement dated as of August 20, 1985 (as extended by First Extension of Pre-Development Agreement dated as of February 21, 1986 and Second Extension of Pre-Development Agreement dated as of July 30, 1986).

          "Project Land" - Exhibit F

          "Public Capital Costs" - All Project Costs except the Private Capital Costs.

          "Regular Budgeted Year" - Each Operating Year except the first Operating Year and the Special Budgeted Years.

          "Replacement Fund" - The account to be established and maintained by Operator into which all Annual Replacement Fund Payments are to be deposited together with all interest, if any, earned thereon.

          "Request for Payment" - Exhibit C.1.2

          "Seat Use Charge" - The amount that (i) the user of each seat in the Arena shall be charged for use of such seat and (ii) Operator shall collect from each such user. Such amount shall be at least $0.75 per seat and any increase above $0.75 must be acceptable to both Owner and Operator; for purposes of Exhibit D.1.1.2(e), the Seat Use Charge shall continue to be $0.75 unless Owner and Operator specifically agree that for purposes of Exhibit D.1.1.2(e) Seat Use Charge shall be a different amount. Such charge shall be in addition to, and not in lieu of, admission charges and any taxes that may be payable on such Seat Use Charge; any such taxes and admission charges shall be an Operating Expense.

          "Seat Use Revenues" - For each Operating Year, the aggregate of all Seat Use Charges received by Operator during such Operating Year together with all interest, if any, earned thereon.

          "Special Budgeted Years" - Any Operating Year that (i) is after the third Operating Year of the Term and (ii) is immediately preceded by two consecutive Operating Years in each of which there has been an Operating Loss.

          "Term" - Article V.

          "Work" - Development Work, Construction Work and Operating Work together with all other obligations of Operator under the Contract.

ARTICLE III WORK

         Except as otherwise expressly set forth in this Contract and provided payments and allocations are made to Operator as provided in Exhibit
C, Operator shall perform the Work in substantial conformity with this Contract.

ARTICLE IV PAYMENTS AND INCOME ALLOCATION

         Operator and Owner shall make the payments and share Operating Income in the manner set forth in Exhibit C.

ARTICLE V TERM

         This Contract shall be for a term ("Term") beginning on the date hereof and ending on the thirty-second (32nd) anniversary of the Opening Date provided that if Operator is not then in default hereunder, and if Operator gives Owner an extension notice at least six (6) months prior to the originally scheduled expiration of the Term, the Term shall be extended for ten (10) years without necessity of execution of an amendment or extension agreement. Moreover, if Operator is not then in default hereunder, and if Operator gives Owner an extension notice at least six (6) months prior to expiration of such ten (10) year renewal term, the Term shall be extended for an additional ten
(10) years without necessity of execution of an amendment or extension agreement. Each such extension shall be on the same terms and conditions as this Contract.

         IN WITNESS WHEREOF, Owner and Operator have executed this Contract on the date first set forth hereinabove, effective as of the date next set forth hereinabove.

                                  MIAMI SPORTS AND EXHIBITION AUTHORITY

                                  By:  /s/ Lawrence O. Turner,Jr.
                                       ------------------------------
                                       Lawrence O. Turner, Jr.
                                       Chairman

                                                               "OWNER"

                                  APPROVED AS TO FORM AND CORRECTNESS
                                  /s/ Robert Sechen
                                  ------------------------------------
                                  Robert Sechen
                                  Blackwell, Walker, Pascell & Hoehl
                                  Counsel for the Miami Sports and
                                  Exhibition Authority

                          DECOMA MIAMI ASSOCIATES, LTD.

                          By:  Decoma, Ltd., its general partner

                               By:     Decoma Venture, its sole general
                                       partner of Decoma, Ltd.

                                       By:  BIL Development, Inc.,
                                            Managing Venturer

                                            By: /s/ C. Dean Patrinely
                                                ---------------------------
                                                C. Dean Patrinely
                                                President

                       MINORITY PARTICIPATION AGREEMENT


          This Minority Participation Agreement (this "Agreement") is made and entered into effective as of the _____ day of __________, 1986, by and between THE MIAMI SPORTS AND EXHIBITION AUTHORITY ("MSEA"), an independent and autonomous agency and instrumentality of the City of Miami (the "City"), a municipal corporation of the State of Florida, and DECOMA MIAMI ASSOCIATES, LTD. (the "Developer"), a Florida limited partnership; MSEA and the Developer being joined herein by the City, acting herein by and through its City Manager.


                                  Recitals:

          WHEREAS, by authority of the City of Miami Charter, the City on July 31, 1984, authorized the publication of a Request for Proposals (the "City RFP") for the Unified Development Project to be known as Southeast Overtown/Park West Redevelopment Project Phase I Development; and

          WHEREAS, by authority of Section 212.057 of the Florida Statutes, MSEA on January 1, 1984 (Stage one) and August 1, 1984 (Stage Two), authorized the publication of a Request for Proposals (the "MSEA RFP") for a project to be known as the Miami Sports and Exhibition Complex, which development would include a separate sports arena and exhibition hall and parking garage and design factors inherent to the same; and

         WHEREAS, The Decoma Venture, a Texas joint venture (the "Venture"), in response to the City RFP and the MSEA RFP (together, the "RFPs") submitted proposals to develop a sports arena and exhibition hall (the "Planned Project") referred to in the Venture's response to the RFPs as the Biscayne Centrum Arena and Exhibition Center, said Planned Project to be situated on the land owned in fee by the City and located between Northwest 8th Street, Northwest 6th Street, Northwest 1st Avenue and North Miami Avenue, in the City of Miami, County of Dade, State of Florida, which is collectively referred to herein as Block 44 and parts of Block 57; and

         WHEREAS, the City selected the Venture's proposal for the Planned Project in accordance with the City RFP, and MSEA selected the Venture's proposal in accordance with the MSEA RFP; and MSEA, the City and the Developer have executed a groundlease for Block 44 and parts of Block 57 (the "Lease") for the purposes set forth in the RFPs and the proposals submitted by the Venture; and

         WHEREAS, MSEA and the Developer have made and entered into an agreement (the "Master Agreement") providing for the development, construction and operation of the Arena portion of the Planned Project (the "Arena Project"); and

        WHEREAS, MSEA, the City and the Developer are particularly aware of the efforts needed to provide opportunities for Minority participation in development undertakings; and

         WHEREAS, it is the mutual desire of the parties to set forth their agreement and understanding of the goals for Minority participation in the Arena Project;

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements hereinafter set forth, the parties hereby covenant and agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         Section 1.1 Defined Terms. As used herein the following terms shall have the following meanings:

         (a) This "Agreement" means this Minority Participation Agreement, as the same may be modified or amended from time to time provided that any such amendment or modification is consented to by a majority vote of the City Commission of Miami.

         (b) "Arena Project" has the meaning ascribed to it in the Recitals of this Agreement.

         (c) "City" has the meaning ascribed to it in the opening paragraph of this Agreement.

         (d) "Construction Contracts" means those certain agreements between the Developer and a construction manager or general contractor for construction of the Arena Project and includes subcontracts with respect to such work between the general contractor and subcontractors or, in the event the Developer employs a construction manager rather than a general contractor, the trade contracts between the Developer and trade contractors with respect to such work.

         (e) "Dade County Office of Minority Business Development" means the Dade County funded Minority business development program or program staff.

         (f) "Decoma" means Decoma, Ltd., a Texas limited partnership which is the sole general partner of the Developer. The sole general partner of Decoma is the Venture.




                                      A-3-

         (g) The "Developer" has the meaning ascribed to it in the opening paragraph of this Agreement.

         (h) "Master Agreement" has the meaning ascribed to it in the Recitals of this Agreement.

         (i) "MSEA" has the meaning ascribed to it in the opening paragraph of this Agreement.

         (j) "Miami Minority Procurement Office" means the City of Miami funded Minority procurement program or program staff.

         (k) "Minority Participation Program" means the goals and agreements undertaken pursuant to this Agreement for the purpose of providing opportunities for Minority participation in the Arena Project.

         (l) "Minority" means the following persons as defined in the following definitions as approved by the U.S. Department of Housing and Urban Development ("H.U.D.") or as may be changed by H.U.D. from time to time:

                 (1) Black (all persons having origins in any of the Black African racial groups not of Hispanic origin); and

                 (2) Hispanic (all persons of Mexican, Puerto Rican, Cuban, Central or South American or other Spanish culture or origin regardless of race); and

                 (3) Females (whether or not included in the definition of Black or Hispanic set forth in (1) or (2) above).

         (m) "Minority Business Enterprise" means a corporation, partnership individual, sole proprietorship, joint stock company, joint venture or other legal entity which is at least fifty-one percent (51%) individually or collectively owned by a Minority, or of which at least fifty-one percent (51%) of the authorized stock ownership is individually or collectively owned by a Minority.

         (n) "Minority Committee" has the meaning ascribed to it in Article VII of this Agreement.





                                      A-4-

         (o) "Overtown Jobs Program" means the City funded job development program or program staff.

         (p)     "Section" subsection", "paragraph", "subparagraph",
         "clause", or "subclause", followed by a number or letter, mean, respectively the section, subsection, paragraph, subparagraph, clause or subclause of this Agreement so designated.

         (q) The "Venture" has the meaning ascribed to it in the Recitals of this Agreement.

         Section 1.2 Terms in the Master Agreement. All capitalized terms used in this Agreement for which no definition is herein provided shall have the respective meanings ascribed to such terms in the Master Agreement.

                                   ARTICLE II

                         MINORITY EQUITY PARTICIPATION

         Section 2.1 Minority Ownership. Minorities (individuals and/or groups) will be afforded an opportunity to become direct equity participants in the Arena Project through ownership in the Florida limited partnership that is the Developer, as follows:

         (a) the Minority investors will own, in the aggregate, a fifteen percent (15%) limited partner ownership interest in the Developer partnership;

         (b) each one percent (1%) of limited partner ownership interest will require a capital contribution commitment of $71,210.00, with $6,300.00 for each 1% being payable in cash upon admission of the Minority investors to the Developer partnership, and with the balance being deferred and payable in monthly installments over the following 15 months (approximately $4,327 per month for each 1% of ownership); however, at the option of each of the Minority investors, the Venture will advance the deferred capital contribution on behalf of such Minority investor, to be repaid (with interest) to the Venture out of one-half (1/2) of the net cash flow distributable to that Minority investor;





                                      A-5-

         (c) the Minority investors will receive, in the aggregate (pro rata on the basis of their respective ownership percentages), fifteen percent (15%) of the Operator's Operating Income Allocation payable by MSEA to the Developer under the Master Agreement, fifteen percent (15%) of the Operator's Seat Use Allocation payable by MSEA to the Developer under the Master Agreement, and fifteen percent (15%) of the tax benefits of the Developer partnership; and

         (d) the Minority investors shall not have any capital contribution obligations to the Developer partnership other than the contribution obligations described in subsection 2.1(b) above.

         Section 2.2 The Venture's Actions. To accomplish the Minority equity participation described in Section 2.1 above, the Venture has:

         (a) subject to compliance with applicable federal, state and local laws, established and structured a Minority investment group in order to afford an opportunity for equity participation to a broad cross-section of Minorities;

         (b) with the assistance of the Developer's community and minority affairs advisors, identified and contacted potential individual Minority investors concerning an equity investment in the Arena Project; and

         (c) provided representation for the Minority equity investor group (with each Minority group having a representative to the extent possible) on the Developer's executive advisory committee for the Arena Project, each of such Minority equity investor group representatives to have equal status with all other members of such executive advisory committee.

                                  ARTICLE III

                             CONSTRUCTION CONTRACTS

          Section 3.1 Goals. The Developer agrees to exert diligent, good faith efforts to cause its general contractor to exert


                                      A-6-
diligent, good faith efforts to award Construction Contracts representing a percentage of the total contract price for construction of the Arena Project to Minority Business Enterprises, as follows:

                          (a) seventeen percent (17%) of the total contract price to Black Minority Business Enterprises;

                          (b) seventeen percent (17%) of the total contract price to Hispanic Minority Business Enterprises; and

                          (c) seventeen percent (17%) of the total contract price to Female Minority Business Enterprises.

         Construction Contracts awarded to Black Female Minority Business Enterprises may be counted toward satisfying either (but not both) of the goals set forth in paragraphs (a) and (c) above, and Construction Contracts awarded to Hispanic Female Minority Business Enterprises may be counted toward satisfying either (but not both) of the goals set forth in paragraphs (b) and
(c) above.

         Section 3.2 Developer's Obligations. In furtherance of the goals set forth in Section 3.1 above, the diligent, good faith efforts of the Developer and its general contractor shall include, but shall not necessarily be limited to, the following:

         (a) Designating specific construction trades which are more suitable for competitive bidding among contractors who are Minority Business Enterprises (herein sometimes called "Minority contractors") and actively soliciting minority contractor interest.

         (b) Encouraging joint ventures between local Minority contractors and non-Minority contractors. In the event a contract is awarded to a joint venture which includes




                                      A-7-
         a Minority contractor such contract shall be deemed a contract with a Minority contractor to the extent of the Minority contractor's beneficial ownership interest in the joint venture. For example, if a contract for ten percent (10%) of the total construction contract price is awarded to a joint venture that is fifty-one percent (51%) owned by a Minority contractor, then such contract shall be deemed to be a contract with a Minority contractor for five point one percent (5.1%) of the total contract price.

         (c) Encouraging the Developer's general contractor to use diligent efforts (including utilizing the Overtown Jobs Program, the Miami Minority Procurement Office, the Dade County Office of Minority Business Development, or other appropriate agency, as a screening and referral source) to hire Minorities from the neighborhoods having the highest rate of unemployment consistent with the need to avoid disruption due to labor disputes. Residency in a particular city, county, state or region will not be a prerequisite to eligibility for Minority participation in the development and construction of the Arena Project; however, it is the goal that local Minorities (City of Miami, Dade County and the State of Florida) will be given first preference. In each instance in which the Developer's general contractor has determined it to be necessary or advisable (due to the particular requirements of the Arena Project) to procure materials, supplies, equipment or laborers from Minority Business Enterprises situated or residing outside Dade County, the Developer or its general contractor will notify the Minority Committee (as provided for in Article VII) of such actions, with a copy of such notice to be sent to the City Commission of Miami.

         (d) To the extent feasible, providing for small subcontracting packages and establishing bidding procedures which are fair and non-discriminatory in order to encourage bids from qualified Minority Business Enterprises.

         (e) Waiving bonding requirements for a qualified Minority Business Enterprise if: (1) that Minority Business Enterprise otherwise meets the requirements of the Developer as set forth in the request for bids; (2) the waiving of the bonding requirement is necessary in order for the bid to be competitive with non-Minority bids; and (3) there is no other Minority Business Enterprise bidding on the same contract that does not require a waiver of the bonding requirements.





                                      A-8-

         (f) As permitted by the Arena Project budget and consistent with procedures to be established by MSEA and the Developer within one hundred twenty (120) days following execution of this Agreement (provided such procedures have been approved by a majority of the City Commission of Miami), the Developer may award subcontracts to qualified Minority Business Enterprises even if those Minority Business Enterprises are not the lowest bidders for the particular proposals.

         (g) Negotiating cash draws upon completion of specific segments of a subcontract or interim payments to a qualified Minority Business Enterprise to which a subcontract has been awarded if: (1) the draws or interim payments are necessary, in the opinion of the Developer, to assist the Minority Business Enterprise in meeting any cash flow requirements for the subcontracts; and (2) such Minority Business Enterprise can provide the Developer with evidence required under the contract with the Developer that the Minority Business Enterprise has paid all subcontractors, materialmen and laborers performing work or supplying material for the Minority Business Enterprise into the Arena Project except for those entitled to claim under such draw or interim payment.

         (h) Through a representative of the Developer's general contractor, advising Minority Business Enterprises who are bidding on contracts on how to obtain discounts for the purchase of supplies or materials for use on the Arena Project, to the degree such information is available, so that the Minority Business Enterprise may bid competitively on a contract.

         (i) Assisting those Minority Business Enterprises who are awarded contracts or subcontracts and who, in the Developer's judgment need assistance, in the development of the managerial skills necessary to coordinate their contract with the other contracts in the Arena Project, utilizing the services of available community based Minority business assistance programs such as the Overtown Jobs Program, the Miami Minority Procurement Office, the Dade County Office of Minority Business Development, or other appropriate agency.

         (j) Encouraging the Developer's general contractor and subcontractors to purchase materials, supplies and equipment for work to be performed on the Arena Project from local Minority Business Enterprises.




                                      A-9-

         (k) Advertising for bids in the Black and Hispanic media to include newspaper publications and radio announcements.

         (l) Adopting procedures (such as utilizing the Overtown Jobs Program, the Miami Minority Procurement Office, the Dade County Office of Minority Business Development, or other appropriate agency, as a screening source) designed to insure that entities representing themselves to the Developer and Developer's general contractor as Minority Business Enterprises satisfy the requirements established by this Agreement to be designated a Minority Business Enterprise.

         Section 3.3 Arena Project Team. The Minority Participation Program described in this Agreement evidences the mutual goal and agreement of MSEA, the City and the Developer that no Minority Business Enterprise that submits a qualified bid or proposal, or which is otherwise qualified to contract, for providing goods, services and equipment required in connection with the construction, maintenance and operation of the Arena Project shall be excluded from consideration on the basis of race or national origin. MSEA, the City and the Developer recognize that implementation of the Developer's Minority Participation Program is to be consistent with the Arena Project budget and the Developer's contractual commitment to MSEA to develop, construct and operate a highly-specialized, complex facility within budgetary limitations and in accordance with exacting specifications. To meet this commitment, the Developer intends a free market approach to assembling a team of contractors, subcontractors, suppliers, consultants, managers and employees capable of developing, constructing and operating the Arena Project in a professional and financially efficient manner.



                                     A-10-

                                   ARTICLE IV

                              CONSTRUCTION HIRING

         Section 4.1 Goals. The Developer agrees to exert diligent, good faith efforts to cause its general contractor to exert diligent good faith efforts to fill a percentage of the construction jobs under Construction Contracts for work on the Arena Project with Minorities, as follows:

                          (a) seventeen percent (17%) of all construction jobs with Black employees;

                          (b) seventeen percent (17%) of all construction jobs with Hispanic employees; and

                          (c) seventeen percent (17%) of all construction jobs with Female employees.

         Construction jobs filled by Black Female employees may be counted toward satisfying either (but not both) of the goals set forth in paragraphs
(a) and (c) above, and construction jobs filled by Hispanic Female employees may be counted toward satisfying either (but not both) of the goals set forth in paragraphs (b) and (c) above.

         Section 4.2 Developer's Obligations. In furtherance of the goals set forth in Section 4.1 above, the diligent, good faith efforts of the Developer and its general contractor shall include, but shall not necessarily be limited to, the following:

         (a) To the extent feasible and consistent with the need to avoid disruption due to labor disputes, utilizing the


                                     A-11-

         Overtown Jobs Program, the Miami Minority Procurement Office, the Dade County office of Minority Business Development, or other appropriate agency, as a screening and referral source for construction employment. After the subcontractors are selected, the Developer shall inform the Overtown Jobs Program, the Miami Minority Procurement Office, the Dade County Office of Minority Business Development, or other appropriate agency, of the number of laborers needed for each construction trade at least ten (10) days in advance of the work commencement date, pursuant to procedures developed by the Developer and the Overtown Jobs Program, the Miami Minority Procurement Office, the Dade County Office of Minority Business Development, or other appropriate agency.

         (b) In the event laborers are to be replaced during the course of construction, the Developer shall notify the Overtown Jobs Program, the Miami Minority Procurement Office, the Dade County Office of Minority Business Development, or other appropriate agency, for assistance in identifying replacements. Referrals shall be made to Developer within three (3) working days. The construction hiring goal is not cumulative; therefore regardless of the turnover rate, the hiring goal shall remain constant throughout the construction of the Arena Project.

                                   ARTICLE V

                         PROFESSIONAL SERVICE CONTRACTS

         The Developer agrees to exert diligent, good faith efforts to hire consultants and professional service firms that are either Minority Business Enterprises or which have entered into joint ventures or subcontracts with Minority Business Enterprises in connection with the development of the Arena Project.

         In furtherance of the goals set forth in this Article V, the Developer has engaged the services of the following Minority firms for the Project:

         (a) Jesse J. McCrary, Jr., Esq., is a Black male member of the Florida Bar and provides legal services to the Developer.





                                     A-12-

         (b) Bob Simms Associates, Inc., of Miami, is a Black owned firm and provides community and Minority affairs consultation and advice to the Developer.

         (c) Kimmberley L. Parker, Esq. is a Black Female member of the Florida Bar. and provides legal services and Arena Project development consultation to the Developer.

         (d) Lagomasino, Vital & Associates, of Coral Gables, is an Hispanic owned engineering firm and provides consulting services to the Developer.

         (e) San Martin Associates, Inc. of Miami, is an Hispanic Female owned engineering firm and provides consulting services to the Developer.

         (f) Cruz-Stark Associates of Coral Gables is a Black owned architectural firm and provides consulting services to the Developer.

                                   ARTICLE VI

                     MANAGEMENT AND MAINTENANCE OPERATIONS

         Section 6.1 Goals. The Developer agrees to exert diligent, good faith efforts to cause the manager of the Arena Project to exert diligent, good faith efforts to fill a percentage of the employment positions in the management and maintenance operations of the Arena Project with Minorities, as follows:

                 (a) seventeen percent (17%) of all employment positions with Black employees;

                 (b) seventeen percent (17%) of all employment positions with Hispanic employees; and

                 (c) seventeen percent (17%) of all employment positions with Female employees.

         Employment positions filled by Black Female employees may be counted toward satisfying either (but not both) of the goals set forth in paragraphs
(a) and (c) above, and employment positions



                                     A-13-
filled by Hispanic Female employees may be counted toward satisfying either (but not both) of the goals set forth in paragraphs (b) and (c) above.

         Section 6.2 Developer's Obligations. In furtherance of the goals set forth in Section 6.1 above, the diligent, good faith efforts of the Developer and its manager shall include, but shall not necessarily be limited to, the following:

         (a)     Advertising in the local Minority media.

         (b) Notifying employment agencies throughout Dade County of job opportunities.

         (c) Notifying the Overtown Jobs Program, the Miami Minority Procurement Office, the Dade County Office of Minority Business Development, or other appropriate agency, of job opportunities, and utilizing the Overtown Jobs Program, the Miami Minority Procurement Office, the Dade County Office of Minority Business Development, or other appropriate agency, as a screening and referral source for management and maintenance employment positions.

                                  ARTICLE VII

                               MINORITY COMMITTEE

         On or before one hundred twenty (120) days following the execution of this Agreement, the Developer, in cooperation with MSEA and the City, will establish and organize an ad hoc minority advisory and assistance committee (the "Minority Committee") consisting of responsible representatives of Minority and other community groups (such as an individual from the Overtown Advisory Board) and government agencies. The Minority Committee shall have eight (8) members, with the City Commission of Miami selecting five (5) members of the Minority Committee [each City Commissioner

                                     A-14-
selecting one (1) member] and the Developer selecting the remaining three (3) members of the Minority Committee. From the date of this Agreement until the Opening Date (as defined in the Master Agreement), the Developer will meet with the Minority Committee on not less than on a quarterly basis. The purposes of the Minority Committee will be to: (1) advise the Developer on additional means and methods of accomplishing Developer's goals as set forth herein; (2) assist the Developer in communicating information to the Minority community concerning opportunities for Minority participation in the development, construction, management and maintenance operations of the Arena Project; and (3) review on a regular basis the Developer's report of its progress with its Minority Participation Program.

         The Minority Committee shall meet at the Developer's field office in the City of Miami. Developer will maintain minutes of the Committee's meetings at its field offices in Miami, and will make the same available for inspection by MSEA, the City and the members of the Committee at such field office upon reasonable notice and during regular business hours.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

         Section 8.1 Florida and Local Laws Prevail. This Agreement shall be governed by the laws of the State of Florida.

         Section 8.2 Conflicts of Interest; MSEA, City Representatives and Venturers Not Individually Liable. No member, official,


                                     A-15-
representative, or employee of MSEA or the City (or the City Manager) shall have any personal interest, direct or indirect, in this Agreement, nor shall any such member, official, representative or employee participate in any decision relating to this Agreement which affects his or her personal interest in any corporation, partnership or association in which he or she is, directly or indirectly, interested. No member, official, representative or employee of MSEA or the City (or the City Manager) shall be personally liable to the Developer or any successor in interest to the Developer, in the event of any default or breach by MSEA or the City (or the City Manager), or for any amount which may become due to the Developer or its successor in interest, or on any obligations of MSEA or the City under the terms of this Agreement. No venturer of the Venture, and no partner of Decoma, and no officer, director, shareholder, partner or employee of any of such venturers, the Venture or Decoma, shall be personally liable to MSEA or the City in the event of any default or breach hereunder by the Developer, or for any amount which may become due to MSEA or the City, or on any obligation of the Developer under the terms of this Agreement.

         Section 8.3 Notice. A notice or communication under this Agreement by any party hereto to the other parties hereto shall be in writing and shall be sufficiently given or delivered if dispatched by registered or certified mail, postage prepaid, return receipt requested or given by hand or other actual delivery to such party; and

                                     A-16-

         (a) Developer. In the case of a notice or communication to the Developer, if addressed as follows:

                          C. Dean Patrinely, President
                          BIL Development, Inc.
                          1400 Sage Plaza at 5151 San Felipe
                          Houston, Texas 77056

With a copy
   to:                    James B. Rylander, Esq.
                          Vinson & Elkins
                          3300 First City Tower
                          1001 Fannin
                          Houston, Texas 77002-6760

         From and after the Opening Date of the Arena Project, copies of any notice to the Developer also shall be forwarded to:

                          HSA Management, Inc.
                          8700 Kirby
                          Houston, Texas 77054
                          Attn: Mr. Neal Gunn

                          Arena Manager
                          Miami Arena
                          Miami, Florida 33131

                          Denis Clive Braham, Esq.
                          Dow, Cogburn A Friedman
                          2300 Nine Greenway Plaza
                          Houston, Texas 77046

         (b) MSEA. In the case of a notice or communication to MSEA, if addressed as follows:

                          Executive Director
                          The Miami Sports and Exhibition Authority
                          300 Biscayne Blvd. Way, Suite 1120
                          Miami, Florida 33131

         (c) City Manager. In the case of a notice or communication to the City or the City Manager, if addressed as follows:

                          City of Miami, City Manager
                          3500 Pan American Drive
                          Miami, Florida 33133





                                     A-17-

With a copy
  to:                        City Attorney
                             City of Miami
                             Alfred I. DuPont Building
                             169 E. Flagler Street, Suite 1101
                             Miami, Florida 33131

or if such notice is addressed in such other way in respect to any of the foregoing parties as that party may, from time to time, designate in writing, dispatched as provided in this Section 8.3. In the case of any notice or communication to any of the parties hereto by any other party hereto, a copy of such notice or communication also shall be given or delivered in the manner herein provided to:

                             The City Commission of Miami
                             3500 Pan American Drive
                             Miami, Florida 33133

         Section 8.4 Titles of Articles and Sections. Any titles of the several parts, Articles and Sections of this Agreement are inserted for convenience of reference only and shall be disregarded in construing or interpreting any of its provisions.

         Section 8.5 Successors and Assigns. Except to the extent limited elsewhere in the Lease and/or the Master Agreement, all of the covenants, conditions and obligations contained in this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of MSEA, the City and the Developer.

         Section 8.6 Counterparts. This Agreement is executed in six (6) counterparts, each of which shall be deemed an original, and such counterparts shall together constitute one and the same instrument.


                                     A-18-

         Section 8.7 Records. The Developer shall maintain at its field office in the City of Miami records to enable MSEA and the City to monitor the Developer's performance under this Agreement and will permit MSEA and/or the City to inspect such records at such office upon reasonable notice and during regular business hours.

         Section 8.8 Estoppel Certificates. MSEA, the City and the Developer shall at any time and from time to time, within thirty (30) days after written request by any other party hereto, execute, acknowledge and deliver to the party which has requested the same or to any prospective leasehold mortgagee, assignee or transferee designated by the Developer, a certificate stating: (1) this Agreement is in full force and effect, and has not been modified or amended in any way, or if there have been modifications, identifying such modification agreement, and if this Agreement is not in full force and effect, the certificate shall so state; (2) this Agreement as modified represents the entire agreement between the parties, or, if it does not, the certificate should so state; (3) the dates on which this Agreement took effect and if applicable, terminated; and (4) all conditions under this Agreement by MSEA, the City or the Developer, as the case may be, have been satisfied and, as of the date of such certificate, there are no defaults by MSEA, the City or the Developer, as the case may be or if such conditions have not been satisfied or if a party is in default, the certificate should so state. The party to whom


                                     A-19-
any such certificate shall be issued may rely on the matters therein set forth and thereafter the party issuing the same shall be estopped from denying the veracity or accuracy of the same. Any certificate required to be made by the City pursuant to this paragraph may be made on its behalf by the City Manager, and any certificate required to be made by MSEA pursuant to this paragraph may be made on its behalf by the Executive Director of MSEA.

                                   ARTICLE IX

                                    DISPUTES

         If a dispute shall arise between MSEA, the City and the Developer under this Agreement including, but not limited to, whether or not the Developer has made diligent, good faith efforts to meet the goals set forth herein, then in lieu of other remedies or causes of action, such dispute shall be resolved by an arbitrator selected according to the procedures of the American Arbitration Association (the "Arbitrator"). The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. If the Arbitrator shall determine that the Developer has failed to make diligent, good faith efforts to meet the goals set forth herein, the Arbitrator shall award monetary damages, if any, to MSEA and the City in such amounts as the Arbitrator determines to be appropriate, considering the nature, extent and wilfulness of Developer's failure, but in no event shall the total amount of any such awards exceed $500.00 per day for the first forty-five (45) days of the


                                     A-20-
period of duration of such failure by the Developer, and $1,000.00 per day for the remaining period of duration of such failure by the Developer. The Developer shall have sixty (60) days after the Arbitrator's award and prior to the effective date of the damage award in which to cure such failure, and thereby avoid the payment of the damage award. The Arbitrator may award the costs of the arbitration proceeding, including reasonable attorneys fees, against the unsuccessful party to the arbitration. An Arbitrator's decision shall be final and binding upon the parties and enforceable in a court of competent jurisdiction. MSEA, the City and Developer agree that it would be difficult and speculative to attempt to ascertain the exact nature and amount of damages that might be suffered by MSEA and/or the City if the Developer failed to make diligent, good faith efforts to meet the goals set forth herein, and that the provisions of this Article IX for the award of monetary damages by an Arbitrator in such event is reasonable and is intended as a liquidation of all such damages to the amounts herein provided.

         The decision of the Arbitrator in a proceeding brought under this provision shall not prevent MSEA and/or the City from bringing further proceedings under this provision arising from a continuing or different failure by the Developer to use diligent, good faith efforts to achieve the goals set forth herein; provided, however the Arbitrator shall not make more than one award under this provision for the Developer's failure to use




                                     A-21-
diligent, good faith efforts arising from a particular set of facts.

         Any amounts payable by the Developer under this Article IX shall be paid by the Developer and shall not be or become operating Expenses or Project Costs under the Master Agreement.

         IN WITNESS WHEREOF, DECOMA MIAMI ASSOCIATES, LTD. has caused this Agreement to be signed in its name by Decoma, its sole general partner, acting by and through The Decoma Venture, the sole general partner of Decoma, and THE MIAMI SPORTS AND EXHIBITION AUTHORITY has caused this Agreement to be signed in its name by Lawrence O. Turner, Jr., its Chairman, and the CITY COMMISSION OF MIAMI has caused this Agreement to be signed by Cesar B. Odio, the City Manager, and duly attested to by Matty Hirai, the City Clerk, on the day and year first hereinabove written.

               DECOMA MIAMI ASSOCIATES, LTD.

               By: Decoma, Ltd., its general partner

                 By: Decoma Venture, its sole general partner

                   By: BIL Development, Inc.,
                       Managing Venturer


                     By:
                         ---------------------------
                         C. Dean Patrinely
                         President




                    [signatures continued on following page]





                                     A-22-

                                MIAMI SPORTS AND EXHIBITION AUTHORITY


                                By:
                                   ----------------------------------
                                   Lawrence O. Turner, Jr.
                                   Chairman


                                APPROVED AS TO FORM
                                AND CORRECTNESS:


                                -------------------------------------
                                Robert Sechen
                                Blackwell, Walker, Fascell & Hoehl
                                Counsel to Miami Sports and Exhibition Authority


                                THE CITY OF MIAMI, A MUNICIPAL
                                CORPORATION OF THE STATE OF FLORIDA


                                By:
                                   ---------------------------------
                                   Cesar H. Odio
                                   City Manager


                                ATTEST:



                                --------------------------
                                Matty Hirai, City Clerk


                                APPROVED AS TO FORM
                                AND CORRECTNESS:


                                ---------------------------
                                Name:
                                     ----------------------

                                Title:
                                      ---------------------





                                     A-23-

                                   EXHIBIT B

                          GENERAL DESCRIPTION OF WORK

B.1 DEVELOPMENT WORK. To the extent necessary to complete the development of the Arena in accordance with the Project Construction Program the Plans and Specifications and the Construction Contract, the Development Work shall consist of the following:

         B.1.1 Performance of feasibility studies, business projections, marketing studies, and other preliminary investigations for the Project and the incurring of certain start up costs in connection with such investigations.

         B.1.2 Consultation and analysis regarding financing of the Project and coordination with financing sources.

         B.1.3   Payment of the Private Capital Costs.

         B.1.4 Coordination of the Project's compliance with all federal, state, and local affirmative action and minority employment and investment requirements.

         B.1.5 Consultation and coordination with Owner or the Owner Representative regarding acquisition of the Project Land and the availability, selection and procurement of materials and equipment used in constructing the Arena.

         B.1.6 Negotiation and execution of all contracts for, or related to, the Premises or any part thereof.

         B.1.7 Retaining legal counsel for the Arena, negotiation of contracts for the performance of the Work, analysis, consultation and coordination of all insurance programs.

         B.1.8 Coordination of all advertising, promotional activities, and public relations for the

                 Arena, and the negotiation and execution of all contracts related thereto.

B.1.9 Analysis, consultation, and coordination of compliance with Development of Regional Impact Regulations and all planning, zoning, platting, and other federal, state, and local governmental requirements regulating the development and construction of the Arena.

B.1.10 Retaining architects and engineers to perform the design and engineering services to describe the Project in detail including preparation of the plans and specifications necessary to construct and make operational the Arena.

B.1.11 Coordination of the efforts of all parties involved in the construction and development of the Arena and establishing and maintaining consistent procedures for cost estimating, reporting, control and schedule preparation. Such services to be performed by operator shall include the following:

                 B.1.11.1 Attached to this Exhibit B as Schedule 1 is a broad-scale program. Such program attached to this Exhibit B as Schedule 1, as the same may be amended in accordance with Exhibit D.6.2, is herein called the Project Construction Program. The budget included in the Project Construction Program, as the same may be amended in accordance with D.6.1, is herein called the Project Budget. Attached to this Exhibit B as
                                Schedule 2 is the initial operating expense budget for the first year following the opening Date; such budget as may be amended in accordance with D.6.1 is herein called the Initial Operating Expense Budget. Such budget estimates those expenses that are to be incurred in the management and operation of the Arena; however, such budget does not cover nor does it estimate Event-Related Expenses.

                 B.1.11.2 Plan, coordinate and administer the Project Construction Program on behalf of Owner with the general contractor under the Construction Contract.

                 B.1.11.3 Coordinate and manage the work of all affiliates of Operator and all contractors performing work on the Arena, in accordance with the Project Construction Program the Plans and Specifications and the Construction Contract.

                 B.1.11.4 Prepare (i) monthly progress reports by a date to be agreed upon by Owner and Operator, ii) construction schedules, estimates of monthly cash requirements and progress payments to all parties (in this Exhibit B such parties are called "contractors") performing work in connection with the Project including Operator.

                 B.1.11.5 Monitor actual and projected costs of construction and development; advise Owner as projected costs exceed the Project Budget or estimates.

                 B.1.11.6 Cause necessary or desirable changes in the Project Construction Program to conform the Project to the Project Budget, all in accordance with Exhibit D.6.

                 B.1.11.7 Coordinate with Owner and all financing sources the payments to Operator and all contractors.

                 B.1.11.8 Provide necessary marketing and promotional office and field office services, supplies and related equipment and transportation required for efficient development of the Project.

                 B.1.11.9 Prepare change orders for all contracts relating to the Project, analyze claims of construction contractors and maintain necessary field records reflecting approved construction changes.

                 B.1.11.10 Conduct such inspections and tests as Operator may determine of all aspects of the Project.

                 B.1.11.11 Furnish all services, personnel, materials, tools, machinery, equipment and other items necessary to accomplish the foregoing requirements of this Paragraph B.1.11

                 B.1.11.12 Do whatever else may be appropriate or necessary to develop the Project in accordance with the provisions of this Contract.

B.2 CONSTRUCTION WORK. To the extent necessary to complete the construction of the Arena in accordance with the Project Construction Program the Plans and Specifications and the Construction Contract, the Construction Work shall consist of the following:

         B.2.1 Supply, construction and installation on the Project Land of the Arena in accordance with this Contract and the Plans and Specifications.

         B.2.2 Furnishing of all materials, supplies, equipment, tools, labor, supervision, utilities, transportation and other materials and services as and when required to perform the portion of the Construction Work described in Paragraph B.2.1 above.

B.3 OPERATING WORK. To the extent necessary to manage and operate the Arena in accordance with this Contract, the Operating Work shall consist of the following:

         B.3.1 Management and operation of the Arena and contracting for its use during the Term in a manner that will promote and further the purposes for which the Arena is to be constructed, as set forth in Exhibit D.5.2.1.

         B.3.2 Retaining legal counsel for the Arena and analysis, consultation and coordination of all insurance programs.

         B.3.3 Negotiation, execution and performance of contracts, use agreements, licenses and other agreements (a) with persons or entities who desire to schedule events, performances, telecasts, broadcasts or other transmissions in, from or to the Premises or who desire otherwise to use the Premises or any part thereof or (b) that otherwise pertain to the use, operation and occupancy of the Premises or any part thereof.

         B.3.4 Coordination of all advertising, licensing, promotional activities, marketing, and public relations for the Arena.

         B.3.5 Negotiation, execution and performance of contracts, use agreements, licenses and other agreements (a) for the use of advertising space for the Premises or any part thereof and all advertising rights of whatever kind or nature related thereto or (b) for the sale, promotion, marketing and use of all names, trademarks, tradenames, logos and similar intangible property relating to the Premises or any part thereof.

         B.3.6 Operation of concessions at and for the Premises for the sale of food, beverages, souvenirs, novelties and programs and including, but not limited to, the operation of clubs and restaurants.

         B.3.7 Coordination of the efforts of all parties involved in the operation of the Arena and establishing and maintaining consistent procedures for cost estimating, reporting and control, performance schedule preparation and maintenance and payment of invoices. Such services to be performed by Operator shall include the following:

                 B.3.7.1 On or before the first of each Operating Year Operator shall prepare and submit to Owner a budget for review and informational purposes only, describing the estimated revenues and estimated expenses expected to be received and incurred in implementing a broad-scale program covering the management and operation of the Arena for the coming Operating Year, recognizing that the operation of the Premises is unique to the exhibition, entertainment and sports industry in general and that any program or budgetary estimates are by their nature susceptible to change, variation and amendment for which Operator shall have no liability except as specifically provided in Exhibit C.2.2.1(c).

                 B.3.7.2 At least ninety (90) days before the commencement of each Regular Budgeted Year and each Special Budgeted Year, Operator shall submit to Owner for Owner's review and approval an Operating Expense budget setting forth an estimate of the Operating Expenses that Operator estimates will be incurred during such Operating Year.

                          Recognizing that the operation of the Premises is unique to the exhibition, entertainment and sports industry in general and that any budgetary estimates are by their nature susceptible to change, variation and amendment, Operator shall have no liability for failure to meet or comply with the Approved Operating Expense Budget except for that liability specifically provided for in Exhibit C.2.2.1(c) for certain Operating Expenses in excess of those set forth in the Operating Expense Budget.

                 B.3.7.3 Plan, coordinate and administer operation of the Premises.

                 B.3.7.4 Coordinate the work of all parties performing work in connection with the operation of the Arena.

                 B.3.7.5 Monitor actual and projected costs of operation and advise Owner as projected costs exceed the estimates set forth in the budgets submitted pursuant to Paragraph B.3.7.1 and B.3.7.2.

                 B.3.7.6 Make payment of the Operating Expenses in accordance with the provisions of Exhibit C.2.2.1.

                 B.3.7.7 Furnish all services, personnel, materials, tools, machinery, equipment and other items necessary to accomplish the foregoing requirements of this Paragraph B.3.7.

B.3.8 Preventative maintenance of the Premises and all machinery, equipment and facilities pertaining thereto or made a part thereof in accordance with Exhibit D.5.2.2.

                            SCHEDULE I TO EXHIBIT B

                          PROJECT CONSTRUCTION PROGRAM


         This Project Construction Program consists of (i) the Project Budget,
(ii) Project Schedule, (iii) Pre-opening Operating Program and (iv) form of Request for Payment of Project costs, a copy of each of which is attached to this Schedule 1.









                                    B(l) - 1

                   Attachment 1 to Schedule 1 to Exhibit B

                                  MIAMI ARENA
                                 PROJECT BUDGET


                                                               $ (000)
                                                               -------
1.    Land Acquisition (City estimate)                         $ 2,463
2.    GMAX Contract                                             32,517
         Base Arena Cost @ 16.590 seats and          $29,317
           selected site costs, including:

         -   Graphics
         -   Demolition
         -   Utilities (uses County chilled water)
         -   Landscaping
         -   Arts in public places

         Builders Risk Insurance Premium (Florida)       400
         Chilled Water Piping Charge (Dade Co.)          500
         Furnishings, Fixtures and Equipment           2,300
         ---------------------------------------------------
                                                      32,517

3.    Non GMAX Contract Site Costs                                 275

      -  DRI, MUSP, (legal, traffic analyses,            275
           engineering, printing, etc. for
           various reports and meetings) Plat,
           Zoning, etc.
      -  DRI Impact Contingency                            0
         ---------------------------------------------------

                                                     $   275
4.    Architecture/Engineering                                   3,200

5.    Insurance/Legal/MBE                                        1,373
         Minority Programs                           $    55
         Decoma Venture Legal                            550
            (V&E, GTA, BC, others)
         Title; A/E Errors/omissions Insurance           418
            (Florida)




                                    B(1) - 2

Attachment 1 to Schedule 1 to Exhibit B
(continued)



                                                              $ (000)
                                                              -------

         Decoma Non-Public Reimb.  Capital Costs       350
           (Pre March 28, 1985 costs for legal and
            consulting fees, printing, models, design,
            engineering studies, specialty consultants,
            travel accommodations, clerical expenses,
            telephone, delivery, computer analysis,
            software, etc., lump sum)

        --------------------------------------------------
                                                   $ 1,375

6.       Financing Costs (net): 12/27/85 MSEA Bond            $6,979

         Reserve Fund                              $ 3,375
         Const. Period i% (MSEA/Shearson estimate)   4,100
         Fees                                          132
         Discount                                      522
         LOC Fees                                    1,059
         Reserve Funds                               1,400
         Arbitrage earnings (MSEA/Shearson estimate)(3,609)
         -------------------------------------------------
         Net Financing Cost                        $ 6,979

7.       Pre-Operating/Marketing Expenses                        822

         Pre-Opening Expenses                          407
         Marketing Expenses                             95
         MSEA oversight and legal expenses             320

B.       Decoma General/Administrative                         2,693

         Decoma Direct and Indirect Costs          $ 1,175
         Decoma Development Fee                      1,518
         -------------------------------------------------
                                                   $ 2,693

9.       Contractor's reserve for NBA delivery date overtime     300
         -----------------------------------------------------------

            TOTAL ARENA PROJECT COST,                        $50,622
            (net of reserve fund interest earnings)




                                    B(1) - 3

SOURCES AND USE OF CAPITAL


                                                              $ (000)
SOURCES                                                       ------
I.       Private Capital

         A.   Miami Decoma Associates Ltd                     $7,121

                 1. Decoma Venture                 $ 5,026
                 2. Minority Ltd. Partnership           95
                 3. Concessionaire                   2,000

         -----------------------------------------------------------

                                        Subtotal              $7,121

II.      Public Capital

         A.      MSEA Bond Proceeds/CDT Cash       $43,498

         B.      Interest earned on bond funds     $ 3,609

         -----------------------------------------------------------

                                        Subtotal             $47,110
                                   TOTAL SOURCES             $54,231

                          Project Budget (net of             $50,622
                              Interest earnings)
                                   [ =  $3,6091]






                                     B(l)-4



                                                             $  (000)
                                                             --------
USES


I.   Private Capital                                         $ 7,121
         GMAX Construction Contract                $6,771
         Decoma Non-Public Reimb.  Costs              350
                                                   ------
                                                   $7,121

11.      Public Capital

         All Other Project Costs                             47,110

- --------------------------------------------------------------------

                                    TOTAL USES               $54,231
                                                             =======

                                    Project Budget (net of   $50,622
                                    interest earning)
                                    [    = $3,609]






                                    B(I) - 5

                   Attachment 2 to Schedule 1 to Exhibit B

                               PROJECT SCHEDULE


LIMBECH CONSTRUCTION

MIAMI ARENA
Miami, Florida
Construction Schedule
                 24-Sep-86

                                   [GRAPH]





                                    B(1) - 6

                                   [GRAPH]


Owner and Operator acknowledge that the time periods set forth herein are estimates and that there is no guaranty that the designated events will occur as estimated. Events of force majeure, change orders and delays in permitting, land acquisition and other matters will require that Owner and Operator be flexible in modifying this Schedule to accomplish such parties' mutual goal of opening the Arena to the public as soon as practicable and reasonably possible.





                                    B(1) - 7

                     Attachment 3 to Schedule 1 Exhibit B

                        PRE-OPENING OPERATING PROGRAM




        The following schedule indicates the anticipated staffing, marketing and pre-opening matters that need to occur prior to Opening Date, the costs of which will be Project Costs.


General Manager - hire a general Manager 12 months                  $ 70,000
out from the completion of the project. This person would be needed this soon in order that he can get to know the community, its leaders, media, etc., understand the building and its design, begin booking the facility, etc.

Operations Manager - brought on 9 months before facility is         $ 20,000
open in order that he can be familiar with all the mechanical, electrical, equipment, etc.

Marketing and Public Relations Manager - brought on at same         $ 20,000
time as Operations Manager. This would give the individual, if not local, an opportunity to establish relationships with the community, media, etc., and work towards the opening dedication ceremonies of the facility.

Secretary - secretary for the General Manager at the                $ 18,000
time of the General Manager's hiring.

Office space, telephone, travel expenses, Pre-Opening               $ 65,000
Program, General Manager, moving/relocation costs.

Start-up staffing and training                                      $ 75,000

Working Capital                                                     $138,600

Pre-Opening Marketing Costs                                         $ 95,000

Allocation for MSEA Oversight, Legal Marketing and                  $320,000
Management Assistant (including legal, financial
management services and NBA Exhibition game cost)
- ----------------------------------------------------------------------------
        TOTAL                                                       $821,600





                                   B(1) - 8

                                 EXHIBIT "B"




                             REQUEST FOR PAYMENT
                             -------------------

        TO:   Miami Sports and Exhibition Authority

              -------------------------------------
              Miami, Florida
                             ---------

              Attention:
                         --------------------------

                     RE:   Miami Arena Contract ("Arena Contract") dated
                                       , 1986, by and between Miami Sports and
                           Exhibition Authority ("Owner") and Decoma Miami
                           Associates, Ltd. ("Operator")

  Gentlemen:

        Reference is hereby made to the captioned Arena Contract. All terms used herein and not otherwise defined herein shall have the same meaning ascribed to such terms in the Contract.

        Request is hereby made by the undersigned for the following:

                Payment to Operator of the amounts specified in Schedule 1 attached hereto. Operator hereby certifies that such costs have been incurred by Operator in accordance with the Project Budget and that the same are properly due and owing to Operator.

        The portion of the Budgeted Project Cost that is attributable to
  the period of time covered by this Request for Payment is $               .
                                                             ---------------


                                DECOMA MIAMI ASSOCIATESI LTD.

                                By:  Decoma Ltd., its general partner

                                By:  Decoma Venture, its sole general
                                     partner

                                     By:  BIL Development, Inc., Managing
                                          Venturer

                                          By:
                                              -----------------------------
                                          Name:  C. Dean Patrinely
                                          Title: President

                                          Date:
                                                ---------------------------

                            SCHEDULE 2 TO EXHIBIT B
                       INITIAL OPERATING EXPENSE BUDGET*
                                                       **

                                                    $/Year
                                                    --------
Utilities                                           $559,000
Repair/Maintenance                                   175,000
Advertising/Promotion                                100,000
  (1) Travel                         $ 30,000
  (2) Sales Aids                       40,000
  (3) Ad Sched                         30,000
 Insurance                                           387,000

 General Administrative
   General Manager                      65,000
   Deputy Manager                       40,000
   Executive Secretary                  20,000
   Marketing Manager                    35,000
   Asst.  Marketing Manager             30,000
   Bookkeeper                           25,000
   (3) Account Clerks ($17,000)         51,000
   Auxiliary Section/Rec/PBX            14,000
   Receptionist/PBX                     15,000
   Operations Manager                   37,500
   Assistant Operations Manager         30,000
   Engineer                             27,500
   Assistant Engineer                   22,500
   Engineer Helper                      18,000
   (8) Labor ($15,000)                 120,000
   Box Office Manager                   30,000
   Finance Manager                      35,000
   Assistant Box Office Manager         22,500
   (2) Cashier ($15,000)                30,000
   Secretary                            15,000

   Sub-Total                           683,000
   Benefits (25%)                      170,750
                                      $853,750
Real Estate Taxes (non City)                                  0
Block 44/57 Lease                                       300,000
Reserve For Repairs                                      50,000
Other Miscellaneous Costs                                57,000
Fixed Operating Payment                                 275,000
Variable Operating Payment                             (per formula)
NBA Staffing and Box Office                            (per NBA agreement)
NBA Inducements                                        (per NBA agreement)

*This budget estimates those expenses that are to be incurred in the management and operation of the Arena; however, it does not cover Event-Related Expenses. Moreover, Operator and Owner acknowledge that the operation of the Premises is unique to the exhibition, entertainment and sports industry in general and that any program or budgetary estimates are by their nature susceptible to change, variation and amendment.
** In addition to these expenses, in the first Operating Year, $300,000 shall be paid out of the Maintenance Account to create a Working Capital Fund.

                                                                        8/25/86

                                  B(2) - 1

                                   EXHIBIT C

                           PAYMENTS/INCOME ALLOCATION



C.1 DEVELOPMENT AND CONSTRUCTION OF THE ARENA. Owner shall pay all Public Capital Costs and Operator shall pay all Private Capital Costs. The Public Capital Costs incurred by Operator shall be paid to Operator by Owner in accordance with the procedure set forth in C.1.1, 1.2, 1.3 and 1.4 below.

     C.1.1.    Contemporaneously with execution of the Construction
               Contract and delivery to Owner of the Construction Performance Bond, Owner shall pay Operator forty percent (40%) of the Development Fee; forty-five percent of the Development Fee shall be paid in equal monthly installments over the next fourteen (14) months and the remainder thereof shall be paid on the Opening Date.

     C.1.2. On or before the 5th calendar day of each calendar month during performance of the Development Work and Construction Work, operator shall submit to Owner a request for payment ("Request for Payment") for work performed during the immediately preceding calendar month. Each Request for Payment shall set forth the actual costs incurred to such date in comparison to that part of the Budgeted Project Cost that is attributable to the period of time covered by such Request for Payment. Each Request for Payment shall contain such certifications from Operator as reasonably requested by Owner. Payments of Project Costs related to the Construction Contract shall be made in accordance with the procedure set forth in the Construction Funding Agreement attached hereto as Exhibit J.6

     C.1.3. Within five (5) calendar days after receipt of each Request for Payment, Owner shall pay to Operator, or if requested by Operator, wire transfer to a bank account designated by exists an Operating Loss at anytime during an Operating Year, Operator shall deliver written notice thereof to Owner and if there are adequate funds therefor in the Maintenance Account, Owner shall, within three (3) days after receipt of such notice, pay to Operator out of the Maintenance Account an amount of money equal to such Operating Loss. To the extent funds are not available in the Maintenance Account to pay Operating Losses, then to the extent there are adequate funds in the Replacement Fund, Operator shall pay for Operating Losses out of the Replacement Fund. To the extent there exists an Operating Loss and there are no funds remaining in the Maintenance Account and the Replacement Fund, then (i) owner is and shall be obligated to provide to Operator within fifteen (15) days after demand therefor an amount of money equal to 86% of such Operating Losses and (ii) Operator shall pay for 14% of such Operating Losses.

                           (b) To the extent that there are adequate funds available in the Replacement Fund, Operator shall use such funds to pay any Extraordinary Replacement and Repair Expenses for which insurance proceeds are not available. To the extent thereafter that there are not adequate funds available in the Replacement Fund but there are adequate funds available therefor in the Maintenance Account, Owner shall, within three (3) days after receipt of a notice from Operator requesting such funds, pay to Operator out of the Maintenance Account an amount equal to the amount needed to pay any Extraordinary Replacement and Repair Expenses for which insurance proceeds are not available. To the extent that there are not adequate funds in the Replacement Fund or the Maintenance Account to pay Extraordinary Replacement and Repair Expenses, Owner is and shall be obligated to provide such funds to Operator within fifteen (15) days after demand therefor. Operator shall have no obligation to provide any funds for Extraordinary Replacement and Repair Expenses.

                           To the extent that insurance and warranty proceeds may be available to pay any Extraordinary Replacement and Repair Expenses, Operator shall diligently pursue collection thereof. If any such proceeds are collected by Operator after Owner has already provided Operator with funds to pay for the same expenses then such proceeds shall be paid to Owner to the extent, if any, that it is necessary to result in Owner paying only that part of Extraordinary Replacement and Repair Expenses that exceeds such insurance and warranty proceeds.

                           (c) Notwithstanding the provisions of Exhibit C.2.2.1(a) to the contrary and unless such excess costs arise out of an event of force majeure, Owner shall have no obligation to pay, and Operator shall not be entitled to draw funds out of the Maintenance Account or the Replacement Fund to pay: (i) The amount by which the Operating Expenses incurred by Operator during the first operating Year

                           (other than the cost of utilities, insurance, taxes, extraordinary legal costs, NBA staffing and box office and NBA inducements (if any), Block 44 and 57 Annual Payment, Annual Replacement Fund Payment and Operating Payment) exceed the sum of the Operating Expenses (other than the cost of utilities, insurance, taxes, extraordinary legal costs, NBA staffing and box office and NBA inducements (if any), Block 44 and 57 Annual Payment, Annual Replacement Fund Payment and Operating Payment) set forth in the Initial Operating Expense Budget (as escalated to meet the obligations of Operator to third parties under contracts that have been approved by Owner and to meet unforeseen emergencies) plus fifteen percent (15%); (ii) the amount by which the Operating Expenses incurred by Operator during each Regular Budgeted Year and each Special Budgeted Year (other than the cost of utilities, insurance, taxes, extraordinary legal costs, NBA staffing and box office and NBA inducements (if any), Block 44 and 57 Annual Payment, Annual Replacement Fund Payment and operating Payment) exceed the sum of the operating Expenses (other than the cost of utilities, insurance, taxes, extraordinary legal costs, NBA staffing and box office and NBA inducements (if any), Block 44 and 57 Annual Payment, Annual Replacement Fund Payment and Operating Payment) set forth in the Approved Operating Expense Budget for such Operating Year (as escalated to meet the obligations of Operator to third parties under contracts that have been approved by Owner and to meet unforeseen emergencies) plus fifteen percent (15%). To the extent the Operating Income for such Operating Year is not adequate to pay such costs, Operator shall pay the excess costs described in the preceding subparagraphs (i) and (ii) that do not arise out of an event of force majeure and/or are not in the reasonable judgment of Owner offset by savings, if any, that may have been realized during such Operating Year in costs for utilities, insurance, taxes, extraordinary legal costs, NBA staffing and box office and NBA inducements.

                           (d) Notwithstanding the provisions of Exhibit C.2.2.1(a) to the contrary, if at anytime prior to the end of an Operating Year the Operating Expenses incurred to such date exceed the amount of working capital, if any, then available plus the Operating Income received to the same date during such Operating Year, then the provisions of this Exhibit C.2.2.1(d) shall be followed in order to fund such cash deficit. First, within three (3) days after receipt of a notice requesting such funds and to the extent the amount of funds thus far paid out of the Maintenance Account during such Operating Year to pay cash deficits does not exceed $500,000, then Owner shall pay to operator out of the Maintenance Account an amount equal to such cash deficits. If during an Operating Year Owner has paid more than $500,000 out of the Maintenance Account to pay cash deficits for such operating Year and it is necessary to have additional funds to pay for additional cash deficits during such Operating Year and provided the amount of Seat Use Revenues used to pay cash deficits shall never exceed the balance in the Maintenance Account, Operator shall use the Seat Use Revenues that have not been paid out to Owner and Operator pursuant to Exhibit
                           C.2.1 to fund such cash deficits. If such Seat Use Revenues are insufficient to pay such cash deficits or if the balance in the Maintenance Account does not exceed the amount of Seat Use Revenues used during such Operating Year to pay cash deficits, then any remaining funds needed during such Operating Year to pay cash deficits shall be paid in accordance with the procedure set forth in Exhibit C.2.2.1(a) as if cash deficits were Operating Losses. That is, all funds remaining in the Maintenance Account and the Replacement Fund shall be used to pay such cash deficits and when there are no funds in the Maintenance Account and the Replacement Fund, Owner and Operator shall pay 86% and 14% respectively, of such cash deficits.

                 C.2.2.2   Allocation of Net Operating Income.

                           (a) Within ninety (90) days after the end of each Operating Year, Operator shall be responsible for paying, and shall pay, such payment to be provisional and subject to adjustment based upon a final audit, out of the Net Operating Income for such Operating Year (i) subject to the remaining provisions of this Exhibit C.2.2.2, to attempt to cure any Owner Default. If Owner has used any of its own funds to pay for those specific Operating Expenses that pursuant to Exhibit C.2.2.1
                           (a) (ii) and (c) are to be paid by Operator or to cure or attempt to cure any Operator Default after Final Notice and has not been reimbursed such amounts, then Operator shall be obligated to repay such amounts to Owner on demand together with interest thereon at the rate of Prime plus 2 1/2% per annum, from the date of its expenditure until paid to Owner. In addition to all rights and remedies available at law or equity to collect such amounts from Operator but subject to the limitations set forth in this Contract, Owner shall be entitled to receive out of Operator's Operating Income Allocation and Operator's Seat Use Allocation the amount of money so expended by Owner together with interest thereon at the rate of Prime plus two and one-half percent (2 1/2%) per annum from the date of its expenditure until paid to Owner. Operator acknowledges that Owner has no obligation to use any of Owner's own funds to pay for those specific Operating Expenses that pursuant to Exhibit C.2.2.1(a)(ii) and (c) are to be paid by Operator or to cure or attempt to cure any Operator Default.

                           (c) If during an Operating Year any Seat Use
                           Revenues are used to pay cash deficits in accordance with Exhibit C.2.2.1(d), then at the end of such Operating Year, Owner shall pay out of the Maintenance Account to Owner and Operator the portion of Owner's Seat Use Allocation and

                           Operator's Seat Use Allocation, respectively, that were used during such Operating Year to pay for cash deficits. To the extent the funds in the Maintenance Account are insufficient to pay such Seat Use Revenues, then the balance of such Seat
                           Use Revenues shall be paid in accordance with the provisions of Exhibit C.2.2.1(a) with such Seat Use Revenues being paid in the same manner that Operating Losses are paid and with Owner and Operator receiving an amount equal, respectively, to Owner's Seat Use Allocation and Operator's
                           Seat Use Allocation.

                           (d) If (i) during an Operating Year funds have been drawn pursuant to Exhibit C.2.2.1(d) out of the Maintenance Account to pay Operating Expenses and
                           (ii) at the end of such Operating Year there is Net Operating Income for such Operating Year, then the Net Operating Income for such Operating Year shall first be used to repay to the Maintenance Account the amount of money drawn therefrom during such Operating Year pursuant to Exhibit C.2.2.1(d).

         C.2.3   Operating Payment.

                 C.2.3.1 Fixed Operating Payment. If the first Operating Year is less than six (6) months, the Fixed Operating Payment for the first Operating Year shall be $275,000.00 prorated on the basis of the number of days during such period and the Fixed Operating Payment for the second Operating Year shall be $275,000.00. Thereafter, for each Operating Year, the Fixed Operating Payment shall be the Base Amount for such Operating Year as increased by the Add-On-Sum for such Operating Year. If the first Operating Year is six (6) months or longer, the Fixed Operating Payment for the first Operating Year shall be $275,000.00 prorated on the basis of the number of days during such period and the Fixed Operating Payment for the second Operating Year and each Operating Year thereafter shall be the Base Amount for such Operating Year as increased by the Add-On-Sum for such Operating Year. For each Operating Year the Fixed Operating Payment is an Operating Expense that shall be paid to Operator in equal monthly installments on or before the 5th day of each month.

                           (1) The Base Amount for each Operating Year shall be the Fixed Operating Payment for the immediately preceding Operating Year.

                           (2) The Add-On-Sum for each Operating Year shall be the greater of (i) the sum determined by multiplying the Base Amount for such Operating Year by five percent (5% or (ii) the sum determined by multiplying the Base Amount for such Operating Year by a fraction, the numerator of which is the positive amount, if any, by which the "CPI" published next preceding October 1 of such Operating Year exceeds the "CPI" published next preceding October 1 of the immediately preceding Operating Year and the denominator of which is the "CPI" published next preceding October 1 of the immediately preceding Operating Year.

                           (3) "CPI" shall mean the United States Consumer Price Index for All Urban Consumers (also known as the CPI-U) - United States Average (1967=100), as published bimonthly (or if the same shall no longer be published bimonthly, on the most frequent basis available) by the Bureau of Labor Statistics, U.S. Department of Labor (but if such is subject to adjustment later, the later adjusted index shall be used), or if such publication should be
                           discontinued, the "CPI" shall then refer to such comparable statistics on changes in the cost of living for urban consumers as the same may be computed and published (on the most frequent basis available) by an agency of the United States or by a responsible financial periodical of recognized authority, as selected by Operator and Owner. For reference purposes, the "CPI" was 328.4 as of
                           January   , 1986.

                 C.2.3.2 Variable Operating Payment. For each Operating Year, the Variable Operating Payment shall be twelve percent (12%) of the amount, if any, by which the Operating Income for such Operating Year exceeds $1,500,000.00. The Variable Operating Payment shall be an Operating Expense that is paid to operator at the end of each Operating Year. However, in any Operating Year in which the Operating Expenses (excluding the Variable Operating Payment as calculated in accordance with the first sentence of this Exhibit C.2.3.2) exceed the Operating Income and Seat Use Revenues, the Variable Operating Payment for such Operating Year shall be zero.

                                  EXHIBIT D

                         GENERAL TERMS AND CONDITIONS

D.1 DEFAULT AND TERMINATION

    D.1.1      Events of Default

               D.1.1.1 The occurrence of any of the following shall be an Operator Default:

                        (a) The failure to pay any amounts required to be paid by Operator under this Contract within ten
                              (10) days after notice from Owner that such amounts are delinquent.

                        (b) The failure of Operator to substantially perform or observe any of the other material obligations, covenants, agreements, or conditions to be performed or observed by Operator under this Contract within sixty (60) days (subject to the provisions of Exhibit D.10.3 relating to force majeure) after notice from Owner of such failure; provided, that if such performance or observance cannot reasonably be accomplished within such sixty (60) day period, then the failure to commence such performance or observance within such sixty (60) day period and (subject to the provisions of Exhibit D.10.3. relating to force majeure) to diligently prosecute such performance or observance to conclusion.

                        (c) The filing by Operator of a voluntary petition in bankruptcy or (ii) the adjudication of Operator as a bankrupt; the approval as properly filed by a court of competent jurisdiction of any petition or other pleading in any action seeking reorganization, arrangement, adjustment, or composition of, or in respect of, Operator under the Bankruptcy Code, or any other similar state or federal law dealing with creditor's rights generally; or the appointment of a receiver, trustee or other similar official for Operator or its property, unless within ninety (90) days after such approval of filing or appointment Operator causes such appointment to be stayed or discharged.

                        (d) If at any time during the Term, Owner is not in default under this Contract and the amount of money that Owner has actually paid in the aggregate subsequent to the Opening Date pursuant to Exhibit C.2.2.1(a) (i) for Operating Losses exceeds the amount of money that Owner has received in the aggregate since the opening Date pursuant to both Exhibit C.2.2.2(a) and Exhibit
                              C.2.1 for Owner's Operating Income Allocation and Owner's Seat Use Allocation by $5,000,000.00 (such event is herein called a "Performance Failure"). For purposes of this calculation only, Operating Losses shall not include (2)(i) any payments out of the Maintenance Account, (ii) the lesser of any Operating Losses incurred during the first five (5) Operating Years or $1,000,000.00, (iii) any Operating Losses that arise out of or attributable to events of force majeure or a condition that is common to the national or local operating arena industry.

               D.1.1.2 The occurrence of any of the following shall be an Owner Default:

                        (a) The failure to pay any amounts required to be paid by Owner under this Contract, including without limitation, (i) the Public Capital Costs, including the Development Fee, (ii) Operating Losses that Owner is obligated to pay pursuant to the provisions of this Contract, (iii) required contributions to the Maintenance Account and the Construction Trust Fund, (iv) the Operating Payment and (v) ad valorem taxes pursuant to Exhibit D.8.2.3. within ten (10) days after notice from Operator that such amounts are delinquent.

                        (b) The failure by Owner to substantially perform or observe any of the other material obligations, covenants, agreements, or conditions to be performed or observed by Owner under this Contract within sixty (60) days (subject to the provisions of Exhibit D.10.3 relating to force majeure) after notice from Operator of such failure; provided, that if such performance or observance cannot reasonably be accomplished within such sixty (60) day period, then the failure to commence such performance or observance within such sixty (60) day period and (subject to the provisions of Exhibit D.10.3 relating to force majeure) to diligently prosecute such performance or observance to conclusion.

                        (c) The condemnation or any attempted condemnation of Operator, any portion of the Premises that adversely affects the operations or income of the Premises, or any of Operator's rights under this Contract.

                        (d) The commencement of construction or upgrade by Owner of any other arena, amphitheatre, coliseum or stadium [other than exhibition or convention facilities or what is now known as the Miami Baseball Stadium (if it remains an open air, unairconditioned facility used principally for baseball) and the Orange Bowl] at which events could be presented that would be substantially similar to events that could be presented at the Arena and for which there would then be seating comparable to the seating of the Arena, whether or not such construction or upgrade is financed in whole or in part by Convention Development Tax Revenues, without Operator's prior written approval, which Operator may withhold in Operator's sole discretion.

                        (e) (i) Any law or governmental rule or regulation, or action of Owner, that restricts or limits the imposition or collection of the Seat Use Charge including, but not limited to, any such law or governmental rule or regulation, that requires the imposition of a charge per seat or ticket (other than sales taxes) and that requires payment of the proceeds therefrom to an entity other than Owner and Operator and the failure of Owner within sixty (60) days thereafter to modify this Contract in a manner that results in Operator being entitled to receive the same amount of income as Operator was entitled to receive prior to the restriction or limitation of the Seat Use Charge or (ii) the imposition or assessment of any ad valorem or similar such taxes on the Arena or the Project Land or this Contract that are in excess of the amount of such taxes that Owner is obligated to pay pursuant to Exhibit D.8.2.3 and the failure of Owner within sixty (60) days thereafter to successfully contest the imposition of such taxes or to modify this Contract in a manner that is acceptable to Owner and Operator which acceptance may be witheld in either's party's sole discretion.


                        (f) A default by Owner under the terms of the Block 44/57 Agreement or a termination of the Block 44/57 Agreement.

          D.1.2   Termination

                  D.1.2.1 Upon the occurrence of an Operator Default of the type described in Subparagraph D.1.1.1(a) or an Owner Default of the type described in Subparagraph D.1.1.2(a), the non-defaulting party shall have the right to give to the defaulting party notice ("Final Notice") of its intention to terminate this Contract after the expiration of a period of ten (10) days from the date such Final Notice is effective pursuant to Exhibit D.10.6, and upon expiration of such ten (10) day period and payment of the Termination Fee, this Contract shall terminate. If, however, either within such ten (10) day period or prior to payment of the Termination Fee, the defaulting party cures such default by paying all such amounts as may be required to be paid by the defaulting party hereunder, then this Contract shall not terminate by reason of such Final Notice.

                  D.1.2.2 Upon the occurrence of an Operator Default of the type described in Subparagraph D.1.1.1(b) or (d) or an Owner Default of the type described in Subparagraph D.1.1.2(b), the non-defaulting party shall have the right to give to the defaulting party notice ("Final Notice") of its intention to terminate this Contract after the expiration of a period of sixty (60) days (subject to the provisions of Exhibit D.10.3 relating to force majeure) from the date such Final Notice is effective pursuant to Exhibit D.10.6, and upon expiration of such sixty (60) day period and payment of the Termination Fee, this Contract shall terminate. If, however, either within such sixty (60) day period or prior to payment of the Termination Fee, the defaulting party cures such default, or if such default cannot reasonably be cured within such sixty (60) day period, and the defaulting party begins to cure such default during such sixty (60) day period and (subject to the provisions of Exhibit D.10.3 relating to force majeure) diligently prosecutes such cure to a successful conclusion, then this Contract shall not terminate by reason of such Final Notice.

                  D.1.2.3 Upon the occurrence of an Operator Default of the type described in Subparagraph D.1.1.1(c) or an Owner Default of the type described in Subparagraphs D.1.1.2 (c) or (d) or (e) or (f), the non-defaulting party [i.e. Operator in the case of D.1.1.2(c) or (d) or (e) or (f) and Owner in the case of D.1.1.1(c)] shall have the right to terminate this Contract upon written notice to the defaulting party and payment of the Termination Fee. Moreover, in the event of an Owner Default of the type described in Subparagraph D.1.1.2(f), Operator shall have the right to give to Owner a Loss of Rights Notice, as such term is defined in Exhibit D.8.12. Upon delivery of such Loss of Rights Notice, owner" shall have those rights and obligations designated in Exhibit D.8.12.

                  D.1.2.4 On the seventeenth (17th), and thirtieth (30th) anniversaries of the first September 30 following the Opening Date, as such dates may be extended in the manner hereinafter provided in this Subparagraph D.1.2.4; (each of which anniversaries is herein called a "Cancellation Date"), Owner shall have the right to terminate this Contract, with or without cause, provided that Owner is not in default under this Contract and that the following conditions have been satisfied: (i) not less than nine (9) months nor more than fifteen
                              (15) months prior to a Cancellation Date, Operator has received a written notice that Owner intends to cancel this Contract on the next following Cancellation Date; (ii) on the Cancellation Date, Operator receives a written notice terminating this Contract and an amount of money equal to the Termination Fee. If Owner does not exercise its right to deliver notice of intent to cancel this Contract within such six
                              (6) month period, or having exercised such right, if owner fails to pay Operator the Termination Fee on or before the Cancellation Date, then owner's right to terminate this Contract with respect to such Cancellation Date shall expire.

                              If at anytime during the term of this Contract an event of force majeure (as such term is defined in Exhibit D.10.3) occurs and as a result, the Arena or a material portion thereof can not reasonably be used for the purposes permitted under this Contract or attendance is substantially reduced then each Cancellation Date shall be extended by the number of days since the Opening Date on which the Arena or material portion thereof can not be so used or attendance is so reduced.

                  D.1.2.5 If Operator terminates this Contract pursuant to Subparagraphs D.1.2.1, D.1.2.2 or D.1.2.3 or if Owner terminates this Contract pursuant to D.1.2.1, D.1.2.2., D.1.2.3 or D.1.2.4, then contemporaneously with such termination
                              Owner shall pay the Termination Fee to Operator.

               D.1.3 Damages. Owner and Operator recognize that the profits to be realized by Operator under this Contract are difficult, if not impossible, to accurately ascertain on the date hereof. Moreover, Owner recognizes that the Private Capital was procured and provided to the Project upon Operator's reliance that Operator would operate and manage the Arena for the full Term. Owner and Operator recognize that an early termination of this Contract can reasonably be anticipated to cause Operator to fail to recover a portion of Operator's Private Capital and to forego a portion of Operator's expected profit. Any damages due as a result of this Exhibit D.1.3 shall be as provided for in Exhibits D.1.4 and D.1.6.3.

               D.1.4     Termination Fee.

                         D.1.4.1 Except as specifically provided in this Exhibit D.1.4, the Termination Fee shall be an amount of money equal to the sum of (a) the greater of (x) Operator's Decoma Amount or (y) the product of (i) seven and one-half (7 1/2) times (ii) the average amount of all money payable to Operator under this Contract (excluding the Fixed Operating Payment but including the Variable operating Payment, Operator's Operating Income Allocation and Operator's Seat Use Allocation) during each of the five (5) highest income years during the Term plus (b) any money that Operator has advanced in accordance with the provisions of this Contract to pay for any Operating Expenses [other than payment of Operating Expenses by Operator pursuant to Exhibit C.2.2.1(a)(ii) and C.2.2.1(c)] or Extraordinary Replacement and Repair Expenses or to cure or attempt to cure any Owner Default and that has not been reimbursed to Operator out of Owner's Operating Income Allocation or Owner's Seat Use Allocation together with interest thereon at the rate of Prime plus 2 1/2% per annum from the date of its expenditure until paid to Operator less (c) any money that (i) Owner has advanced in accordance with the provisions of this Contract to pay for those specific Operating Expenses that pursuant to Exhibit C.2.2.1(a)(ii) and 2.2.1(c) are to be paid by Operator or to cure any Operator Default after Final Notice and (ii) has not been reimbursed to Owner together with interest as provided for in Exhibit C.2.2.2(b).

                              The "five highest income years" shall be those five Operating Years in which the highest amount of money was received by Operator or if there are less than five Operating Years in which money was received by Operator, then the number of Operating Years in which money was received by Operator. "Operator's Decoma Amount" shall be $7,121,000.00.

                  D.1.4.2 If any of the following specific events occur the amount of the Termination Fee shall equal the sum of Operator's Decoma Amount and the amount calculated pursuant to Exhibit D.1.4.1(b) and
                              (c): (i) if Owner terminates the Contract at anytime before the eighteenth (18th) Operating Year because of an Operator Default that is a Performance Failure; or (ii) if Owner terminates the Contract at anytime prior to the eleventh
                              (11th) Operating Year because of an Operator
                              Default that constitutes a "willful failure"; or
                              (iii) if Owner terminates the Contract at anytime prior to the eleventh (11th) Operating Year because of the Operator Default described in Exhibit D.1.1.1(c)(i); or (iv) if Operator terminates this Contract at anytime before the eighteenth (18th) Operating Year because of an Owner Default described in Exhibit D.1.1.2(e).

                  D.1.4.3 If any of the following specific events occur, the amount of the Termination Fee shall equal the sum of Operator's Decoma

                                   Amount [as reduced by Four Hundred Thousand and No/100 Dollars ($400,000.00) for each Operating Year that is prior to termination and after the seventeenth (17th) Operating Year] plus the amount calculated pursuant to Exhibit D.1.4.1(b) less the amount calculated pursuant to Exhibit D.1.4.1(c):
                                   (i) if Owner terminates the Contract at
                                   anytime after the seventeenth (17th)
                                   Operating Year because of an Operator
                                   Default that is a Performance Failure; or
                                   (ii) if Operator terminates this Contract at anytime after the seventeenth (17th) Operating Year because of an Owner Default described in Exhibit D.1.1.2(e).

                          D.1.4.4 If any of the following specific events occur, the amount of the Termination Fee shall equal the sum of Operator's Decoma Amount [as reduced by Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) for each full Operating Year that is prior to Termination but after the tenth (10th) Operating Year and prior to the eighteenth
                                   (18th) Operating Year and Four Hundred
                                   Thousand and No/100 Dollars ($400,000.00) for each full Operating Year that is prior to termination but after the seventeenth
                                   (17th) Operating Year] plus the amount
                                   calculated pursuant to Exhibit D.1.4.1(b) less the amount calculated pursuant to Exhibit D.1.4.1(c): (i) if Owner terminates the Contract at anytime after the eleventh
                                   (11th) Operating Year because of an Operator
                                   Default that constitutes a "willful failure" or (ii) if Owner terminates the Contract at anytime after the eleventh (11th) Operating Year because of the Operator Default described in Exhibit D.1.1.1(c)(i).

                          D.1.4.5 If any of the following specific events occur, the Termination Fee shall equal only the amount calculated pursuant to Exhibit D.1.4.1(b) and (c): (i) if Owner terminates the Contract at anytime after the eleventh (11th) Operating Year because of both an Operator Default that is a Performance Failure and an Operator Default that satisfies the following conditions: Operator is obligated pursuant to the Contract to make the following payments, has the ability out of Operating Income received by it during the then current Operating Year to make any such payments and deliberately elects not to make any such payments. Such payments are the payment to Owner pursuant to Exhibit C.2.2(a) of Owner's Operating Income Allocation and pursuant to Exhibit C.2.1 of Owner's Seat Use Allocation, payment of the insurance premiums for the insurance described in Exhibit E and payment of the Annual Replacement Fund Payment.

                          D.1.4.6 If any of the following specific events occur, the amount of the Termination Fee shall be the amount specified in Exhibit
                                   D.1.4.1 reduced by Four Hundred Thousand and
                                   No/100 Dollars ($400,000.00) for each
                                   Operating Year prior to termination and
                                   after the seventeenth (17th) Operating Year:
                                   if Owner terminates the Contract at anytime because of an Operator Default described in Exhibit D.1.1.1(a) or D.1.1.1(b) or
                                   D.1.1.1(c)(ii).

                          D.1.4.7 If this Contract is terminated by Owner or Operator, pursuant to Exhibit E.6.2, the Termination Fee shall be the amount specified in Exhibit E.6.2.

                          D.1.4.8 If this Contract is terminated by Operator because of an Owner Default described in Exhibit D.1.1.2(c) that is a condemnation of all of the Premises, then the Termination Fee shall be the sum of the portion of the condemnation award made to Operator or to which Operator is entitled pursuant to the Block 44/57 Agreement for its contractual interests in the Premises plus an amount calculated pursuant to

                                  Exhibit D.1.4.1(b) less an amount calculated pursuant to Exhibit D.1.4.1(c).

                         D.1.4.9 The term "willful failure" as used in this Exhibit D.1.4 shall mean when Operator has the ability out of Operating Income received by it during the then current Operating Year to perform its obligations under this Contract but deliberately elects without justification not to perform such obligations.

               D.1.5 Surrender. Upon the termination of this Contract for any reason and payment to Operator of any applicable Termination fee, (i) Operator and all persons claiming by, through, or under Operator hereunder shall promptly surrender and vacate the Premises to Owner, (on an "as is" basis) leaving all of the equipment, supplies, manuals, and inventories; (ii) Operator shall transfer or assign (and Owner shall expressly assume) to Owner, or to Owner's designee, without recourse or warranty of any kind on Operator, all of the rights and obligations under all contracts or agreements concerning the Premises or the use thereof between the Operator and any other person, firm, corporation or other entity, such assignment to be effective as of the date of such termination; (iii) any disbursement that, but for such termination would have been made to Operator under the provisions of Exhibit C hereof, shall be prorated as of the date of such termination and paid pursuant to Exhibit C; and
                         (iv) all obligations incurred by Operator within the scope of its authority to perform the Work will be assumed by Owner, or Owner's designee, and Owner will hold Operator harmless in connection therewith after the date of such termination. The provisions of this Exhibit D.1.5 shall survive termination of this Contract.


               D.1.6     Alternative Remedies.

                         D.1.6.1 If Operator uses any of its own funds to pay for any Operating Expenses [other than payment of Operating Expenses by Operator pursuant to Exhibit

                                  C.2.2.1(a)(ii) and (c)] or Extraordinary
                                  Replacement and Repair Expenses after demand has been made on Operator to make such payments or to cure or attempt to cure any Owner Default, all sums so expended by Operator shall be payable upon demand, and if not so repaid, such sums shall bear interest and shall be repaid as provided in Exhibit C.2.2.2(b), and, to the extent now or hereafter permissible under law, shall be secured by a lien in favor of Operator on Owner's Seat Use Allocation and Owner's Operating Income Allocation and on Owner's interest in the Premises. Owner's interest in the Convention Development Tax Revenues shall be used to discharge Owner's obligations under this Contract to the extent it is permissible under the Bonds or under any bonds that may hereafter be issued to finance the cost of constructing an exhibition center. Owner acknowledges that Operator has no obligation to use any of Operator's own funds to pay for any Operating Expenses [other than payment of Operating Expenses by Operator pursuant to Exhibit C.2.2.1(a)(ii) and (c)] or Extraordinary Replacement and Repair Expenses or to cure or attempt to cure any Owner Default.

                                  If Owner uses any of its own funds to pay for those specific Operating Expenses that pursuant to Exhibit C.2.2.1(a)(ii) and (c) are to be paid by Operator or to cure or attempt to cure any Operator Default, all sums so expended by Owner shall be payable upon demand, and if not so repaid, such sums shall bear interest and shall be repaid as provided in Exhibit C.2.2.2(b), and, to the extent now or hereafter permissible under law, shall be secured by a lien in favor of Owner on Operator's Seat Use Allocation and Operator's Operating Income Allocation.

                     D.1.6.2 In addition to all other remedies hereunder, Operator and Owner shall have the right to pursue all equitable remedies including injunction and relief in the form of mandamus.

                     D.1.6.3  The remedies provided under Subparagraphs
                              D.1.2.1, D.1.2.2, D.1.2.3, D.1.6.1 and D.1.6.2 in
                              the event of an Owner Default or an Operator
                              Default shall be the sole and exclusive remedies available to the parties hereunder. Except for the Termination Fee and any amount to be reimbursed under Subparagraph D.1.6.1, payable hereunder, neither Owner or Operator shall ever be liable to the other, or to any other person, on account of any act or omission, taken or omitted to be taken, for any amount of damages, or any other monetary obligation whatsoever, which is in excess of the actual amount of cash proceeds actually recovered under the policies of liability insurance provided to be maintained pursuant to Exhibit E of this Contract. Under no circumstances whatsoever shall Owner or Operator, under any theory of action or recovery, ever be liable for, or obligated to pay or to satisfy any judgment for, any damages or other monetary obligations whatsoever that is in excess of the amount of such cash proceeds, plus, in the case of Owner, the Termination Fee and any amount to be reimbursed under Subparagraph D.1.6.1. None of the officers, directors, constituent partners, employees, elected officials, or agents of Owner or Operator or any Operator Affiliate shall ever be personally liable for, or obligated to pay, or to satisfy any judgment for, any damages or any other monetary obligation whatsoever under any theory of action or recovery, on account of an Owner Default or an Operator Default.

D.2  EQUAL EMPLOYMENT OPPORTUNITY

     D.2.1 Minority Employment and Investment. Operator shall perform its obligations under Exhibit A hereto.

D.3  RELATIONSHIP OF PARTIES

     D.3.1 Independent Contractor. Notwithstanding anything in this Contract to the contrary, no partnership or other business relationship is established between Owner and Operator other than that of Owner and independent contractor.

     D.3.2          Owner Representative

                    D.3.2.1 Owner, by written notice to Operator, shall designate one (1) person to be the Owner Representative, who shall be authorized to act on behalf of Owner under this Contract. Owner shall have the right, from time to time, to change the person who is the Owner Representative by giving Operator written notice thereof. The Owner Representative's review or approval, or agreement to the performance, of the Work or any portion thereof, or the furnishing of materials or equipment shall, subject to the terms of this Contract, in no way relieve Operator of its responsibility for the performance of the Work or for the adequacy of such materials and equipment.

                    D.3.2.2 Owner shall designate one (1) person, who may be the Owner Representative, to be the person (the "Emergency Representative") to expedite the obtaining of all governmental permits, licenses, certificates, and other approvals for the efficient performance of the Work. Owner shall have the right, from time to time, to change the person who is the Emergency Representative by giving

                         Operator written notice thereof. Owner shall use its best efforts to assure that the Emergency Representative is on call for the benefit of Operator twenty-four (24) hours a day and that the Emergency Representative has the authority to expedite all such approvals, permits, licenses, certificate, and the like to the full extent permitted by applicable Legal Requirements.

     D.3.3 Operator Representative. Operator, hereby designates C. Dean Patrinely to be the Operator Representative, who shall be authorized to act on behalf of Operator under this Contract, Operator shall have the right, from time to time, to change the person who is the Operator Representative by giving Owner written notice thereof. Any action, consent or approval by Operator Representative under this Contract shall be binding on Operator. The Operator Representative's review or approval, or agreement to any matter under this Contract shall, subject to the terms of this Contract, in no way relieve Owner of its obligations under this Contract.

D.4  TITLE AND NAMES

     D.4.1 In General. Owner shall hold a leasehold interest in all of the Project Land pursuant to the Block 44/57 Agreement except for the permitted encumbrances set forth in Exhibit G attached hereto, throughout the Term. Owner shall hold fee simple title to the entire Arena.

     D.4.2 Names. Owner shall have the right to designate the name for the Arena provided that such name is commercially reasonable and can be marketed, and subject to the reasonable approval of Operator. Operator shall have sole and exclusive right, power and authority, without Owner approval, to designate all other names relating to parts of the Arena or any part of the Premises, and, as provided in Exhibit D.7.5, to negotiate, execute and perform all contracts, use agreements, licenses and other agreements with person or entities including Operator Affiliates relating directly or indirectly to the sale, marketing promotion and use in whatever nature of all names (including the name of the Arena), trademarks, logos and similar intangible property relating to the Premises or any part thereof. All payments received by Operator or Owner from name designation and any such contracts agreements and licenses shall be Operating Income.

D.5  STANDARDS OF PERFORKANCE

     D.5.1 Development/Construction Standards. Operator shall perform the Work in a good and workmanlike manner continuously and diligently in accordance with generally accepted standards in the United States for development, design, construction management, engineering, and construction practice for construction of arena complexes similar to the Arena, using qualified, careful and efficient workers and subcontractors and in substantial conformity with the provisions of this Contract and the Plans and Specifications.

     D.5.2     Operating Standards.

               D.5.2.1 The Arena shall be generally used for performance purposes, including without limitation, use as an arena, recreation facility, performance hall, and all other similar or related uses.

               D.5.2.2 Operator shall maintain the Arena in good condition, reasonable wear and tear excepted, and shall continue maintenance procedures which will keep the Arena in good condition and working order, reasonable wear and tear excepted. Operator may, without Owner approval, incur any Extraordinary Repair and Replacement Expenses provided that such expenditures (i) occur within or after the expectancy periods specified therefor on
                         Exhibit I or (ii) are necessary in the reasonable judgment of Operator, for the promotion of the health, safety or welfare of persons using the Arena or (iii) are emergency in nature or (iv) are necessary to comply with the provisions of agreements with third parties relating to the Arena which agreements have been approved by Owner. Before incurring other Extraordinary Repair and Replacement Expenses,
                         Operator shall
                         obtain the approval of Owner. Such approval shall not be unreasonably withheld and shall be deemed given unless specifically disapproved in writing within 30 days after a written request therefor from Operator.

               D.5.2.3 No use of the Arena shall be permitted without a reasonable charge for such use.

               D.5.2.4 Operator shall use reasonable efforts to require that all events, performances and other uses of the Arena shall be in keeping with the purposes described in
                         D.5.2.1 for which the Arena is to be used.

               D.5.2.5 Operator shall use reasonable efforts to require that all persons using the Arena or attending events therein comply with all Legal Requirements of all governmental authorities having jurisdiction over the operation of the Arena, or any part thereof, including those of the City and any requirements or regulations established by Operator.

               D.5.2.6 Notwithstanding the provisions of this Exhibit D.5 or other pertinent provisions of this Contract to the contrary, Operator's standards of performance, maintenance and repair each Operating Year shall be in conformity with that standard to which a good operator could operate given the monetary limits set forth in the Approved Operating Expense Budget for such Operating Year.

     D.5.3     General Performance Standards

               D.5.3.1 Operator shall perform the Operating Work in accordance with the laws, rules and regulations of all governmental bodies having jurisdiction over such Operating Work, or any part thereof; provided, however, that if any such law, rule or regulation enacted after the Opening Date necessitates any structural change in the Arena, as constructed, Owner shall be responsible, at its sole cost and expense, for complying with such law, rule or regulation.

               D.5.3.2 All obligations of Operator arising under, from, or by reason of this Contract shall be promptly and fully paid and discharged at or prior to the times specified for payment or performance; provided, however, that nothing herein shall prohibit Operator from contesting in good faith the validity of any claim made against Operator. Upon the conclusion of any such dispute, by final non-appealable judgment, or otherwise, Operator shall promptly pay and discharge any obligation which is determined to be due and owing.


D.6 PROJECT BUDGET, PROJECT CONSTRUCTION PROGRAM; APPROVED OPERATING EXPENSE BUDGET; OWNER'S REVIEW AND APPROVAL

     D.6.1     Changes to the Project Budget

               D.6.1.1 The Project Budget included in the Project Construction Program attached to Exhibit B as
                         Schedule 1 is hereby approved by Owner. Operator shall have the right, with the approval of Owner, which consent shall not be unreasonably withheld, to revise any line item in the Project Budget, except the line item for the Development Fee, to take advantage of any cost savings in any other line item, including any contingency, of the Project Budget, provided that
                         (a) the Budgeted Project Cost is not increased and (b) the capacity, utility, quality and appearance of the Arena is not materially adversely affected thereby.

     D.6.2     Changes to the Project Construction Program

               D.6.2.1 The Project Construction Program attached to Exhibit B as Schedule 1 is hereby approved by Owner. Operator shall have the right, with Owner's approval, which consent shall not be unreasonably withheld, to make such changes to the Project Construction Program, including without limitation, the Construction Contract and the plans and specifications for construction of the Arena, as Operator reasonably determines are necessary to attempt to execute the entire Project at a cost not in excess of the Budgeted Project Cost, provided that the capacity, utility, quality, and appearance of the Arena, if developed and constructed in conformity with such changes would not be materially adversely affected.

               D.6.2.2 Owner shall not have the right to make any changes to the Project Construction Program unless approved by Operator, which approval operator may withhold in its reasonable discretion.

     D.6.3     Initial operating Expense Budget and Approved
               Operating Expense Budget

               D.6.3.1   The Initial Operating Expense Budget attached hereto as
                         Schedule 2 to Exhibit B has been approved by owner.
                         At least ninety (90) days prior to commencement of each Regular Budgeted Year and Special Budgeted Year, Operator shall submit to owner for Owner's review and approval an Operating Expense budget setting forth an estimate of the Operating Expenses that Operator estimates will be incurred during such Operating Year. Such budget when approved by owner in accordance with the provisions of Exhibit D.6.4.1 and as may be revised in accordance with such Exhibit D.6.4.1 is herein called the "Approved Operating Expense Budget".

         D.6.4   Standards for Owner's Review and Approval

                 D.6.4.1 Owner acknowledges that in order to meet the deadlines established by the Project Construction Program for the performance of the Development Work and the Construction Work, and in order to accomplish the efficient performance of the Operating Work Operator may, to the extent, if any, Owner approval is specifically required under this Contract, submit matters to Owner in stages for approval. Upon receipt of any matter submitted by Operator for review and approval, whether a revision to the Project Budget, a revision to an element of the Project Construction Program, any contract with an Operator Affiliate for which Owner approval is required under Exhibit D.7 the Operating Expense budget described in Exhibit D.6.3.1 above or revisions to the Approved Operating Expense Budget or otherwise, Owner shall review the same and shall promptly (but in any event within ten (10) calendar days after such receipt) give Operator notice of Owner's approval or disapproval, setting forth in detail all reasons for any disapproval. Owner's right to disapprove any such matter submitted shall be limited to the elements thereof (i) which do not conform substantially to matters previously approved, or in the case of contracts, which contain material provisions less favorable to Owner and Operator than were contained in drafts previously approved by Owner, (ii) which are new elements not previously presented and Operator is unable to demonstrate, in the reasonable judgment of the Owner that such new element is reasonably necessary for performance of the Work, or (iii) which depict matters that are violations of this Contract or applicable Legal Requirements. If no response from Owner is delivered to Operator within ten (10) calendar days after the submission of a particular matter (other than the Operating Expense budget described in Exhibit D.6.3.1 for which the time period shall be thirty (30) calendar days), or any re-submission thereof as hereinafter provided, such matter shall be deemed approved. In the instance of an Operating Expense budget for a Regular Budgeted Year, if Owner, exercising reasonable judgment, disapproves the proposed budget then the Approved Operating Expense Budget for such Operating Year shall be deemed to be the same as the Approved Operating Expense Budget for the immediately preceding Operating Year as increased by an inflation factor of 5%. In the instance of an Operating Expense Budget for a Special Budgeted Year, if Owner exercising reasonable judgment disapproves the proposed budget, then the Approved Operating Expense Budget for such Operating Year shall be deemed to be the same as the Approved Operating Expense Budget for the immediately preceding Operating Year with the following modification: (i) the amount specified in such budget for salaries, employee benefits and related expenses, advertising/promotion and other miscellaneous costs shall be the Barebones Administrative and Promotional Amount for such Operating Year.

                 D.6.4.2 If Owner disapproves of a particular matter, Operator shall have the right, within sixty (60) days after the date Operator receives notice of such disapproval, to resubmit such matter to Owner, altered to satisfy Owner's basis for disapproval. Any re-submission shall be subject to review and approval by Owner in accordance with the procedures described in Subparagraph D.6.4.1 for an original submission, until the same shall be approved, or deemed approved, by Owner.

                 D.6.4.3 Owner and Operator shall attempt in good faith to resolve any disputes concerning the approval of any aspect of the Work expeditiously, so as not to delay the performance of the Work in accordance with this Contract.

                 D.6.4.4  Notwithstanding anything contained in this Paragraph
                          D.6.4 to the contrary, Operator shall submit the proposed final plans and specifications for the construction of the Arena and the performance of the remainder of the Construction Work as an integrated whole to Owner for Owner's review and approval. Owner's review and approval of the proposed final plans and specifications, and Operator's re-submission of the same, shall be subject to the standards of review set forth in D.6.4.1 for other matters, elements of which have been previously approved, except that Owner shall have thirty (30) days after the original submission of the proposed final plans and specifications as an integrated whole in which to review and approve or disapprove such proposed final plans and specifications. The final plans and specifications that are approved by Owner shall be the Plans and Specifications.

D.7 ASSIGNMENT AND SUBCONTRACTS FOR PORTIONS OF THE WORK

         D.7.1 Performance of the Development Work. Operator shall have the right to enter into an assignment or subcontract with Barker Interests Limited, a Texas limited partnership ("BIL"), with BIL's affiliate, BIL Development, Inc., HSA Management Inc. ("HSA"), or any Operator Affiliate for the performance of some or all of the Development Work.

         D.7.2 Performance of the Construction Work. Operator shall have the right with Owner approval to enter into the Construction Contract.

         D.7.3 Performance of Operating Work. Operator shall have the right to enter into an assignment or subcontract with HSA Management Inc. ("HSA") or any venture in which HSA or an HSA affiliate is a venturer, for the performance of some or all of the Operating Work.

         D.7.4 Contracts for Use of Arena. Operator shall have full and exclusive power and authority, without Owner approval, to negotiate, execute, and perform (a) contracts, use agreements, licenses and other agreements with persons or entities (including Operator Affiliates) who desire to schedule events or performances, telecasts, broadcasts or other transmissions in, from or to the Premises or who desire otherwise to use the Premises or any part thereof and (b) contracts, use agreements, licenses and other agreements with persons or entities (including Operator Affiliates) that otherwise pertain to the use, operation and occupancy of the Premises or any part thereof in the Arena or the Premises.

                 No Owner approval shall be required in connection with the negotiation, execution and performance of any of the contracts, agreements and licenses described in this Exhibit
                 D.7.4 except that Owner shall have the right to approve the execution of any of those contracts, agreements and licenses described in Exhibit D.7.4(a) and (b) that (i) are with an Operator Affiliate and (ii) schedule events or performances in the Arena for more than 20 days during any one Operating Year ("Required Approval Agreements"). Such Owner approval shall
                 (i) be given by the Chairman of Owner or his designee, (ii) not be unreasonably withheld and (iii) be subject to the standards for Owner review and approval set forth in Exhibit
                 D.6.4. Any contracts, agreements or licenses described in Exhibit D.7.4(a) and (b) with Operator Affiliates other than the Required Approval Agreements are herein called "Unapproved Affiliate Use Agreements"; such Unapproved Affiliate Use Agreements shall be subject to the following annual review process. On or before ninety (90) days after the end of each Operating Year, Operator shall furnish to Owner all data reasonably needed by Owner to make its annual review and analysis of Unapproved Affiliate Use Agreements. In such annual review and analysis, Owner shall compare the group of Unapproved Affiliate Use Agreements in such Operating Year with the group of those agreements, contracts, and licenses described in Exhibit D.7.4 (a) and (b) that are not with Operator Affiliates ("Unaffiliated Use Agreements") in such Operating Year. In its analysis, Owner shall not compare specific agreements from the group of Unaffiliated Use Agreements with specific agreements from the group of Unapproved Affiliate Use Agreements. Instead, Owner shall compare the aggregate standards, requirements and potential for contribution to Operating Income in each group of agreements. If in the reasonable judgment of the Owner, such standards, requirements and potential for Operating Income are not comparable, and as a result, in the reasonable judgment of the Owner (taking into consideration the rental rate for other events which could reasonably have been scheduled instead of those events scheduled pursuant to Unapproved Affiliate Use Agreements), the amount of Operating Income was less than if such standards, requirements and potential were comparable then Owner and Operator shall exercise their good faith efforts to determine what payment, if any, in their reasonable judgment should be made by Operator to Operating Income and shall also establish mutually acceptable procedures to insure that all future Unaffiliated Use Agreements, as a group in each Operating Year, and Unapproved Affiliate Use Agreements, as a group in each Operating Year, are comparable.

         D.7.5 Advertising Contracts. Operator shall have full and exclusive power and authority, without Owner approval, to negotiate, execute, and perform (a) contracts, use agreements, licenses and other agreements with persons or entities for the use of advertising space at or on the Premises or any part thereof and all advertising rights of whatever kind and nature related thereto and (b) contracts, use agreements, licenses and other agreements with persons or entities for the sale, promotion, marketing and use in whatever manner of all names, trademarks, tradenames, logos and similar intangible property relating to the Premises or any part thereof. Any contracts, licenses or other agreements described in this Exhibit D.7.5 that are with Operator Affiliates shall be treated (for purposes of Owner approval)

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                 in the same manner as provided in Exhibit D.7.4 for Unapproved
                 Affiliate Use Agreements.

         D.7.6 Concessions. Subject to the prior written approval of Owner, Operator shall have the full and exclusive power and authority to operate, to assign or subcontract such right to operate, and to negotiate, execute, and perform assignments and subcontracts with persons or entities including Operator Affiliates (herein such assignment(s) and subcontract(s) are collectively called "Concession Agreement(s)" and any such persons or entities are herein called "Concessionaire(s)") for the operation of, including, but not limited to, (a) concessions for the sale of food, beverages, souvenirs, novelties and programs and (b) skyboxes, clubs and restaurants, at and within the Arena. In approving any such Concessionaire Agreement and Concessionaire, Owner and Operator shall take into account Concessionaire's financial strength, economic commitment to the Project which may include equity investment; commitment to minority involvement, reputation, and business experience including experience in providing concession services for similar projects and other sports and entertainment facilities in Florida and elsewhere. Owner shall approve Concession Agreements that comply with the following requirements:

                 (i) No Concession Agreement shall be for a term in excess of twenty (20) years.

                 (ii) The percentage of gross sales from the operation of the concessions, clubs, skyboxes and restaurants that shall be (a) deemed included within Operating Income, if Operator operates such concessions, clubs, and restaurants, or (b) payable to Operator as Operating Income, under any Concession Agreement, shall be within then acceptable industry limits or practices, and which on the date of execution of this Agreement shall be no less than thirty-two and one half percent (32 1/2%) of Concessionaire's gross receipts from sales of food and beverages (with increases to such percentage as may be justified by total gross sales), ten percent (10%) of such gross receipts from sales of candy and tobacco, fifteen percent (15%) of such gross receipts from food and beverages sales to skyboxes, and thirty-seven and one half percent (37 1/2%) of the Concessionaire's net receipts from the sale of souvenirs and novelties at the Arena, and with such other terms as are consistent with then acceptable industry limits or practices.

                 (iii) Such operation of such concessions, clubs, skyboxes and restaurants shall otherwise be upon terms and conditions for such businesses under similar circumstances at the time any such Concession Agreement is executed.

                 (iv) There shall be included within Operating Income the amount, if any, by which payments in equipment or money to Operator or an Operator Affiliate (other than payments to Operator or an Operator Affiliate in consideration of the sale, transfer, assignment or pledge of an ownership interest in Operator or an Operator Affiliate or loans to Operator or an Operator Affiliate) in connection with any Concession Agreement prior to the Opening Date are in excess of $2,000,000.00. Operating Income shall not include and Owner shall have no right, title or interest in or liability for (a) the first $2,000,000.00 of any such payments (provided that if such $2,000,000 is in the form of equipment, the value placed on such equipment must be acceptable to Owner and such $2,000,000 of equipment must be free of liens) or (b) any payments to Operator or an Operator Affiliate by a concessionaire or affiliate of a concessionaire in the form of a loan or an equity contribution or payment in consideration of the sale, transfer exchange, assignment or other hypothecation of an ownership or profits interest in Operator or an Operator Affiliate.

         D.7.7.  Use and Advertising Contracts.

                 In connection with any of the contracts, agreements and licenses described in Exhibits D.7.4 and 7.5, Operator shall have the full and exclusive power and authority, without Owner approval, to grant to any contracting party (other than an Operator Affiliate and a party to a Concession Agreement) a right to participate in the Net Operating Income of the Project provided that 57.5% of such participation is paid out of Operator's Operating Income Allocation and 42.5% of such participation is paid out of Owner's Operating Income Allocation.

         D.7.8. Sales, Assignments, and Pledges. Operator shall have the right to sell, assign, collaterally assign, pledge, hypothecate or otherwise transfer and encumber ("Transfer") any or all of its rights to receive any compensation or income hereunder. Operator shall have the right to Transfer up to eighty-five percent (85%) of the ownership interests, distributive shares of income, allocable shares of tax losses, or other partnership interests in Operator, so long as Decoma Venture (or a limited partnership in which Decoma Venture is the sole general partner) remains the sole general partner of Operator. No Transfer or assignment or subcontracting of Operator's obligations under this Contract shall relieve Operator from any of its obligations hereunder, including without limitation Operator's obligation to pay the Private Capital Costs.

         D.7.9 Removal of General Manager. If at anytime after the first five (5) Operating Years there are three (3) consecutive Operating Years in which the amount of Operating Loss paid by Owner exceeded an average of $750,000.00 per each such Operating Year, (subject to force majeure and the impact of any competing facility) then Operator shall, if requested to so in writing by Owner, remove the on-site general manager of the Arena.

D.8 OWNER OBLIGATIONS

         D.8.1   Exclusive and Non-Competition Agreement.

                 D.8.1.1 Owner shall not enter into any agreement with any other person or entity (i) to develop, construct, manage, or operate the Arena, (ii) to negotiate, execute or perform contracts with persons or entities who desire to exhibit or perform in the Arena, (iii) to negotiate, execute, or perform contracts for the use of advertising space within the Arena or on the Project Land, or (iv) to operate concessions within the Arena or on the Project Land; Operator shall have the exclusive power, authority, and responsibility to perform all of the acts described in Clauses (i) through (iv) of this Subparagraph D.8.1.1.

                 D.8.1.2 Owner shall not facilitate, encourage, participate in, or finance the construction or operation of any other arena, amphitheater, coliseum or stadium (other than exhibition or convention facilities [or what is now known as the Miami Baseball Stadium (if it remains an open air, unairconditioned stadium used principally for baseball) and the Orange Bowl]) at which events could be presented that would be substantially similar to events that could be presented at the Arena and for which there would then be seating comparable to the seating at the Arena, whether or not such construction or upgrade is financed in whole or in part by the Convention Development Tax Revenues, without Operator's prior written approval, which Operator may withhold in its sole discretion.

         D.8.2.  Site Acquisition and Ad Valorem Taxes.

                 D.8.2.1 After consulting with Operator, and upon Operator's advice, Owner shall acquire, or shall cause the City or the County to acquire, all of the real property and interests in real property necessary to assemble the Project Land, with due diligence, by purchase or by exercise of the power of eminent domain, if necessary, in accordance with the Project Construction Program, and shall use its best efforts to do so at a cost not in excess of the amount budgeted therefor in the Project Budget.

                 D.8.2.2 Owner or, at Owner's direction, the City with assistance of Operator shall acquire, abandon, relocate, and condemn all rights-of-way, easements, and other property interests, so as to deliver all of the real property and interests in real property necessary for the efficient performance of the Work on the Project Land.

                 D.8.2.3 Owner shall be responsible for paying, and shall pay prior to delinquency the first $300,000.00 of ad valorem taxes that are payable each Operating Year in connection with the Premises and the Arena.

         D.8.3 Expedited Approvals and Sales Tax Exemptions. Owner recognizes the importance or expeditious review and approval of all matters submitted to Owner for review and approval and of expeditious approval of the Work by all governmental authorities having jurisdiction thereover. Owner agrees to exercise its rights of review and approval hereunder with due diligence, reasonableness, and good faith. Time is of the essence with respect to all rights of Owner to review and approve matters under this Contract. In addition, Owner shall use its best efforts to expedite the Project's review and approval by the City, and all other governmental entities having jurisdiction over the Project, including without limitation, the granting of all permits, licenses, certificates, zoning variances, and other governmental approvals. Owner shall join with Operator in connection with obtaining for the benefit of the Arena any applicable sales tax exemptions.

         D.8.4 Discriminatory Legal Requirements. Owner shall use its best efforts to assure that the Arena and Operator shall not be subject to any Legal Requirements enacted by the City after the date hereof that are not, in their effect, generally applicable to businesses in the City of Miami, Florida.

         D.8.5 Operating Losses. Except as specifically provided in Exhibit C.2.2.1(a)(ii), Owner shall be responsible for paying, and shall pay, all Operating Losses.

         D.8.6 Extraordinary Replacement and Repair. Owner shall be responsible for paying, and shall pay, all Extraordinary Replacement and Repair Expenses to the extent funds are not available therefor in the Replacement Fund and the Maintenance Account.

         D.8.7 Maintenance Account. Owner has established a Maintenance Account with Sun Bank-Miami, N.A., which account has a balance of $700,000.00 on the date hereof and into which account
                 Owner shall cause to be deposited funds as provided in the documents issued in connection with the Bonds and this Contract. The Maintenance Account may be used only to fund Operating Losses, Extraordinary Replacement and Repair Expenses for which funds are not available in the Replacement Fund, to pay amounts due to the Operator under Paragraph C.2.2.2(b) of this Contract, to pay Owner and Operator pursuant to Exhibit C.2.2.2(c) and for such other uses as Owner and Operator shall agree. From and after the date on which there have been three (3) consecutive Operating Years in which there is no Operating Loss and provided that the amount of money that has theretofore been deposited in the Maintenance Account equals at least $3,000,000.00 Owner's obligation to make payments into the Maintenance Account shall cease. Thereafter Owner shall have the right to withdraw funds from the Maintenance Account for the exclusive purpose of paying construction costs for a new exhibition center provided that after withdrawal of any such funds the aggregate of the balance of funds in the Maintenance Account is at least $3,000,000.00.

         D.8.8 Construction Trust Fund. Owner shall deposit all of the net proceeds of the Bonds, after making all other disbursements required under the terms of the agreements pursuant to which the Bonds were issued, plus (i) all insurance proceeds in respect of any casualty or loss to the Arena after completion of the Construction Work, (ii) any condemnation proceeds, and
                 (iii) all grants, gifts, contributions and other collections made in respect of the Arena during the Term, into the Construction Trust Fund. Owner shall use the Construction Trust Fund only for the purpose of paying Project Costs.

         D.8.9 Investment of Funds. Owner shall cause the Maintenance Account and the Construction Trust Fund to be continuously invested and reinvested by the Trustee, to the extent practicable (but readily available in order to meet the obligations of Owner under this Contract), in direct obligations of the United States of America. All income realized from such investment will be deposited into the Maintenance Account in the proportion that the amount in the Maintenance Account bears to the total amount in both such funds, and into the Construction Trust Fund in the proportion that the amount in the Construction Trust Fund bears to the total amount in both such funds.

         D.8.10 Seat Use Charge. There shall continuously be imposed a Seat Use Charge in the amount of at least 75 cents per seat for the use of each seat in the Arena. Increases in the Seat Use Charge shall be as mutually agreed upon by Owner and Operator.

         D.8.11 Convention Development Tax Revenues. Subject to the Bonds, "the Miami Sports and Exhibition Authority Subordinate Obligation Note Series 1985, and any bonds that may hereafter be issued to finance construction of an exhibition center, Owner hereby pledges to Operator all of its rights, titles and interests in and to all Convention Development Tax Revenues received or to be received in the future and shall cause such to be used exclusively to pay Public Capital Costs and thereafter to be used exclusively for the benefit of the Premises, operating expenses of Owner and necessary expenses relating to an exhibition center.

         D.8.12 Block 44/57 Agreement. Owner shall perform all obligations of lessee under the Block 44/57 Agreement and under any leasehold mortgage that may be obtained by lessee in accordance with the provisions of such Agreement. Upon any default in performance of such obligations or a termination of such Block 44/57 Agreement, Operator may deliver to Owner a written notice "Loss of Rights Notice") stating that Owner shall have only those rights and interests hereafter specified in this Exhibit D.8.12. From and after delivery of a Loss of Rights Notice, (i) Owner shall have no right to receive Owner's Seat Use Allocation, Owner's Operating Income Allocation or any other money arising out of, from or connected with the

                 Premises; (ii) Owner shall no longer have any right or interest in the Maintenance Account or Replacement Fund for the purposes and to the extent specified in this Contract;
                 (iii) the Convention Development Tax Revenues that pursuant to this Contract have been dedicated to the Arena and Owner's Allocation of Operating Income and Owner's Seat Use Allocation for each Operating Year shall be paid directly to a fund ("Operator Fund") established by the City Of Miami ("City") or its successor and used to fund Owner's obligations under this Contract for such Operating Year; (iv) subject to the requirements of the preceding subparagraph (iii), City shall have the right to withdraw that portion of the funds in the Operator Fund in excess of three million ($3,000,000.00) dollars (provided that at the time of such withdrawal and at the time of any future withdrawal there is a balance then in the Operator Fund of at least three million ($3,000,000.00) dollars) and use such withdrawn funds as City, in its sole discretion, deems appropriate and Operator, at no time, shall have any right to the portion of funds in the Operator Fund in excess of three million ($3,000,000.00) dollars; (v) City (or in the instance in which the Owner has not been dissolved, a successor governmental entity appointed by the City for such purpose) shall make disbursements out of the Operator Fund and the Maintenance Account in the same manner and for the same purposes that the Owner is obligated under this Contract; (vi) subject to the preceding subparagraphs, all rights, interests, obligations, covenants, restrictions and requirements of the Owner under the Block 44/57 Agreement shall become the rights, interests and (subject to the limitations on liability set forth in Section 18.1 of the Block 44/57 Agreement and Exhibit
                 D.1.6.3 of this Contract) the obligations, covenants, restrictions and requirements of Operator and all rights and interests of the Owner under this Contract shall become the rights and interests of the City or whoever is then lessor under the Block 44/57 Agreement; and such rights and interest shall be self operative with no further agreement between City and Operator being necessary to effect the same. Upon an Operator Default under this Contract or the Block 44/57 Agreement, City shall have the right to terminate this Contract and the Block 44/57 Agreement and pay to Operator an amount of money equal to the lesser of the Termination Fee or the amount of money in the Maintenance Account, Operator Fund and available to Operator through Operator's claim on the Convention Development Tax Revenues. Subject to the provisions of this Exhibit D.8.12, proceeds remaining in the Operator Fund after Operator has been terminated by the City pursuant to Owner's right to terminate Operator under this Contract shall be the City's to be used as the City deems appropriate. The City, and its successors and assigns, shall have no liability for failure of the Owner to fulfill any of Owner's obligations under this Contract and Operator's sole remedy shall be either: (a) to terminate this Contract and collect the Termination Fee solely from any funds then remaining in the Operator Fund and to the extent permissible under the Bonds in the Maintenance Account and available through Operator's claim on the Convention Development Tax Revenues; or (b) to continue as Operator under this Contract and the Block 44/57 Agreement with Operator having all rights and obligations of Operator under this Contract and the Block 44/57 Agreement and Owner's obligations. under the Block 44/57 Agreement subject to the provisions of Section 4.2(i), (ii),
                 (iii), (iv), (v), (vi) of the Block 44/57 Agreement, and being permitted to occupy the Arena and the Project Land so long as there exists no condition that constitutes an Operator Default under this Contract and the Block 44/57 Agreement and all Annual Rentals, all Additional Rent and other payments due the City under the Block 44/57 Agreement, if it was in effect, are made on a timely basis.

         D.8.13 Bond Documents. Notwithstanding anything in the Contract to the contrary, so long as the Bonds and the Miami Sports and Exhibition Authority Subordinate Obligation Note Series 1985 remain outstanding, the amounts received by Owner pursuant to the Contract shall in no event exceed the maximum allowable in the opinion of the owner's bond counsel under federal law to maintain the tax exempt status of the Bonds and the Miami Sports and Exhibition Authority Subordinate Obligation Note Series 1985. Unless an opinion is obtained by Owner's bond counsel allowing such funds to be paid to Owner or a designee of Owner, any moneys in excess of such amount shall be paid to the Operator and its successors.

D.9 INSPECTIONS, BOOKS, RECORDS, ACCOUNTS AND AUDITS

         D.9.1 Inspection. Owner shall have the right, upon reasonable notice to Operator, to inspect the Project and all parts thereof, from time to time, by inspectors designated in writing by the Owner Representative. No such inspection shall relieve Operator of any of its obligations hereunder. Neither failure to inspect nor failure to discover or reject any of the Work that fails to comply with any provisions of this Contract shall be construed to imply owner's acceptance of such Work or to relieve Operator of any of its obligations hereunder.
                 Owner agrees that its right of inspection shall be used reasonably and in a timely manner so as not to delay the orderly performance and completion of the Work.

         D.9.2 Books, Records and Accounts. Operator shall keep, or cause to be kept, proper books, records and accounts in Miami in which complete and correct entries shall be made of all transactions pertaining to the Work and the Arena in accordance with generally accepted accounting principles. Such matters pertaining to the Development Work and the construction Work will be kept in Houston, Texas and those matters pertaining to the Operating work shall be kept in Miami, Florida.

         D.9.3   Statements and Audits.

                 D.9.3.1 Within one hundred fifty (150) days after completion of construction of the Arena, Operator shall furnish to owner a preliminary audit prepared by an independent firm of certified public accountants of national reputation, covering all of the Development Work and the Construction Work and on the date on which all final Public Capital Costs and Private Capital Costs are known, a final audit shall be prepared and furnished to Owner. Any shortages or overpayments of any of the Public Capital Costs, including without limitation the Development Fee or any of the Private Capital Costs, disclosed by the audit shall be promptly adjusted and paid. Thereafter Owner and Operator shall have no further liability, one to the other in respect of the payment of the Public Capital Costs or the Private Capital Costs.

                 D.9.3.2 After the Opening Date, Operator shall furnish to Owner unaudited quarterly statements of Operating Income received and Operating Expenses incurred in connection with the Arena not later than the last day of the month next following the month in which such Operating Income is received and such Operating Expenses are incurred.

                 D.9.3.3 Operator shall furnish to owner, not later than ninety (90) days after the end of each Operating Year, an audit prepared by an independent firm of certified public accountants of national reputation acceptable to, and certified to, both owner and operator, covering the operations and accounts of the Arena for the preceding Operating Year (or with respect to the first year of operation, the period from the opening Date to commencement of the first full Operating Year). Any shortages or overpayments of Owner's Seat Use Allocation, Operator's Seat Use Allocation, Owner's Operating Income Allocation and operator's operating Income Allocation disclosed by the audit shall be promptly adjusted and paid.

D.10 MISCELLANEOUS

         D.10.1 Standard of Care. Operator shall use reasonable efforts to take all precautions which are deemed reasonably necessary and adequate against any conditions created during the progress of Operator's activities hereunder which involve a risk of bodily harm to persons or risk of damage or loss to any property. Operator shall regularly inspect all work, materials, and equipment in an attempt to discover any such hazardous conditions. Owner shall have the right to inspect during regular business hours the Premises and all maintenance records. Operator is an independent contractor hereunder, and any provision of this Contract that may appear to give Owner or the Owner Representative the right to direct Operator as to the details of performing the Work shall be deemed to mean that Operator shall follow the desires of Owner or the Owner Representative in the results of the Work only, and not in the means whereby the Work is to be accomplished. Operator shall have complete and authoritative control as to the details of doing the Work. Neither the agents, representatives, nor employees of Operator, nor those of any of its subcontractors, shall be deemed to be the agents, representatives or employees of owner.

         D.10.2. Emergency Services and Expenditures. Without owner's prior approval of the performance thereof or the amount to be expended therefor, Operator shall have the right to perform all emergency repairs or services immediately necessary for the preservation and safety of the Arena, or to avoid the suspension of any substantial and important service to the Arena, or to avoid or prevent immediate danger to life or property, and whether or not the cost thereof is set forth in any budget (provided that for any situation that is not life threatening, such amount is not reasonably anticipated by Operator to exceed $50,000.00). However, Operator shall, if at all possible, secure owner's prior approval of the performance of any such repair or service and the expenditure of any such amount, by telephone or in writing, as the circumstances reasonably allow, and in any event, Operator shall give owner verbal notice of the performance of such repairs or services and the expenditure of such amounts as soon as practicable under the circumstances. Thereafter, as soon as practicable, Operator shall give owner written notice of the details and expenses thereof.

         D.10.3 Force Majeure. Except as otherwise expressly provided in this contract, neither party shall be obligated to perform and neither shall be deemed to be in default hereunder, if performance of a non monetary obligation is prevented by the occurrence of any of the following (herein called "force majeure" or "event of force majeure") acts of God, strikes, lockouts, other industrial disturbances, acts of the public enemy, laws, rules and regulations of applicable governmental bodies, wars or warlike action (whether actual, impending, or expected and whether de jure or de facto), arrest or other restraint of government (civil or military), blockades, insurrections, riots, epidemics, landslides, lightening, earthquakes, fires, hurricanes, storms, floods, washouts, civil disturbances, explosions, breakage or accident to equipment or machinery, confiscation or seizure by any government or public authority, nuclear reaction or radiation, radioactive contamination, or any other causes, whether for the kind herein enumerated or otherwise, that are not reasonably within the control of the party claiming the right to delay performance on account of such occurrence.

         D.10.4 Future Development of Phase II. Subject to the further provisions of this Exhibit D.10.4, Operator agrees to assist Owner to continue to proceed with the plan to develop and construct a permanent exhibition facility pursuant to Owner's Request for Proposals which selected Operator to develop both Phase I (the Arena Project) and Phase II (the Exhibition Center Project in Park West). Operator and Owner agree to use their best efforts to develop Phase II (as such project is further defined in a mutually acceptable manner) and enter into all necessary agreements for the development of Phase II when adequate funding is obtained or identified for use in the Phase II, provided however that nothing herein shall be construed to require the performance of the owner or the Operator to enter into such agreements, nor shall Owner or Operator be required to fund the Phase II Project if funds are not reasonably available to it, nor shall Operator, by the terms of this Agreement become entitled to or obtain any vested rights in or claim designation as the developer of Phase II. Operator specifically agrees that in the event City or Owner elects to build an exhibition center without Operator, Operator shall waive and denounce and be deemed to have waived and denounced any and all rights it may have had as a result of Owner's Request for Proposal process and upon request will execute documents confirming such waiver.

         D.10.5 Governing Law. This Contract shall be governed by the laws of the state of Florida, and venue shall be in the City of Miami, Dade County, Florida.

         D.10.6 Notices. Any notice provided, or permitted, to be given under this Contract must be in writing and may be served (i) by depositing the same in the United States mail addressed to the party to be notified, postage pre-paid, registered or certified mail, return receipt requested; (ii) by delivering the same in person to such party; or (iii) by pre-paid telegram, telex, private or commercial telecopy, or Federal Express or similar delivery service. Notice given in accordance with (i) above, shall be effective three (3) days after being deposited in the U.S. mail. Notice given in accordance with (ii) or (iii) above shall be effective upon receipt at the address of the addressee. For purposes of notice, the addresses of the parties shall be as follows:

                 If to Owner:     Miami Sports and Exhibition
                                    Authority
                                  300 Biscayne Boulevard Way
                                  1120 DuPont Plaza Center
                                  Miami, Florida 33131
                                  Telex No.:
                                  Telecopy No.:


                 With a copy
                 to:              Robert N. Sechen
                                  Blackwell, Walker, Fascell & Hoehl
                                  2400 AmeriFirst Building
                                  One S.E. Third Avenue
                                  Miami, Florida 33131
                                  Telex No.:52-2798
                                  Telecopy No.:305-372-1468
                 If to
                 Operator:        C. Dean Patrinely
                                  Decoma Venture
                                  5151 San Felip-2, Suite 1400
                                  Houston, Texas 77056

                 With a copy
                 to:              Francis J. Coleman
                                  James B. Rylander
                                  Vinson & Elkins
                                  3300 First City Tower
                                  1001 Fannin
                                  Houston# Texas 77002-6760
                                  Telex No.: 762146 VESS HOU
                                  Telecopy No.: 713-651-2346

                 From and after Opening Date a copy of all notices to Operator must also be sent to:

                                  HSA Management, Inc.
                                  P. 0. Box 288
                                  Houston, Texas 77001


                 With a copy
                 to:              Denis C. Braham
                                  Dow, Cogburn & Friedman
                                  The Coastal Tower
                                  Nine Greenway Plaza
                                  Suite 2300
                                  Houston, Texas 77046
                                  Telecopy No.: 713-626-3030

                                  and to:

                                  General Manager
                                  Miami Arena
                                  Miami, Florida


         D.10.7 Entire Agreement. This Contract constitutes the entire agreement, and supersedes any and all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         D.10.8 Non-Waiver. No waiver or waivers by either party hereto of any breach or default of any provision hereunder shall be deemed a waiver of any other provision hereof or a waiver of any subsequent or continuing breach or default unless such waiver is specifically agreed to in writing. No payment made under this Contract (i) shall be, or be construed to be, final acceptance or approval of that part of the Work to which such payment relates or any other part of the Work, (ii) shall relieve the Operator of any of its obligations hereunder with respect thereto, or (iii) shall constitute a waiver of, or otherwise affect, the covenants and warranties of the Operator.

         D.10.9 Captions. The captions used in this Contract are for convenience only and shall in no way define, limit, or describe the scope or intent of this Contract or any part thereof.

         D.10.10 Use of Certain Words. The use of the words "hereof", "herein", "hereunder" and words of similar import shall refer to this entire Contract and not to a particular paragraph or provision of this Contract, unless the context clearly indicates otherwise.

         D.10.11 Severability. If any term or provision of this Contract, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Contract or the application of such term or provision to the persons or circumstance other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Contract shall be valid and be enforced to the fullest extent permitted by law.

         D.10.12 No Third Party Beneficiaries. The terms and Provisions of this Contract shall inure to the benefit of and be enforceable by the parties hereto and their permitted assignees, and no third parties shall succeed to any right hereunder or be benefitted hereby.

         D.10.13 Governmental Imposition. If any political entity or authority alleges during the Term of this Contract that the Operator has acquired any interest under this Contract that is subject to an ad valorem tax and imposes or attempts to impose such tax on any such interests, Operator shall pay this same prior to delinquency; however, Operator shall have the right to contest any such imposition. Moreover, the amount of any such tax and costs incurred in contesting imposition of such tax shall be considered Operating Expenses.

         D.10.14 Attorneys' Fee. In the event either party defaults in the performance of any of the terms, conditions or agreements contained in this Contract and the other party places the enforcement of this Contract, or any part thereof, or the collection of any sums due, or to become due, hereunder or delivery or recovery of the Premises, in the hands of an attorney who files suit upon the same (either by direct action or counterclaim) and should such non-defaulting party prevail in such suit, the defaulting party shall pay the other party's reasonable attorney's fee. Any such attorney's fees shall not be considered Operating Expenses.

         D.10.15 Conflicts of Interest; MSEA and City Representatives and Officers and Directors of Operator Not Individually Liable.
                 No member, official, representative or employee of Owner shall have any personal interest, direct or indirect, in this Contract nor shall any such member, official, representative or employee participate in any decision relating to this Contract which affects his or her personal interest in any corporation, partnership or association in which he or she is, directly or indirectly, interested. No member, official, representative or employee of Owner shall be personally liable to the Operator or any successor in interest to the Operator, in the event of any default or breach by Owner, or for any amount which may become due to the Operator or its successor in interest, or on any obligations under the terms of this Contract. No member, representative, director, agent or representative, partner, Shareholder, officer or employee of Operator or any Operator Affiliate shall be personally liable to the Owner or the City or any successor in interest to the Owner or the City, in the event of any default or breach by Operator or any Operator Affiliate or for any amount which may become due to the Owner or City or their successors in interest, or on any obligations under the terms of this Contract.

                                   EXHIBIT E

                                   INSURANCE



E. 1. INSURANCE COVERAGE. To the extent available on commercially reasonable terms, Operator shall obtain, and maintain, or cause to be obtained and maintained, on behalf of Owner, Operator and the other parties specifically referenced below, the following insurance coverages, the cost of which (including but not limited to the cost of premiums, deductibles and claims processing) shall be included in Operating Expenses unless otherwise provided. If at anytime the insurance required by this Exhibit E is not available on commercially reasonable terms, whether as to the amounts of such insurance or the risk protected against thereby, it will not constitute an Operator Default hereunder if Operator, together with the good faith assistance of City, develops an alternative risk finance plan capable of providing substantially equivalent protection on behalf of City, Owner, Operator and other parties specifically referenced below to substantially the same extent as the insurance coverage contained herein.

        E.1.1. INSURANCE COVERAGE BY CONTRACTOR AND SUBCONTRACTORS DURING CONSTRUCTION WORK. Operator shall, prior to the commencement of any construction at the Project Land, cause the Contractor specified in the Construction Contract to provide, and thereafter keep in full force and effect until completion of the Construction Work (or as otherwise provided in the Construction Contract), as a part of Contractor's costs under such Construction Contract, the insurance coverages hereinafter specified in this Exhibit E.1.1; such coverages shall be in primary and/or excess form with limits not less than those set out below with insurers licensed to do business in the State of Florida and under forms or policies acceptable to Operator, Owner, and/or the City. Operator covenants and agrees that no construction shall be commenced at the Project Land until Operator- shall have delivered or caused to be delivered to Owner the certificates of insurance for the coverages specified under this Section E.1.1., which shall clearly indicate that the parties required to obtain the insurance under this Section E.1.1. have obtained insurance in the type, amount and classification as required under this Section E.1.1.

                        E.1.1.1. Comprehensive General Liability insurance. Comprehensive general liability insurance or a comparable policy form, naming Contractor as the name insured, and Owner and the City as additional insureds insuring against liability for bodily injury and death and for property damage, in an amount not less than $1,000,000.00 combined single limit per occurrence, if available, and in the aggregate. Such insurance shall contain blanket contractual coverage and shall also provide the following protection:

                                        -        premises/operations coverage;

                                        -        broad form property damage
                                                 liability coverage;

                                        -        completed operations coverage
                                                 for a period of two (2) years
                                                 following the date of
                                                 substantial completion of the
                                                 Work;

                                        -        XCU coverage;

                                        -        independent contractors and
                                                 employees as additional
                                                 insureds; and

                                        -        personal injury protection.

                        E.1.1.2         Automobile Liability Insurance.
                                        Automobile liability and property
                                        damage insurance covering all owned
                                        non-owned and hired vehicles used in
                                        connection with or arising  out of
                                        performance of the Construction
                                        Contract, naming Contractor as the
                                        named insured, and Owner and the City
                                        as additional insureds, insuring
                                        against liability for bodily injury and
                                        death and for property damage in an
                                        amount not less than $1,000,000.00 per
                                        occurrence, if available, and in the
                                        aggregate.

                        E.1.1.3         Workers' Compensation Insurance.
                                        Workers' compensation insurance
                                        providing statutory Florida state
                                        coverage for all persons or entities
                                        employed by Contractor in connection
                                        with the construction at the Premises,
                                        with employer's liability insurance of
                                        not less than $500,000.00 per
                                        occurrence and in the aggregate.

                        E.1.1.4         Umbrella Liability Insurance.
                                        Umbrella  liability insurance naming
                                        Contractor as the named insureds, and
                                        Owner and the City as additional
                                        insureds, in an amount not less than
                                        $20,000,000.00 per occurrence, if
                                        available,, and in the aggregate.
                                        Such policy shall be following form
                                        and written on an excess basis above
                                        the coverages required under E.1.1.1.,
                                        E.1.1.2 and E.1.1.3 above.

        E.1.2. ADDITIONAL INSURANCE COVERAGE BY OPERATOR DURING CONSTRUCTION WORK. In addition to the insurance coverages required to be maintained by Contractor and any subcontractors under Section E.1.1. hereof, operator shall, prior to the commencement of any construction at the Project Land, and continuing until completion of the Construction work,* maintain in effect the following insurance coverages:

                        E.1.2.1. Comprehensive General Liability Insurance. Comprehensive General liability insurance or a comparable policy form, naming Operator as the named insured, and Owner and the City of Miami (the "City"), a municipal corporation of the State of Florida as additional insureds, insuring against liability for bodily injury and death and for property damage, in an amount not less than $1,000,000.00 combined single limit per occurrence, if available, and in the aggregate. Such insurance shall contain blanket contractual coverage and shall also provide the following protection:

                                        -        premises/operations coverage;

                                        -        broad form property damage
                                                 liability coverage;

                                        -        completed operations coverage
                                                 for a period of two (2) years
                                                 following the date of final
                                                 acceptance of the
                                                 Premises;,

                                        -        XCU hazards;

                                        -        independent contractors and
                                                 employees as additional
                                                 insureds; and

                                        -        personal injury protection.

                        E.1.2.2.        Automobile Liability Insurance.
                                        Automobile liability and property
                                        damage insurance covering all owned,
                                        non-owned and hired vehicles used in
                                        connection with or arising out of
                                        performance of this Contract, naming
                                        operator as the named insured, and
                                        Owner and the City as additional
                                        insureds, insuring against liability
                                        for bodily injury and death and for
                                        property damage in an amount not less
                                        than $1,,0000,000.00 per occurrence, if
                                        available, and in the aggregate.

                        E.1.2.3.        Workers' Compensation Insurance.
                                        Workers'  compensation insurance
                                        providing statutory Florida state
                                        benefits for all persons or entities
                                        employed by Operator in connection with
                                        the development and construction at the
                                        Premises, with employer's liability
                                        insurance of not less than $500,000.00
                                        per occurrence and in the aggregate.

                        E.1.2.4.        Builders Risk Insurance.  Builders
                                        Risk  Insurance covering all risks,
                                        subject to policy terms and conditions,
                                        of direct physical loss or damage to
                                        property, materials, equipment and
                                        supplies which are to become an
                                        integral part of the Project, whether
                                        owned by Owner, Operator, Contractor or
                                        subcontractors of every tier, and in
                                        which one or more of same has an
                                        insurable interest, while in transit,
                                        while at the site of the Project
                                        awaiting construction, during
                                        construction, and until passage of
                                        care, custody and control of the
                                        entire.  Project to Operator.  Such
                                        insurance shall be maintained to cover,
                                        as nearly as practicable, the insurable
                                        value of such property, materials,
                                        equipment and supplies at risk, and
                                        shall contain a waiver of subrogation
                                        in favor of Contractor and
                                        subcontractors of every tier for loss
                                        or damage occurring during the
                                        Construction Work and shall name Owner
                                        and Operator as the named insureds, and
                                        Contractor as an additional insured.
                                        Any proceeds payable pursuant to the
                                        insurance coverage required under this
                                        Section E.1.2.4. shall, after first
                                        being disbursed in the manner provided
                                        in the Construction Contract, be paid
                                        to Operator for payment of Project
                                        Costs.  The policy or policies
                                        providing the insurance described in
                                        this Exhibit E.1.2.4 and the
                                        deductibles shall be approved by Owner
                                        and City.

                        E.1.2.5.        Boiler and Machinery Insurance.
                                        Boiler and  machinery insurance in an
                                        amount not less than $1,500,000.00 per
                                        occurrence and in the  aggregate on a
                                        combined basis covering direct property
                                        loss and providing for all  steam,
                                        mechanical and electrical equipment,
                                        subject to the policy terms and
                                        conditions,  naming Owner and Operator
                                        as the named insureds, and Contractor
                                        as an additional insured.

                        Operator covenants and agrees that no construction shall be commenced until Operator shall have delivered to Owner the certificates of insurance for the coverages specified under this Section E.1.2., which shall clearly indicate that the parties required to obtain the insurance under this Section E.1.2. have obtained insurance in the type, amount and classification as required under this Section E.1.2. The insurance required by this Section E.1.2., at the option of Operator, may be effected by blanket and/or umbrella policies issued to Operator, covering the Premises and other properties owned, leased or operated by Operator, provided that the policies otherwise comply with the provisions of this Section E.1.2. From and after completion of the Construction Work and passage of care, custody and control of the entire Project to Operator, Operator shall maintain the insurance required by Section E.1.4. hereof.

        E.1.3. INSURANCE COVERAGE BY DESIGN PROFESSIONALS DURING CONSTRUCTION WORK. Operator shall, prior to the commencement of any construction at the Project Land, provide an architects and/or engineers professional liability policy covering all design professionals working on the Project, with limits of liability of $5,000,000.00 in the aggregate. Such policy shall be maintained in effect until substantial completion of the Construction Work, shall include tail coverage for five (5) years after substantial completion of the Construction Work, and shall be deemed primary to the insurance coverages to be provided by the design professionals, as set forth below. In addition to such professional liability insurance coverage, Operator shall, prior to the commencement of any construction at the Project Land, cause the following design professionals to provide, at such parties' sole cost and expense, the following insurance coverages:

                        E.1.3.1.        Professional Liability Insurance.
                                        Professional liability insurance
                                        covering errors and omissions in design
                                        or work product, with limits of
                                        liability as follows:


                        Lloyd Jones Fillpot/Architect      $1,000,000.00
                                                           in aggregate

                        Crain Anderson, Inc./Architect            $2,000,000.00
                                                                  in aggregate

                        Cruz-Stark Associates/Architect           $ 100,000.00
                                                                  in aggregate

                        Morris Architects/                        $2,000,000.00
                        Graphics Consultant                       in aggregate

                        Walter P. Moore Associates,               $2,000,000.00
                        Inc./Structural & Civil                   in aggregate
                        Engineer

                        SM Engineering, Inc./MEP
                        Engineers

                        Lagomasino, Vital Associates/             $ 250,000.00
                        MEP Engineers                             in aggregate

                        Post, Buckley, Schuh &                    $5,000,000.00
                        Jernigan, Inc./Civil Engineer             in aggregate

                        Law Engineering Testing Co./              $1,000,000.00
                        Geotechnical Investigation                in aggregate

                        Phillips & Brown/Planning and             $ 500,000.00
                        Urban Design                              in aggregate

                        E.1.3.2.        General Liability Insurance.
                                        Comprehensive general liability
                                        insurance, naming each design
                                        professional as the named insured, and
                                        Operator, Owner and the City, as
                                        additional insureds, such insurance to
                                        insure against liability for bodily
                                        injury and death and for property
                                        damage, in the amounts set forth beside
                                        each design professional specified
                                        below.  Such insurance shall contain
                                        blanket contractual coverage and shall
                                        also provide for premises/ operations
                                        coverage, independent contractors
                                        coverage, completed operations coverage
                                        for a period of two (2) years following
                                        the date of final acceptance of the
                                        Premises, and personal injury
                                        protection.  The following design
                                        professionals shall provide such
                                        insurance in combined single limits as
                                        follows:

                        Lloyd Jones Fillpot                     $  500,000.00

                        Crain Anderson, Inc.                    $  300,000.00

                        Cruz-Stark Associates                   $ ___________

                        Morris Architects                       $  500,000.00

                        Walter P. Moore Associates,
                          Inc.                                  $2,000,000.00

                        SMD Engineering, Inc,                   $  500,000.00

                        Lagomasino, Vital &
                          Associates                            $ ___________

                        Post, Buckley, Schuh &
                          Jernigan                              $5,000,000.00

                        Law Engineering Testing
                          Company                               $1,000,000.00

                        Phillips & Brown                        $  500,000.00

         E.1.3.3.       Workers' Compensation Insurance.  Workers'
                        compensation insurance providing statutory Florida state benefits for all persons employed by each design professional in connection with the development and construction at the Premises, with employer's liability insurance of not less than $500,000.00 per occurrence
                        and in the aggregate.   Each such policy of insurance
                        shall contain an acknowledgment by the insurance company that its rights of subrogation have been waived in favor of Owner, Operator and the City.

E.1.4. INSURANCE COVERAGE BY OPERATOR FOLLOWING COMPLETION OF CONSTRUCTION. Operator shall, upon substantial completion of the Project and continuing throughout the remaining Term of this Contract, maintain in effect the following insurance coverages with such deductibles as are commercially reasonable at the time:

               E.1.4.1. Property Insurance. An "All Risk of Physical Loss" form of policy (with Replacement Costs Endorsement) insuring all real and personal property constituting the Premises excluding the foundation (including the expense of the removal of debris of such property as a result of damage by an insured peril), subject to the terms and conditions of the insuring agreements, including coverage for loss or damage by water and flood, with such sublimits as are mutually agreed upon by Owner and Operator. Coverage shall be written on as broad an "All Risk of Physical Damage" form as is commercially available. The Premises and the contents thereof shall be insured to full insurable value. The policy or policies of insurance, if the same contains a co-insurance requirement, shall contain an agreed amount endorsement in an amount reasonably agreed upon by Owner and Operator, provided that the amount set forth in such endorsement shall be sufficient to prevent Owner and Operator from becoming co-insurers in the event of a loss. Such insurance shall name Owner and Operator as the named insureds, and the City as an additional insured.

               E.1.4.2. General Liability Insurance. Comprehensive general liability insurance or a comparable policy form, naming Operator as the named insured, and Owner and the City as additional insureds, insuring against liability for bodily injury and death and for property damage, in an amount not less than $20,000,000.00 combined single limit per occurrence, if available, and in the aggregate. The limits of such insurance can be provided in primary and/or excess form. Such insurance shall include coverage for the Premises and all parking lots, if any, sidewalks and private drives adjoining or appurtenant to the Premises, containing automatic blanket contractual coverage and providing for the following additional protection:

                              -       products and completed operations
                                      coverage;

                              -       broad form property damage liability
                                      coverage;

                              -       personal injury protection;

                              -       sprinkler leakage - water damage legal
                                      liability;

                              - fire legal liability if not otherwise covered under the comprehensive form of public liability insurance; and

                              -       employees as additional insureds coverage.

               E.1.4.3. Automobile Liability Insurance. Automobile liability and property damage insurance covering all owned, non-owned and hired vehicles used in connection with the operation of the Premises arising out of this Contract, insuring against liability for bodily injury and death and for property damage in an amount not less than $5,000,000.00 per occurrence, if available, and in the aggregate. The limits of such insurance can be provided in primary and/or excess form. Such insurance shall name Operator as the named insured, and Owner and City as an additional insured.

               E.1.4.4. Workers' Compensation Insurance. Workers' compensation insurance providing statutory
                              Florida State benefits for all persons or entities employed in connection with the Premises, with employer's liability insurance of not less than $500,000.00 per occurrence and in the aggregate. Such coverage will contain a voluntary workers'
                                compensation endorsement and a broad form all-states endorsement.

                 E.1.4.5. Boiler and Machinery Insurance. At Operator's option, Operator will provide boiler and machinery insurance in an amount not less than $1,500,000.00 per occurrence and in the aggregate on a combined basis covering all steam, mechanical and electrical equipment, boiler explosion and loss of income, subject to the policy terms and conditions, naming Owner and Operator as the named insureds and the City as an additional insured.

                 E.1.4.6. Business Interruption/Loss of Earnings Insurance. Business interruption/loss of earnings insurance in an amount equal to the greater of $2,000,000.00 or an amount equal to the previous Operating Year's Operating Income, naming Operator as the named insured and Owner and City as an additional insured. Any proceeds payable pursuant to the insurance coverage required under this Section E.1.4.6. shall constitute Operating Income during the Operating Year in which such proceeds are received by Operator.

                 E.1.4.7.       Employer's Fidelity insurance.  [To Be Added.]

                 E.1.4.8. Other. Insurance against such other operating risks against which is now or hereafter may be customary to insure in the operation of similar facilities and such additional amounts and types of coverage as may be desirable in the reasonably exercised judgment of Operator.

E-2. POLICIES. Every policy referred to in this Exhibit E shall (a) except for non-payment of premium, provide that no material change, cancellation or termination shall be effective until at least thirty
         (30) days after receipt of written notice thereof has been received by Owner and Operator (and the City, for the coverages required to be maintained pursuant to Section E.1.4 hereeof); (b) provide that such insurance shall not be invalidated by any act or negligence of Owner, Operator, Contractor, any subcontractors or any person or entity having an interest in the Project, nor by any foreclosure or other proceedings or notices thereof relating to the Premises, nor by any change in title to or ownership of the Premises; and (c) include a waiver of all rights of subrogation in favor of Owner and City, its officers, directors, and/or employees and in favor of Operator, it constituent partners and/or employees.

E.3 RESPONSIBLE COMPANIES. All insurance required by any provision of this Exhibit E shall be in such form and shall be issued by such responsible companies licensed and authorized to do business in the State of Florida as are reasonably acceptable to Owner. Any insurance company rated at least "A" as to management and at least "Class X" as to financial strength in the latest addition of Best's Insurance Guide, published by Alfred M. Best Co., Inc., 75 Fulton Street, New York,, New York (or any successor publication of comparable standing) shall be deemed a responsible company and acceptable to Owner.

E.4 COPIES. Operator shall furnish certified true copies of the insurance policies required under Section E.1.4. to Owner and to the City, which shall clearly indicate that the parties required to obtain insurance hereunder have obtained insurance in the type, amount and classification as herein required. Copies of all policies of insurance and renewals thereof shall be furnished by Operator upon request of Owner prior to the effective date thereof. Operator shall use its best efforts to obtain and deliver to Owner certificates of new or renewal policies replacing any policies expiring during the term of this Contract at least thirty (30) days prior to the date of expiration of any policy.

E.5 COOPERATION; ADDITIONAL INSUREDS; PROOF OF LOSS. Operator and Owner shall cooperate, and Operator shall cause Contractor, any subcontractors, and any other parties who have been named as insureds or additional insureds to cooperate, in connection with the collection of any insurance moneys that may become due in the event of loss. Notwithstanding any such inclusion as an insured or an additional insured, the parties hereto agree, subject to the provisions of the Construction Contract, that any losses under all policies of insurance shall be payable, and all insurance proceeds recovered thereunder shall be applied and disbursed, in accordance with the provisions of this Exhibit E. Operator and Owner shall execute and deliver such proofs of loss and other instruments that may be required for the purpose of obtaining the recovery of any such insurance moneys.

E.6 PROCEEDS OF INSURANCE. If, during the term of this Contract, the Premises (including any personal property furnished or installed in, on or about the Premises) are lost, damaged or destroyed by fire or other casualty (including any casualty for which insurance was not obtained or obtainable) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen (all of which shall hereinafter be referred to as a "Casualty"), Operator shall make proof of loss in accordance with the terms of the property insurance policies required to be maintained hereunder, and the proceeds of such policies shall be payable as follows:

         E.6.1. If (i) the amount of the proceeds actually received under such property insurance policies are adequate to repair, restore, replace or rebuild the Premises (hereinafter referred to as "Reconstruction Work"), in the reasonable judgment of Operator, and (ii) there are at least five (5) years remaining in the Term of this Contract, then all amounts payable under the property insurance policies maintained hereunder shall be paid directly to Operator and shall be used by Operator, to the extent required, for the Reconstruction Work so that the Premises shall be restored to a condition comparable to their condition prior to the Casualty. The cost of any Reconstruction Work performed by Operator hereunder shall specifically include a reasonable development fee to be paid to Operator. Operator shall commence the Reconstruction Work as soon as is reasonably practical following the Casualty and thereafter shall diligently prosecute the Reconstruction Work to completion. Operator's obligations to expend money with respect to the Reconstruction Work shall be limited to the amount of the insurance proceeds actually received by Operator hereunder.

         E.6.2. If following any Casualty the amount of the proceeds received under such policies will be inadequate in the reasonable judgment of Operator to pay the costs required to perform the

                          Reconstruction Work, then Owner and Operator shall each have the right to terminate this Contract, exercisable by giving written notice to the other party within three (3) months following the Casualty. Upon any such termination, the proceeds payable under the property insurance policies maintained hereunder shall be paid, first directly to Operator in payment of the amount hereinafter specified, and any remaining amounts shall be paid to Owner. The amount payable to Operator pursuant to this Exhibit E.6.2. shall be as follows:

                          E.6.2.1. If the Casualty occurs prior to the twenty-eighth (28th) Operating Year, an amount of money equal to the Termination Fee specified in Exhibit D.1.4.1.; however, the amount payable pursuant to this Exhibit
                                           E.6.2.1. shall not exceed fourteen
                                           percent (14%) of the amount of
                                           insurance proceeds actually received
                                           as long as the amounts paid pursuant
                                           to this Exhibit E.6.2.1. equal at
                                           least $7,121,000.00;

                          E.6.2.2. If the Casualty occurs after the twenty-seventh (27th) Operating Year and prior to the thirty-third (33rd) Operating Year, an amount equal to the sum of the lesser of Operator's Decoma Amount or the amount specified in Exhibit D.1.4.1(a)(y) plus the amount set forth in Exhibit D.1.4.1(b) minus the amount set forth in Exhibit 1.4.1(c); or

                          E.6.2.3. If the Casualty occurs after the thirty-second (32nd) Operating Year, an amount equal to the amount set forth in Exhibit D.1.4.1(b) minus the amount set forth in Exhibit D.1.4.1.(c).

E.7 DEDUCTIBLES AND PREMIUMS. City shall not be responsible for payment or the premiums, deductibles or retentions in connection with any of the insurance provided for in this Exhibit E; all such premiums, deductibles and retentions shall be Operating Expenses paid in accordance with the provisions of the Miami Arena Contract if incurred after the Opening Date and Project costs if incurred before the Opening Date.

DCOMA:e
9.22.9:30

                                   EXHIBIT F

                         GENERAL DESCRIPTION OF PROJECT

An indoor arena ("Arena") containing approximately 300,000 square feet with a seating capacity of approximately 16,000, on the Project Land of approximately
4.8 acres in Miami, Florida bounded by Northwest 6th and Northwest 8th Streets and by Northwest 1st and North Miami Avenues that is constructed, equipped and ready for operation in the manner reasonably necessary to satisfy the following design criteria:

An arena/coliseum facility consisting of approximately 300,000 square feet of gross building area, not including exterior stairways or landings. The facility will contain both a lower and upper seating bowl. The interior of the building will contain a sub-concourse level which will house offices for administration, concessions, security and primary tenants. The sub-concourse area will be utilized for shipping, receiving, loading and unloading of materials and other related equipment for the presentation of events as outlined below. The interior of the building also will include a concourse level which will house adequate restroom and concessions facilities. The concourse level will also serve as the entrance area to the Arena, as well as to both the lower and upper seating bowls. Also included in the interior building will be a third or uppermost level which will house skyboxes, sound and lighting control, and catwalk access. The facility will be capable of hosting the following events with the respective seating capacities:

1.   Concerts                              16,000 Seats
2.   Circus                                14,500 Seats
3.   Ice Shows                             10,000 Seats
4.   Basketball                            15,500 Seats
5.   Wrestling                             16,000 Seats
6.   Boxing                                16,000 Seats
7.   Rodeo                                 14,500 Seats
8.   Tractor Pull                          14,500 Seats
9.   Mud Bog                               14,500 Seats
10.  Motorcycle ATV Flat Track Racing      14,000 Seats
11.  Motorcycle ATV Course Racing          14,000 Seats
12.  Hockey                                14,500 Seats

         13.  Tennis                                14,000 Seats
         14.  Gymnastics                            15,000 Seats
         15.  Closed Circuit Television             12,500 Seats
         16.  Miscellaneous Meetings                16,000 Seats
         17.  Flat Show                             17,000 Square
                                                    Foot Floor
         18.  Kick Boxing                           15,000 Seats
         19.  Other Family spectacular Shows         8,000-11,000 Seats
         20.  Dog Shows                             15,000 Seats
         21.  Horse/Stock Shows                     14,500 Seats
         22.  Soccer                                14,500 Seats
         23.  Volleyball                            15,000 Seats
         24.  Skating Competitions                  14,500 Seats
         25.  Thrill Shows                          14,500 Seats

         The above seating capacities could vary according to the configuration of the event and are to be used as models only.

As used in the Contract, the term "Project" shall mean and refer to the performance of all of the following: Development Work, (ii) Construction Work,
(iii) Operating Work, (iv) acquisition of, and site work on, the Project Land, and (v) all other matters reasonably incidental to development, construction and operation of the Arena.

         As used in the Contract, the term "Project Land" shall mean the following:

         Tracts "A" and "B" of the Miami Arena Subdivision, according to the Plat thereof, as recorded in Plat Book 129, at Page 55, of the Public Records of Dade County, Florida.





DCOMA:g-l
9.29.2

                                   EXHIBIT G

                             PERMITTED ENCUMBRANCES



                               AS TO ALL PARCELS




         Matters set forth on Plat of NORTH, CITY OF MIAMI, recorded in Plat Book "B", Page 41, of the Public Records of Dade County, Florida.



                              AS TO PARCEL 1 ONLY




         Dade County, Resolution No. R-923-84 regarding special assessments for the "Downtown Component of Metrorail (DCM) Project", recorded August 30, 1984, in Official Records Book 12253, Page 1389, of the Public Records of Dade County, Florida.

                                 EXHIBIT "G"
                                      TO
                        CONSTRUCTION FUNDING AGREEMENT
              CERTAIN DEFINITIONS FOR CONVENIENCE OF BENEFICIARY


         "Notice(s) to Draft" - the written document delivered to Beneficiary in the following instances, as applicable:

                   (a) in each instance in which a Draft against the Letter of Credit is to be made under the terms of Section 3(a)(i) hereof, an Approved Request for Payment for Operator's Share of Construction Costs for a Payment Period (herein sometimes called the "Section 3(a)(i) Notice to Draft"), with the Contractor's Request for Payment signed by both of (i) an individual purporting to be Contractor's Representative and (ii) an individual purporting to be MSEA's Representative (and which may, but need not, be signed by an individual purporting to be Operator's Representative), with the accompanying Contractor's Certificate signed by an individual purporting to be the Contractor's Representative, and (if such Contractor's Request for Payment is not signed by Operator's Representative) with the accompanying MSEA's Certificate signed by an individual purporting to be MSEA's Representative;

                   (b) in the instance (if applicable) in which a Draft is to be made against and exhausting the Letter of Credit under the terms of
Section 3(a)(ii) hereof, a written notice (herein sometimes called the "Section 3(a)(ii) Notice to Draft") to Beneficiary, certifying to Beneficiary and Operator that such Notice to Draft is authorized under Section 3(a)(ii) of this Agreement and authorizing and directing Beneficiary to Draft on the Letter of Credit for the entire amount then available to be Drafted thereunder, and signed by both of (i) an individual purporting to be Contractor's Representative, and (ii) an individual purporting to be MSEA's Representative;

                   (c) in an instance (if applicable) in which a Draft is to be made against and exhausting the Letter of Credit under the terms of Section 3(a)(iii) hereof, a written notice (herein sometimes called the "Section 3(a)(iii) Notice to Draft") to Beneficiary, delivered only within the two-week period (the "Final Two Weeks") prior to the stated expiration date of the Letter of Credit then held by Beneficiary, certifying that such Notice to Draft is authorized under Section 3(a)(iii) of this Agreement and authorizing and directing Beneficiary to Draft on the Letter of Credit for the entire amount then available to be

                                  EXHIBIT H
                     EXTRAORDINARY REPAIR AND REPLACEMENT

CAPITAL REPLACEMENT                               REPAIR            REPLACEMENT

1.  Energy Management and Lighting Controls                          10 years

    Description: A complete system of automatic controls, consisting of both pneumatic and electronic direct digital control technologies for control of the air conditioning system and a complete computerized lighting control system with all components similar to General Electric Company Programmable Lighting System.

    Manufacturers:

    Energy Management System: Johnson, Honeywell, Barber-Coleman, Robert Shaw and MCC Powers
    Lighting Controls:  Johnson, Honeywell, General Electric, others.

2.  Air Handing Equipment                         5 years            15 years

    Description: Includes factory built air handling units, fan coil units, and custom built arena air handling units and all associated parts. All fans shall be tested in accordance with the standards of the Air Moving and Conditioning Association.

    Manufacturers:  Trane, Carrier, York, others.

3.  Arena Curtain and Overhead Support                                3 years

    Description: Curtain for dividing arena bowl into different seating configurations.

    Manufacturers:  Oklahoma City Scenic

4.  Barricade                                                         2 years

    Description: Crowd control barrier for the front of the stage for concerts and other events.

    Manufacturers: None, barricade will be built on site.

5.  Basketball Court                                                  10 years

    Description: Cincinnati "All-Star" Portable basketball court, 3 layer construction with 2" x 3" sleepers, a middle layer of 1/2" plywood, and a maple playing service.

    Manufacturers:  Robbins Inc, others.

6.  Boxing Ring                                   5 years             15 years

    Description: Portable boxing ring complete with ring ropes, mats, canvas, and support structure.

    Manufacturers:  Everlast

    Note:  Included as an alternate in current FF&E budget.

                                  EXHIBIT H
                     EXTRAORDINARY REPAIR AND REPLACEMENT

CAPITAL REPLACEMENT                             REPAIR          REPLACEMENT

7.  Communication Equipment                                      10 years

    Description:  Two-way portable radios, base stations and chargers

    Manufacturers:  Motorola, General Electric and Uniden.

    Note:  Included in current FF&E budget as a lease/purchase item.

8.  Compressors for Ice Rink                                      5 years

    Description:  Reciprocating compressors for ice rink.

    Manufacturers:  York and Carrier

    Note:  Included in current pricing as an alternate.

9.  Concession Equipment                                          10 years

    Description: Various equipment including walk in coolers and freezers, bun warmers, hot dog roller grills, popcorn poppers, etc.

    Manufacturers:  Hobart, Univex, Frislstor, Weaver, Bunn, Deirita, etc.

10. Office Equipment                                              5 years

    Description: Photocopier, word processing equipment, postage machine, postage scale, phone system, phone answering machines, etc.

    Note: Photocopier, word processing equipment, postage machine, postage phone system, phone answering machines are included in FF&E budget as lease/purchase items.

11. Intentionally Omitted

12. Electrical and Mechanical Equipment                           5 years

    Electrical equipment includes all electrical motors over or under 10 horsepower, all raceway, busway, 600 volt wiring, low voltage power limited wiring, wiring devices, motor controllers, motor control centers, distribution panelboards, lighting panelboards, main switchboards, disconnect switches, distribution transformers, distribution switchboards, disconnect switches, fuses, molded case circuit breakers, emergency engine generator, automatic transfer switches, general lighting, lightning protection system, fire alarm system, telephone raceway system, lighting contactors and relays, photocontrols and all equipment specified by the mechanical engineers in division 16 of the Miami Arena specifications and required for the proper functioning engineers in division 16 of the Miami Arena specifications and required for the proper functioning of all electrical systems. Mechanical equipment includes all supports, anchors, sleeves, valves, motors, vibration isolation, insulation, domestic water piping systems, sanitary and storm piping system, drainage pumps, domestic house pumps, domestic water heaters, plumbing fixtures and trim, fire protection piping, automatic fire sprinkler system, fire and jockey pumps, stand pipe and fire hose system, HVAC piping, HVAC pumps, water treatment systems, air cooled condensing units, centrifugal water chillers, cooling towers, air conditioning terminals, electric duct heaters, fans, ductwork, duct accessories, air outlets and all equipment specified by the mechanical engineers in division 15 of the Miami Arena specification and required for the proper functioning of all mechanical systems.

    Manufacturers:  Specified by engineer.

                                  EXHIBIT H
                     EXTRAORDINARY REPAIR AND REPLACEMENT

CAPITAL REPLACEMENT                             REPAIR          REPLACEMENT


13.     Conveying Systems                                         15 years

        Description: Two electric passenger elevators for subcontractors, concourse and skybox level service and one hydraulic service elevator for subconcourse and concourse level service and a pneumatic tube system as described in division 14 of the Miami Arena specifications.

        Manufacturers: Otis, Schindler, Haughton, Westinghouse, Miami Elevator and Montgomery Elevator.

14.     Exterior Finishes

        Description:

        Preformed Wall Panels                                     20 years
        Split Face Concrete block                                 20 years
        Fluted concrete Block                                     20 years
        Fluted concrete Block                                     20 years
        Misc. painting, Handrail, soffits, etc.                   20 years

        Manufacturers:  Preformed Wall Panels.  Robertson, Inryco Inc. E.6.
        Smith
        All others as specified by architect.

15.     Fixed Seating

        Plastic seat and back:                  5 years           15 years
        Upholstered seat and back (Alternate)   3 years           10 years

        Description: Hussey Mfg. Co., Inc. "Sentinel series model S-80680:, riser mounted, fold down, plastic seat and back and blow molded armrests or equal.

        Manufacturers: Hussey Mfg. Co. Inc., American Desk, American Seating Company, Interkal.

16.     Intentionally omitted.

17.     Finishes

        Description: Work as described in Division 9 of the Miami Arena Specifications

        a.  Carpet                              N/A                3 years
        b.  Furring and Lathing
        c.  Portland Cement Piaster
        d.  Gypsum Board
        e.  Ceramic Tile                        5 years           15 years
        f.  Terrazzo Paving (if used)           5 years           15 years
        g.  Acoustical Ceilings                                    5 years
        h.  Resilliant Flooring                 5 years           15 years
        i.  Vinyl Wall Covering                 N/A                5 years

18.     Furnishings

        Includes all office furniture, lockers, custom lockers, skybox furniture, paintings, artwork, press room seating and tables, etc.

                                  EXHIBIT H
                     EXTRAORDINARY REPAIR AND REPLACEMENT

CAPITAL REPLACEMENT                REPAIR                          REPLACEMENT

19.     Ice Machines                                                 2 years

        Description: Automatic ice cube makers located in the concession stands, kitchen, Press lounge, skybox holding kitchens and team club in various sizes.

        Manufacturers:  Scottsman, Manitowoc, others.

20.     Painting

        Description: Work as described in Division 9 of the Miami Arena specifications.

        A.  Exterior Finish Formulas:

            1.  Miscellaneous Iron and Steel members    when needed past 3 years

                Minimum shop applied primer required on all exposed exterior steel.
                a.  Touch up factory or shop applied prime coats.
                b.  One coat 13800 zinc chromate primer.
                c.  Two coats 26xx semi-gloss enamel.

            2.  Miscellaneous galvanized metal
                members                                 when needed past 3 years

                a.  Wash surfaces with mineral spirits or Varsol and let dry.
                b.  One coat 13201 Mirroalc primer.
                c.  Two coats 26xx semi-gloss enamel.

            3.  Galvanized metal handrails              when needed past 3 years

                a.  Wash surfaces with mineral spirits or Varsol and let dry.
                b.  One coat 13201 Mirroalc primer.
                c.  Two coats 70xx alkyd-urethane high gloss enamel.

            4.  Concrete and concrete unit masonry.     when needed past 3 years

                a.  One coat Bloxfil latex filler
                b.  Two coats 36xx latex filler

            5.  Portland cement plaster soffits         when needed past 3 years

                a.  Two coats 15xx acrylic latex paint

            6.  Traffic/lane striping.                  when needed past 3 years

                a.  Two coats Traffic Marking paint.

            7.  Preformed Wall Panels                   when needed past 3 years

        B.  Interior Finish Formulas:

                1.  Miscellaneous iron and steel
                    members.                            when needed past 3 years

                    a.  Touchup shop applied prime coats.
                    b.  Two coats 26xx semi-gloss enamel.

                                  EXHIBIT H
                     EXTRAORDINARY REPAIR AND REPLACEMENT

CAPITAL REPLACEMENT                       REPAIR                  REPLACEMENT

20.  Painting (con't..)

        2.  Miscellaneous galvanized metal members.     when needed past 3 years

            a.  One coat 13800 zinc chromate primer.
            b.  Two coats 26xx semi-gloss enamel.

        3.  Hollow metal doors and frames.              when needed past 3 years

            a.  Touch up prime coat.
            b.  Two coats 26xx semi-gloss enamel.

        4.  Concrete in low traffic areas.              when needed past 3 years

            a.  One coat Bloxfil latex filler.
            b.  Two coats 36xx latex paint.

        5.  Concrete unit masonry.                      when needed past 3 years

            a.  One coat Bloxfil latex filler.
            b.  Two coats 124xx/12402 epoxy gloss coating.

        6.  Wood, i.e., inside cabinets and shelves     when needed past 3 years

            a.  One coat 8801 undercoater.
            b.  Two coats 26xx semi-gloss enamel.

        7.  Gypsum board ceilings and walls.            when needed past 3 years

            a.  One coat 50801 vinyl primer.
            b.  Two coats 23xx eggshell primer.

        8.  Gypsum board ceilings in toilet rooms.      when needed past 3 years

            a.  One coat 50801 vinyl primer.
            b.  Two coats 26xx semi-gloss enamel.

        9.  Gypsum board of ceilings and walls in
            locker room.                                when needed past 3 years

            a.  One coat 50801 vinyl primer.
            b.  Two coats 124xx/12602 epoxy semi-gloss enamel.

        10. Aluminum extrusions; exposed ceiling
            grids.                                      when needed past 3 years

            a.  Two coats 23xx eggshell enamel.

        11. Pre-wallcovering preparation.               when needed past 3 years

            a.  One coat Surface Conditioner

Manufacturers: Devoe & Reynolds Company, Glidden, PPG and Sherwin-Williams and others as specified by architect.

                                  EXHIBIT H
                     EXTRAORDINARY REPAIR AND REPLACEMENT


CAPITAL REPLACEMENT                            REPAIR               REPLACEMENT

21.     Portable Seating                       3 years                 10 years

        Description: Portable folding chairs with cushioned seats and back, and furnished with chair carts.

        Manufacturers:  Clarin, Kruger and others

22.     Roof                                   5 years                 10 years

        Description: Fully adhered EDP11 membrane system secured to roof insulation board within grid nailer system and flashing system, complying with FM class I-90 and UL Class A.

        Manufacturers: Carlisle, Firestone Rubber Guard roofing system and Goodyear Tire & Rubber.

23.     Sound System                                                   10 years

        Description: Arena sound system including speakers, amplifiers, mixing board and accessories and as specified by the engineer in Division 15 of the Miami Arena Specifications.

        Manufacturers:  Altec Lansing, JBL, others.

24.     Spotlights                                                     15 years

        Description:  Strong 1500 watt Xenon Super Trooper.

        Manufacturers:  Strong Manufacturing

25.     Stage Decking and Scaffolding

        Description: Plywood and wood decking supported by lightweight scaffold.

        Manufacturers: Scaffold; Safeway

26.     Structural Steel, Concrete and
        Masonry Units                        when needed             when needed

        Description: Includes cast in place concrete, reinforcing rods, architectural precast concrete, precast concrete seating, mortar, glass masonry units, unit masonry systems, structural steel, steel joists, steel roof deck, steel composite deck, metal stairs, ornamental handrails and railings and all items specified in division 3, division 4 and division 5 of the Miami Arena Specifications.

27.     Turnstiles and Ticket Drop Boxes       5 years                 15 years

        Description: Portable turnstile for automatic counting of persons walking through. "Super Kompack Passimeter" Model HD as manufactured by Perry Turnstiles.

        Manufacturers:  Perry Turnstiles

28.     Ice Resurfacing Machine                5 years                 15 years

        Description: Zamboni model HDB ice resurfacer with volkswagon industrial engine and hydraulic drive system.

        Manufacturers:  Frank J. Zamboni & Company.

        Note:  Included in FF&E budget as lease/purchase item.

                                  EXHIBIT H
                     EXTRAORDINARY REPAIR AND REPLACEMENT

CAPITAL REPLACEMENT                                                             REPAIR                  REPLACEMENT
29.     Trash Cans                                                              N/A                       2 years

        Description:  "Glutton" 56 gallon container with hooded top.

        Manufacturers:  Rubbermaid and others

30.     Televisions                                                                                       5 years

        Description:  Portable televisions in various sizes.

        Manufacturers:  Sony, Zenith and others.

31.     Wood and Plastic                                                                                 10 years

        Description:  Rough and finish carpentry as specified by the architect in division 6 of the Miami Arena specifications.

32.     Thermal and Moisture Protection

        Description:  All work and materials as described in division 7 of the Miami Arena Specifications.

                a.      Below Grade Membrane Waterproofing                                              when needed past 3 years
                b.      Fluid-Applied Waterproofing                                                     when needed past 3 years
                c.      Water repellent Coatings                                                        when needed past 3 years
                d.      Vapor Barrier                                                                   when needed past 3 years
                e.      Building Insulation                                                             when needed past 3 years
                f.      Cementitious Fireproofing                                                       when needed past 3 years
                g.      Preformed Wall Panels                                                           when needed past 3 years
                h.      Single Ply Roofing System                                5 years                10 years
                i.      Flashing and Sheet Metal                                10 years                10 years
                j.      Prefabricated Roof Specialities                         10 years                10 years
                k.      Caulking and Sealants                                                            5 years

33.     Specialties

        Description:  All equipment as specified by the architect in Division 10 of the Miami Arena Specifications.

                a.      Metal Toilet Compartments                                                       10 years
                b.      Louvers                                                                         when needed past 3 years
                c.      Flagpoints                                                                      when needed past 3 years
                d.      Storage Bins                                             5 years                10 years
                e.      Toilet Accessories                                       5 years                10 years

34.     Loading Dock Equipment                                                   5 years                10 years

35.     Basketball Goals                                                                                10 years

        Description:  Portable hydraulic basketball goals and backboards.

36.     Trash Compactor

        Note:  listed in FF&E budget as a lease/purchase item.

                                  EXHIBIT H
                     EXTRAORDINARY REPAIR AND REPLACEMENT

CAPITAL REPLACEMENT                                                     REPAIR                          REPLACEMENT
37.     Backlighted Displays and Signage                                                                  10 years

        Description:  Backlighted displays, section and row identification, room identification, etc.

38.     Desher Wall and Glass                                            5 years                          10 years

        Description:  Hockey desher and glass in compliance with HHL regulations.

        Manufacturers Insulfab, HolmsLan and others

39.     Insulated Floor                                                                                   10 years

        Description:  Insulated wood floor to cover the arena floor when the ice rink is in use.

        Manufacturer:  Built on site.

        Note:  Included in FF&E budget as an alternate.

40.     Scoreboards                                                       5 years                         10 years

        Description:  Electronic scoreboards in compliance with NHL and NBA regulations.

        Manufacturers:  Fairtron, American Sign and indicator, Whitaway Signs, others

41.     Vehicles                                                                                           5 years

        Description:  Forklift, electric carts, truck or van.

        Note:  Included in FF&E budget as a Lease/Purchase item.

42.     Landscaping and Signage                                                                         when needed past 3 years

        Description:  Includes all plants and shrubs, plant boxes, trees, fences, signage, etc.

43.     Doors and Windows                                               when needed past 3 years           5 years

        Description:  Includes all hollow metal doors and frames, overhead ceiling doors, overhead ceiling grilles, impact traffic doors, aluminum entrances and storefront, finish hardware, weather-stripping and thresholds, glass and glazing and all work as described in division 8 of the Miami Arena specifications.

44.     Vault Doors and Safes                                                                             10 years

45.     Fire Extinguishment Equipment                                                  As required by law

46.     Ice Rink Floor                                                  when needed past 3 years          10 years

        Includes all ice rink piping floor, surface materials, etc.

* Any Extraordinary Replacement and/or Extraordinary Repair item shall involve a cost of either $1,000 or more per item or shall involve a cost of $5,000 or more cumulative for such items incurred by the Operator per ??? in the aggregate. As additional equipment is purchased or new events are held at the Arena, Operator ??? revise this Exhibit H, subject, however, to Owner's reasonable approval of the repair/replacement time period for each such item of equipment. Manufacturers when listed are illustrative, not mandatory. Notwithstanding anything to the contrary contained herein, any repair or replacement, regardless of the repair and replacement time period, which costs greater than $10,000, 100% of such cost shall be deemed to be an Extraordinary Replacement and Repair Expense.

                                  EXHIBIT "I"







                         CONSTRUCTION FUNDING AGREEMENT

                                  BY AND AMONG

                     MIAMI SPORTS AND EXHIBITION AUTHORITY,

                         DECOMA MIAMI ASSOCIATES, LTD.,

                        LINBECK CONSTRUCTION CORPORATION

                                      AND

                                 SUN BANK, N.A.


                                October 10, 1986

                         CONSTRUCTION FUNDING AGREEMENT

                               TABLE OF CONTENTS



                                                                                                                      Page
                                                                                                                      ----
RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

         l.   Sources of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
              (a)  MSEA Funds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
              (b)  Operator Funds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

         2.   Payment Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
              (a)  MSEA's and Operator's Share of
                      Construction Costs; MSEA
                      Purchase Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
              (b)  Conditions and Limitations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
              (c)  Project Cost Overruns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
              (d)  Special Termination Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
              (e)  Budget and Cash Flow Analysis;
                      Completion Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

         3.   Drafts Against the Letter of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
              (a)  Submission of Notices to Draft to
                      Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
              (b)  Substitute Letters of Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

         4.   Funding of Construction Costs and
                Contingent Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
              (a)  Procedure for Requests for Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
              (b)  Procedure for Payment of MSEA's Share
                      of Construction Costs and MSEA
                      Purchase Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
              (c)  Procedure for Payment of Operator's
                      Share of Construction Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
              (d)  Notice to TCB  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

         5.   Agreements Concerning Beneficiary, Drafts and
                Disbursement of Proceeds of Drafts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
              (a)  Capacity and Authority of Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
              (b)  Presentation of Drafts to TCB  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
              (c)  Disposition of Proceeds of Drafts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
              (d)  Fees and Reimbursements to Beneficiary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
              (e)  Limitation on Beneficiary's Obligations;
                      Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

                                      (i)

              (f)  Beneficiary's Right to Rely  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
              (g)  Investment of Undisbursed Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
              (h)  Actions Upon Notice of a
                      Terminating Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

         6.   General Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
              (a)  Notice   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
              (b)  Valid Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
              (c)  Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
              (d)  Incorporation of Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
              (e)  Attorney's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
              (f)  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

EXHIBITS
         A -- Letter of Credit
         B -- Contractor's Certificate
         C -- Form of Substitute Letter of Credit
         D -- MSEA's Certificate
         E -- List of Contingent Items
         F -- MSEA Purchase Costs Procedures
         G -- certain Definitions for Convenience of Beneficiary

                                      (ii)

                         CONSTRUCTION FUNDING AGREEMENT



      THIS CONSTRUCTION FUNDING AGREEMENT ("Agreement") is made and entered into this 10th day of October, 1986,, by and among MIAMI SPORTS AND EXHIBITION AUTHORITY ("MSEA"), DECOMA MIAMI ASSOCIATES, LTD. ("Operator"), LINBECK CONSTRUCTION CORPORATION ("Contractor") and SUN BANK, N.A. ("Beneficiary").



                                    RECITALS

      A. MSEA and Operator have entered into that certain Miami Arena Contract (the "Arena Contract") dated effective as of October 10, 1986, for the development, construction and operation of the facilities more particularly described therein.

      B. In performance of certain of its obligations under the Arena Contract and with the approval of MSEA, Operator is entering into that certain Construction Contract of even date herewith (the "Construction Contract") with Contractor for construction of a sports arena ("Arena").

      C. Under the terms of the Arena Contract, MSEA has agreed to pay, inter alia, MSEA's Share of Construction Costs (as hereinafter defined) and the Contingent Costs (as herein defined), and Operator has agreed to pay Operator's Share of Construction Costs (as hereinafter defined).

      D. Contractor has advised MSEA and Operator that Contractor shall enter into the Construction Contract provided that Contractor and the issuer of the construction contract bond required to be delivered under the Construction Contract (the "Surety") receive from MSEA and Operator the assurances provided for in this Agreement that adequate funds are available and committed for making payments to Contractor under the Construction Contract and for making payment of the Contingent Costs, and Contractor is entering into the Construction Contract in reliance upon such assurances of MSEA and Operator as are hereinafter set forth.

      E. MSEA and Operator desire to assure Contractor and the Surety that adequate funds to pay the IGMAX Sum (as defined below) are available and committed for making payments to Contractor under the Construction Contract as provided herein, and MSEA desires to assure Operator and Contractor that adequate funds are available and committed for payment of the Contingent Costs.

      F. MSEA, Operator and Contractor desire to establish, in the manner provided for in this Agreement, the mechanism by which Contractor will be paid the amounts to become due under the Construction Contract and the mechanism by which any Contingent Costs are anticipated to be paid.

      G. To assure payment of Operator's Share of Construction Costs to become due under the Construction Contract and this Agreement, Operator has arranged to have Texas Commerce Bank, National Association ("TCB") in Houston, Texas, issue an unconditional, irrevocable letter of credit (together with all replacements, substitutions or amendments, the "Letter of Credit") in the original sum of Six Million Seven Hundred Seventy-One Thousand and No/100 Dollars ($6,771,000.00) to Beneficiary, as the named beneficiary therein; and Beneficiary has agreed, on and subject to the terms of and for the fee provided for in this Agreement, to act as agent for Operator, MSEA and Contractor, in receiving Notices to Draft (as defined below) and presenting Drafts (as defined below) on the Letter of Credit to TCB, and disbursing the proceeds of such Drafts; and Operator, MSEA and Contractor (sometimes herein collectively called "Principals") and Beneficiary desire to set forth herein their agreements in regard to such matters.

                                  DEFINITIONS

       Each of the following terms shall have the meaning set forth opposite such term:

      "Account Party(ies)" - each (all) of the entities identified collectively as the "Account Party" in the Letter of Credit.

      "Additional MSEA Funds" - as of any date, funds of MSEA (which may include, but are not limited to, MSEA Funds), not subject to any claims or encumbrances, which are in addition to all funds of MSEA necessary to meet and pay when due all other monetary obligations of MSEA under the terms of the Arena Contract and this Agreement which then are known or reasonably can be anticipated (including, without limitation, the obligation of MSEA to pay when due MSEA's Maximum Share of Construction Costs, any Contingent Costs and all Covered Project Cost Overrun Amounts).

      "Aggregate Uncovered Project Cost Overrun Amount" - as of any date, the aggregate of the Uncovered Project Cost Overrun Amounts for all Uncovered Project Cost Overruns which then are known or reasonably can be anticipated.

      "Approved Request for Payment" - a Request for Payment from Contractor for Construction Costs (combined with or accompanied by a Certificate for Payment therefor), which (a) if any portion of such Request for Payment is for MSEA's Share of Construction Costs, shall be signed by Operator's Representative, MSEA's Representative and Contractor's Representative, and (b) if such Request for Payment is entirely for Operator's Share of Construction Costs (i) shall be signed by Contractor's Representative and by MSEA's Representative (and which may, but need not, be signed by Operator's Representative) and (ii) shall be accompanied by a Contractor's Certificate, signed by Contractor's Representative, and (iii) if not signed by Operator's Representative, shall be accompanied by a MSEA's Certificate, signed by MSEA's Representative. References in this Agreement to the amount(s) of Construction Costs, MSEA's Share of Construction Costs, MSEA Purchase Costs and Operator's Share of Construction Costs "as stated in an Approved Request for Payment" (or words of similar import) shall refer to such amounts as stated, set forth or otherwise identified in the Contractor's Request for Payment included in such Approved Request for Payment.

         "Architect" - the architect identified in the Construction Contract as the "Architect" for the Arena.

         "BIL" - BIL Development, Inc., a Texas corporation.

         "Bond Documents" - those certain documents executed in connection with the Miami Sports and Exhibition Authority/Fixed Note Special Obligation Bond Series 1985 in the amount of thirty-eight million ($38,000,000.00) dollars.

         "Certificate for Payment" - The "Certificate for Payment" (as such quoted term is defined in the Construction Contract), to be issued (or otherwise evidenced) by Architect relative to a Contractor's Request for Payment under the applicable terms of the Construction Contract.

         "City" - the City of Miami, Florida, a municipality.

         "Completion Amount" - as of any date, the additional amount of dollars necessary to be paid by MSEA for Project Costs and Contingent Costs in order to complete and make operational the Arena as contemplated in the Arena Contract and the Construction Contract (and (i) assuming, unless the contrary has been established to the reasonable satisfaction of Operator, that the Contingent Costs will have to be expended, and (ii) including the Project Costs Overrun Amounts of any Project Costs Overruns that then are known or reasonably can be anticipated).

         "Construction Costs" - (a) the sum of the amounts of "Contractor's Costs" plus "Contractor's Fee" (as such quoted terms are established and used in the Construction Contract), as such amounts are determined and may be adjusted from time to time under the terms of the Construction Contract plus any amounts owing to Contractor pursuant to Article VI(d)(2)(iii) of the Construction Contract; and (b) as to each Payment Period, the amount of Construction Costs for that Payment Period included in the Approved Request for Payment for that Payment Period. Construction Costs include all MSEA Purchase Costs and any Contingent Costs that are within the scope of "Contractor's Costs" under the terms of the Construction Contract.

         "Contingent Costs" - amounts, which are not included in Construction Costs, required to be paid for or in satisfaction of the cost of Contingent Items.

         "Contingent Items" - the items of work or expense described on Exhibit "E" attached hereto.

         "Continuing Funding Conditions" - as of any date, each and all of the following conditions:

                 (a) no Contractor Default (as defined in the Construction Contract) then shall exist under the Construction Contract;

                 (b) No Default Event or Suspension Period then is in existence and continuing;

                 (c) no default by Contractor then shall exist under this Agreement; and

                 (d) any Request for Payment then issued by Contractor for approval by Operator and MSEA (i) shall be substantially in the form and contain substantially the information and supporting documents as are required therefor under the applicable provisions of the Construction Contract and this Agreement, and (ii) shall have been approved by Architect (as evidenced by its Certificate for Payment therefor and delivery of same to Operator and MSEA) and by MSEA's Representative (and if such Request for Payment shall have been approved only in part, Architect's Certificate for Payment therefor and the approval of MSEA's Representative shall be for the same portion of such Request for Payment).

         "Contractor's Certificate" - a written certificate by Contractor in the form attached to this Agreement as Exhibit "B".

         "Contractor's Representative" - the President or a Vice President of Contractor.

         "County" - Dade County, Florida, a Subdivision of the State of
Florida.

         "Coverage Assurances" - (a) as to any particular Project Cost Overrun,
(i) a written certificate, signed by MSEA's Representative, addressed to Operator, certifying, in form and substance reasonably satisfactory to Operator, that MSEA has or will have sufficient Additional MSEA Funds to pay when due the amount of the Project Cost Overrun Amount for such Project Cost Overrun, and that as such Additional MSEA Funds become available they will be deposited in an account or accounts that is or are dedicated to the payment of Project Costs, and (ii) a Financial Professional's Report relating to such certificate from MSEA; and (b) as to the Completion Amount, (i) a written certificate, signed by MSEA's Representative, addressed to Operator, certifying, in form and substance reasonably satisfactory to Operator in accordance with the provisions of Subsection 2(e) below, that MSEA has or will have sufficient Additional MSEA Funds to pay when due the Completion Amount (setting forth the source of such funds and the budget analysis and cash flow forecast supporting such certification) and that as such Additional MSEA Funds become available they will be deposited in an account or account that will be dedicated to the payment of Project Costs, and (ii) a Financial Professional's Report relating to such certification from MSEA.

         "Covered Project Cost Overrun Amount" - the Project Cost Overrun Amount for a Covered Project Cost Overrun.

         "Covered Project Cost Overruns" - Any Project Cost Overrun for which Coverage Assurances have been given by MSEA to Operator in accordance with
Section 2(c) of this Agreement.

         "Current Payment Period" - as it relates to Requests for Payment, the Payment Period covered by the most recent Request for Payment submitted by Contractor to Operator and MSEA's Representative, and as it relates to Approved Requests for Payment, the Payment Period covered by the most recent Approved Request for Payment received by Beneficiary.

         "Decoma, Ltd." - a limited partnership formed under the laws of the State of Texas, acting as general partner of Operator.

         "Decoma Venture" - a joint venture formed under the laws of the State of Texas, acting as general partner of Decoma, Ltd.

         "Dollar Share" - as to each of the Account Parties other than Harry M. Stevens, Inc., that dollar amount (if any) which is equal to the product of the Stipulated Percentage for such Account Party multiplied by that portion (if any) of the Section

3(a)(iii) Proceeds held by Beneficiary in escrow pursuant to Section 5(c) which is in excess of $4,000,000 at the time of the Dollar Share computation pursuant to Subsection 3(b)(ii) below.

         "Draft(s)" or "Drafted" - a sight draft on the Letter of Credit presented by Beneficiary to TCB in accordance with the terms of this Agreement and in the form attached to the Letter of Credit; or the act of so presenting such Draft.

         "FGMAX Sum" - the amount of the "Final Guaranteed Maximum Sum" (as such quoted term is established and used in the Construction Contract), as the amount thereof is determined pursuant to Article VI of the Construction Contract, and as such amount may be adjusted pursuant to the Construction Contract.

         "Final Conversion Payment Period" - the first Payment Period for which Operator's Share of Construction Costs, when added to the aggregate of Operator's Share of Construction Costs for all prior Payment Periods, equals Operator's Maximum Share of Construction Costs.

         "Final Funding Conversion Date" - the first day on which there exists an Approved Request for Payment for the Final Conversion Payment Period.

         "Financial Professional" - Coopers & Lybrand, or any other major accounting firm of national reputation designated by MSEA and reasonably acceptable to Operator.

         "Financial Professional's Report" - a report or statement by a Financial Professional confirming, in form and substance reasonably satisfactory to Operator, the conclusions, analyses, forecasts or reports, as applicable, delivered by MSEA to Operator under the terms of this Agreement (and required to be accompanied by a "Financial Professional's Report"), with such confirmation by such Financial Professional to be presented in such form, supported by such analyses and supporting information, and based on such assumptions as shall be reasonably satisfactory to Operator.

         "First Conversion Amount" - the aggregate amount of $20,000,000.

         "First Funding Conversion Date" - the first date on which there exists an Approved Request for Payment stating an amount of Construction Costs for the Current Payment Period which, when added to the total of all Construction Costs for all prior Payment Periods paid by MSEA, equals or exceeds the First Conversion Amount.

         "IGMAX Sum" - the amount of the "Initial Guaranteed Maximum Sum" (as such quoted term is established and used in the Construction Contract), as the amount thereof is stipulated in Article VI of the Construction Contract.

         "Land Lease Agreement" - the "Land Lease Agreement" dated as of October 10, 1986, entered among the City of Miami, MSEA and Operator.

         "Maximum Aggregate Uncovered Project Cost Overrun Amount" - that amount, as of any date after the Shared Payment Commencement Date, by which the then Uncovered Completion Amount is less than the Maximum Uncovered Completion Amount.

         "MSEA's Available Funds" - as to each Payment Period commencing with the Payment Period immediately prior to the Second Funding Conversion Date and extending through the Payment Period immediately preceding the Final Funding Conversion Date, all funds of MSEA (which shall include, but are not limited to, MSEA Funds) which (a) then are available to MSEA and allocated to Project Costs and (b) are in addition to all funds of MSEA necessary to meet and pay when due Project Costs other than Construction Costs.

         "MSEA's Certificate" - a written certificate by MSEA in the form attached to this Agreement as Exhibit "D".

         "MSEA's Maximum Share of Construction Costs" - that aggregate amount which is the difference between the FGMAX Sum and $6,771,000.

         "MSEA's Representative" - that individual who MSEA from time to time designates in writing to Beneficiary as being MSEA's representative (and who shall be the same individual who is designated as MSEA's representative under the terms of the Construction Contract); initially, MSEA's Representative is Gene Marks.

         "MSEA's Share of Construction Costs" -

                 (a) (i) as to the first and each succeeding Payment Period, to but excluding the Payment Period immediately preceding the First Funding Conversion Date, the entirety of all Construction Costs stated in the Approved Request for Payment for such Payment Period;

                          (ii)    as to the Payment Period immediately
preceding the First Funding Conversion Date, that portion (if any) of the Construction Costs for such Payment Period which, when added to the aggregate of Construction Costs for all prior Payment Periods, equals the First Conversion Amount;

                          (iii)   as to the first Payment Period after the
First Funding Conversion Date and each Payment Period thereafter, to but excluding the Payment Period immediately preceding the Second Funding Conversion Date, no portion of the Construction Costs for such Payment Period;

                          (iv)    as to the Payment Period immediately
preceding the Second Funding Conversion Date, the lesser of (A) that amount (if any) by which the Construction Costs for such Payment Period, when added to the aggregate of all Construction Costs for all prior Payment Periods, exceeds the sum of the First Conversion Amount and the Second Conversion Amount, or (B) MSEA's Available Funds for such Payment Period;

                          (v)     as to the first Payment Period after the
Second Funding Conversion Date and each Payment Period thereafter, to but excluding the Final Conversion Payment Period, the lesser of (A) the Construction Costs for such Payment Period, or (B) MSEA's Available Funds for such Payment Period;

                          (vi)    as to the Final Conversion Payment Period,
the sum of (A) MSEA's Available Funds for such Payment Period and (B) the amount by which the Construction Costs for such Payment Period exceed the sum of (1) MSEA's Available Funds for such Payment Period and (2) Operator's Share of Construction Costs for such Payment Period; and

                          (vii)   as to the first Payment Period after the
Final Conversion Payment Period and each Payment Period thereafter, the entirety of the Construction Costs for such Payment Period; and

                 (b) in the aggregate, Construction Costs not exceeding MSEA's Maximum Share of Construction Costs. MSEA Purchase Costs allocated to MSEA's Share of Construction Costs pursuant to Section 2(a) below shall be included in MSEA's Share of Construction Costs and in MSEA's Maximum Share of Construction Costs.

         "Notice(s) to Draft" - the written document delivered to Beneficiary in the following instances, as applicable:

                 (a) in each instance in which a Draft against the Letter of Credit is to be made under the terms of Section 3(a)(i) below, an Approved Request for Payment for Operator's Share of Construction Costs for a Payment Period (herein sometimes called the "Section 3(a)(i) Notice to Draft"), with the Contractor's

Request for Payment signed by both of (i) an individual purporting to be Contractor's Representative and (ii) an individual purporting to be MSEA's Representative (and which may, but need not, be signed by an individual purporting to be Operator's Representative), with the accompanying Contractor's Certificate signed by an individual purporting to be the Contractor's Representative, and (if such Contractor's Request for Payment is not signed by Operator's Representative) with the accompanying MSEA's Certificate signed by an individual purporting to be MSEA's Representative;

              (b) in the instance (if applicable) in which a Draft is to be made against and exhausting the Letter of Credit under the terms of Section 3(a)(ii) below, a written notice (herein sometimes called the "Section 3(a)(ii) Notice to Draft") to Beneficiary, certifying to Beneficiary and Operator that such Notice to Draft is authorized under Section 3(a)(ii) of this Agreement and authorizing and directing Beneficiary to Draft on the Letter of Credit for the entire amount then available to be Drafted thereunder, and signed by both of
(i) an individual purporting to be Contractor's Representative, and (ii) an individual purporting to be MSEA's Representative;

              (c) in an instance (if applicable) in which a Draft is to be made against and exhausting the Letter of Credit under the terms of Section 3(a)(iii) below, a written notice (herein sometimes called the "Section 3(a)(iii) Notice to Draft") to Beneficiary, delivered only within the two-week period (the "Final Two Weeks") prior to the stated expiration date of the Letter of Credit then held by Beneficiary, certifying that such Notice to Draft is authorized under Section 3(a)(iii) of this Agreement and authorizing and directing Beneficiary to Draft on the Letter of Credit for the entire amount then available to be Drafted thereunder, and signed by an individual purporting to be either (i) Operator's Representative, (ii) Contractor's Representative, or (iii) MSEA's Representative.

         "Operator's Maximum Share of Construction Costs" - the aggregate amount of $6,771,000.

         "Operator's Representative" - the President or a Vice President of the joint venturer in Decoma Venture which, as of any given date, is the Managing Venturer of Decoma Venture; initially, Operator's Representative is C. Dean Patrinely.

         "Operator's Share of Construction Costs" -

              (a)     (i)      as to the first and each succeeding Payment
Period, to but excluding the Payment Period immediately preceding the First Funding Conversion Dates, no portion of the Construction Costs for such Payment Period;

                 (ii) as to the Payment Period immediately preceding the First Funding Conversion Date, the lesser of (A) that amount (if any) by which the Construction Costs for such Payment Period, when added to the aggregate of all Construction Costs for all prior Payment Periods, exceeds the First Conversion Amount or (B) the Second Conversion Amount;

                 (iii)    as to the first Payment Period after the First
Funding Conversion Date and each Payment Period thereafter, to but excluding the Payment Period immediately preceding the Second Funding Conversion Date, subject to the provisions of Section (e) below, the entirety of all Construction Costs for such Payment Period;

                 (iv) as to the Payment Period immediately preceding the Second Funding Conversion Date, the sum of (A) the entirety of that portion (if any) of the Construction Costs for such Payment Period which, when added to the aggregate of all Construction Costs for all prior Payment Periods, equals the sum of the First Conversion Amount and the Second Conversion Amount, plus (B) subject to the provisions of Section (e) below the amount by which the balance of the Construction Costs for such Payment Period, is in excess of MSEA's Available Funds for such Payment Period;

                 (v) as to the first Payment Period after the Second Funding Conversion Date and each Payment Period thereafter, to but excluding the Final Conversion Payment Period, the amount by which the Construction Costs for such Payment Period are in excess of MSEA's Available Funds for such Payment Period, but in no event shall the aggregate of all of the Operator's Share of Construction Costs in this Subsection (a)(v), when added to the aggregate of all of Operator's Share of Construction Costs in Subsections (a)
(ii), (iii) and (iv) hereof exceed Operator's Maximum Share of Construction Costs);

                 (vi) as to the Final Conversion Payment Period, that portion of the Construction Costs for such Payment Period which is in excess of MSEA's Available Funds for such Payment Period but which in any event is not more than that amount which, when added to the aggregate of all of Operator's Share of Construction Costs for all prior Payment Periods, equals Operator's Maximum Share of Construction Costs;

                 (vii) as to the first Payment Period after the Final Conversion Payment Period and each Payment Period thereafter, no portion of the Construction Costs for such Payment Period; and

         (b) in the aggregate, Construction Costs not exceeding Operator's Maximum Share of Construction Costs. MSEA Purchase Costs allocated to Operator's Share of Construction Costs pursuant to Section 2(a) below shall be included in Operator's Share of Construction Costs and in Operator's Maximum Share of Construction Costs.

         "Particular Suspension Event" - each single Suspension Event that may occur; and as of any date after the Shared Payment Commencement Date, each single Suspension Event that on such date is in existence; should a Suspension Event occur more often than once, then each instance shall be a Particular Suspension Event (giving rise to Operator's elections under Section 2(b) below); and should a Particular Suspension Event undergo, during its existence, a material, adverse change in its status or consequence (e.g., a judgment on the merits is entered in a lawsuit, which lawsuit constitutes a Particular Suspension Event), then such change itself shall be a Particular Suspension Event (giving rise to Operator's elections under Section 2(b) below).

         "Payment Assurance" - a guarantee, bond, letter of credit or other similar assurance (in any case, satisfying the requirements stated below) which MSEA, during a Suspension Period, may cause to be provided to Operator for MSEA's account, absolutely assuring Operator that any portion of Operator's Share of Construction Costs paid by Operator during such Suspension Period shall be repaid to Operator (without interest) upon a termination by Operator of its obligations under, and in accordance with, this Agreement, either as a portion of the Termination Fee or, in the case of a Special Termination only, as a portion of the Special Termination Amount; such assurance shall be for a stated dollar amount, shall be either a cash equivalent (such as a bond or a letter of credit) or the guarantee of a guarantor of unquestionable creditworthiness, shall be the absolute, irrevocable and unconditional obligation of the issuer thereof, shall be for a term extending to a date which is not less than 60 days after the latest date to which Operator's obligation to pay Operator's share of Construction Costs may extend, in the reasonable, good faith, judgment of Operator (considering the then status of construction of the Arena and the incurrence of Construction Costs), shall provide that the proceeds thereof are available at such time and in such manner as to correspond to the time and manner in which the Termination Fee or Special Termination Amount, as applicable, are payable to Operator under the Arena Contract, and this Agreement, respectively, and in all other respects, including the form and content of the documents and agreements evidencing and securing such assurance, shall be satisfactory to Operator (in its sole, good faith, discretion).

MSEA and Operator agree that a satisfactory Payment Assurance may take the form of a written agreement by City or County obligating such entity to pay a stated dollar amount and otherwise on terms consistent with the intent and purpose of the Payment Assurance under the terms of this Agreement and containing terms and conditions consistent with the foregoing requirements (excluding creditworthiness) for a Payment Assurance, and no terms or conditions which are inconsistent with such requirements.

         "Payment Period" - the calendar month next preceding (and covered by) a particular Request for Payment delivered by Contractor to Operator and MSEA's Representative.

         "Permitted Substitute LOC Issuer" - Texas Commerce Bank National Association, Houston, Texas, or Chase Manhattan Bank, New York, New York, Chemical Bank, New York, New York or Sun Bank, N.A., Miami, Florida, or any other banking institution designated to Beneficiary as a Permitted Substitute LOC Issuer by a written notice from Operator's Representative, Contractor's Representative and MSEA's Representative.

         "Person" - any individual, partnership (general or limited), corporation, unincorporated association, trust, governmental body or political subdivision (or any agency, department, bureau or other instrumentability thereof), or other legal entity.

         "Project Budget" - the "Project Budget" (as such quoted term is defined and used in the Arena Contract), as established and adjusted from time to time in accordance with the applicable provisions of the Arena Contract.

         "Project Cost Overrun" - as contemplated in Section 2(c), any instance in which the actual amount of a particular Project Cost (including, without limitation, Contingent Costs) exceeds, or it is known or can reasonably be anticipated that it will exceed, the provision for such Project Cost in the Project Budget, or is a Project Cost not provided for or contemplated in the Project Budget.

         "Project Cost Overrun Amount" - as contemplated in Section 2(c), that dollar amount by which what is known or reasonably can be anticipated to be the actual amount of a particular Project Cost exceeds the amount of the provision therefor in the Project Budget.

         "Project Cost(s)" - singly and collectively, the "Project Costs" as such quoted term is defined and used in the Arena Contract.

         "Reimbursement Agreement" -- that certain Reimbursement Agreement dated as of October 10, 1986, entered into by and among TCB and the Account Parties.

         "Request for Payment" or "(Contractor's Request for Payment)" - each "Request for Payment" (as such quoted term is defined in the Construction Contract) submitted by Contractor pursuant to the Construction Contract.

         "Second Conversion Amount" - the aggregate amount of $2,771,000.

         "Second Funding Conversion Date" - the first date on which there exists an Approved Request for Payment stating an amount of Construction Costs for the Current Payment Period which, when added to the total of Construction Costs for all prior Payment Periods, will equal or exceed the sum of the First Conversion Amount and the Second Conversion Amount.

         "Shared Payment Commencement Date" - that date on which Operator's Funds are first disbursed in compliance with the terms of this Agreement to pay an amount of Operator's Share of Construction Costs which, when added to the aggregate of Operator's Share of Construction Costs for all prior Payment Periods, exceeds the Second Conversion Amount.

         "Significant Event" - the existence, as of any date (in the case of (e) below, as of any date from and after the Shared Payment Commencement Date), of any one or more of the following:

                 (a) an "Owner Default" (as such quoted term is defined in the Arena Contract) under the Arena Contract;

                 (b) a "City Default" or an "Authority Default" (as such quoted terms are defined in the Land Lease Agreement) under the Land Lease Agreement;

                 (c)      a default by MSEA under the terms of this Agreement;

                 (d)      a Significant Threat;

                 (e) The occurrence, on or after (but not before) the Shared Payment Commencement Date of one or more Uncovered Project Cost Overruns for which the Aggregate Uncovered Project Cost Overrun Amount is more than the Maximum Aggregate Uncovered Project Costs Overrun Amount; or

                 (f)      a Terminating Event.

         "Significant Threat" - any suit, action or other proceeding (excluding any suit, action or proceeding arising from the performance by Operator or Contractor of their development or construction activities as contemplated by the Arena Contract and the Construction Contract, and excluding any suit, action or proceeding arising from facts or circumstances unrelated to the Arena or the Arena Contract), judicial or administrative, instituted or brought by any Person, excluding Operator, Contractor, Surety or any Account Party and any Person claiming by, through or under Operator, Contractor, Surety or any Account Party, the expressed objective or intent of which is, or the result or consequence of which likely would be, any of the following (a "Significant Effect"):

         (a) a determination or judgment that the performance by MSEA, or the right of Operator to enforce the performance by MSEA, of MSEA's obligations under the Arena Contract, the Land Lease Agreement or this Agreement is void, voidable or unenforceable in any material respect; or

         (b) a determination or judgment that the performance by City, or the right of MSEA or Operator to enforce the performance by City, of its obligations under the Land Lease Agreement is void, voidable or unenforceable in any material respect;

         (c) a determination or judgment that the enforceability of the obligations or rights of MSEA or the Trustee under the Bond Documents is void, voidable or unenforceable in any material respect, or a determination or judgment that MSEA Funds, any Additional MSEA Funds or any other funds of MSEA committed thereto are not available to pay MSEA's Maximum Share of Construction Costs, any Contingent Costs or any other Project Costs as and in the amount provided for in this Agreement or in the Arena Contract; or

         (d) to affect the development, construction or operation of the Arena, in a manner that will result in a material, adverse change from the anticipated development, construction and operation thereof as evidenced by the Arena Contract.
         "Stipulated Percentage(s)" - as to each Account Party named below, the percentage set forth opposite such Account Party's name:


         Linbeck Miami Corporation                            33.33%
         BIL Development, Inc.                                33.33%
         Century Facilities, Inc.                              5.56%
         Houston Sports Association, Inc.                     16.67%
         Stadium and Arena Management, Inc.                    5.56%
         Venue Management, Inc.                                5.55%
                                                             -------
                                                             100.00%
                                                             =======

Harry M. Stevens, Inc., which is one of the Account Parties, is intentionally omitted from the preceding list. The percentages set forth in the preceding list are solely for the applicable purposes of this Agreement.

         "Substitute Letter of Credit" - a Letter of Credit in the form attached to this Agreement as Exhibit "C" which shall (a) be issued for the account of one or more of the Account Parties, in such stated amount as shall be an amount permitted in Section 3(b) of this Agreement, (b) have an expiration date not sooner than six months following the date on which it is presented to Beneficiary pursuant to this Agreement, (c) be for the benefit of Beneficiary, and (d) be issued by a Permitted Substitute LOC Issuer; and all replacements or substitutions thereof and therefor.

         "Suspension Event" - a Significant Event or Terminating Event that occurs after (but not before) the Shared Payment Commencement Date (but a Terminating Event that occurs because of a Significant Event remaining in existence, uncured and unremedied for 30 successive days, shall be considered to be the same Suspension Event as such Significant Event and shall not be a new or additional Suspension Event).

         "Terminating Event" - as of any date, any one or more of the following:

                 (a) a Significant Event shall exist, uncured and unremedied, for any period of thirty (30) successive days;

                 (b) the termination of the Arena Contract (to the point that the Termination Fee is then due and payable, whether or not then actually paid), the Land Lease Agreement, or this Agreement, in whatever manner such termination may be brought about; or

                 (c) the entry by a court of competent jurisdiction of any judgment, order, decree or stay, the result or consequence of which is or will be the existence of one or more of the Significant Effects.

         "Trustee" - Sun Bank, N.A., in its capacity as trustee under the applicable Bond Documents, and its successors in such trust.

         "Termination Fee" - The "Termination Fee" as such quoted term is defined in the Arena Contract.

         "Uncovered Completion Amount" as of any date, the portion of the Completion Amount as of such date which exceeds the funds that then are and thereafter are forecast (in accordance with Section 2(e) below) to be available to MSEA when needed to pay Project Costs, and for which Coverage Assurances have not been delivered to Operator.

         "Uncovered Project Cost Overrun Amount" - the Project Cost Overrun Amount for an Uncovered Project Cost Overrun.

         Uncovered Project Costs Overruns" - Any Project Cost Overrun for which Coverage Assurances have not been given by MSEA to Operator in accordance with
Section 2(c) of this Agreement.

         (b) Each of the following terms shall have the meaning specified in the provision of the Agreement indicated opposite such term:

                 "Agreement" - Introductory clause Page 1

                 "Allocated Operator Funds" - Section l(a)(ii)

                 "Arena" - Recitals para. B

                 "Arena Contract" - Recitals para. A

                 "Beneficiary" - Introductory clause Page 1

                 "Claims" - Section 2(d)(i)(C)

                 "Construction Contract" - Recitals para. B

                 "Construction GMAX Account" - Section l(a)(i)

                 "Contractor" - Introductory clause Page 1

                 "Default Events" - Section 2(b)(v)

                 "Determination Period" - Section 2(c)

                 "Final Two Weeks" - Definition of "Notice to Draft"

                 "Funding Shortfall" - Section 2(e)(ii)

                 "Letter of Credit" - Recitals para. G

                 "Maximum Uncovered Completion Account"  -  Section 2(e)(iv)

                 "MSEA" - Introductory clause Page 1

                 "MSEA Funds" - Section l(a)(i)

                 "MSEA Purchase Costs" - Section 2(a)

                 "notice" - Section 6(a)

                 "Operator" - Introductory clause Page 1

                 "Operator Funds" - Section l(b)

                 "Principals" - Recitals para. G

                 "Project Fund Account" - Section l(a)(i)

                 "Project Retainage Account" - Section 1(a)(iv)(A)

                 "Section 3(a)(i) Notice to Draft" - Definition of "Notice to Draft"

                 "Section 3(a)(ii) Notice to Draft" - Definition of "Notice to Draft"

                 "Section 3(a)(iii) Notice to Draft" - Definition of "Notice to Draft"

                 "Section 3(a)(i) Proceeds" - Section 3(a)(i)

                 "Section 3(a)(ii) Proceeds" - Section 3(a)(ii)

                 "Section 3(a)(iii) Proceeds" - Section 3(a)(iii)

                 "Significant Effect" - Definition of "Significant
                 Threat"

                 "Special Termination" - Section 2(d)(i)

                 "Special Termination Amount" - Section 2(d)(i)B)

                 "Special Termination Date" - Section 2(d)(i)

                 "Surety" - Recitals para. D

                 "Suspension Commencement Date" - Section 2(b)

                 "Suspension Notice" - Section 2(b)

                 "Suspension Period" - Section 2(b)(i)

                 "TCB" - Recitals Para. G

                 "Termination Notice" Section 2(b)

                              W I T N E S S E T H:

         In consideration of the mutual covenants set forth herein, the parties hereto hereby represent, covenant and agree as follows:

         1.      Sources of Funds.

                 (a)      MSEA Funds.

                          (i)     MSEA hereby warrants and represents to
Contractor, Surety and Operator that funds in the total amount of $20,000,000 are deposited at Sun Bank, N.A. in an account which is a subsidiary account of MSEA's account at Sun Bank, N.A. which is styled (and referred to herein as) the "Project Fund Account," and which is styled (and referred to herein as) the "Construction GMAX Account" (which term also shall include all successor or subsidiary accounts), all of which funds are available and committed for the payment of MSEA's Maximum Share of Construction Costs and for the payment of Contingent Costs in accordance with the terms of this Agreement and (as applicable) the Bond Documents (the funds of MSEA now and hereafter deposited in the Construction GMAX Account are herein sometimes called "MSEA Funds"). MSEA agrees that except as otherwise expressly provided in this Agreement, all MSEA Funds shall remain in the Construction GMAX Account until disbursed in payment of MSEA's Share of Construction Costs and in payment of any Contingent Costs, all in accordance with this Agreement.

                          (ii)    MSEA hereby pledges to Operator all of
MSEA's rights, titles and interests in and to all Operator Funds disbursed by Beneficiary to MSEA to be utilized by MSEA to pay MSEA Purchase Costs allocated to Operator's Share of Construction Costs as provided for in Section 2(a) below ("Allocated Operator Funds"). Except as otherwise expressly provided in this Agreement, MSEA shall cause MSEA Funds to be used exclusively to pay MSEA's Share of Construction Costs and to pay Contingent Costs, and without exception shall cause Allocated Operator Funds to be used exclusively to pay MSEA Purchase Costs allocated to Operator's Share of Construction Costs as provided for in Section 2(a) below, all in accordance with the terms of this Agreement. All Allocated Operator Funds paid and disbursed by MSEA in accordance with the terms of this Agreement for MSEA Purchase Costs shall pass free of the security interest created in the preceding sentence.

                          (iii)   MSEA shall have the right to direct the
Trustee to withdraw interest accrued on the balance from time to time in the Construction GMAX Account and the Project Retainage Account, which Trustee may withdraw at such intervals as MSEA shall direct and, when withdrawn, shall be deposited in a MSEA account and shall be allocated to payment of Project Costs.

                           (iv)   To ensure that MSEA shall be able to pay the
Termination Fee or Special Termination Amount, as applicable, in the event Operator elects pursuant to this Agreement to terminate its obligations under this Agreement at any time prior to the Shared Payment Commencement Payment Date, MSEA agrees as follows:

                                  (A)         MSEA hereby warrants and
represents to Operator, Surety and Contractor that funds in the total amount of $2,771,000 are deposited in Sun Bank, N.A. in an account which is a subsidiary account of MSEA's Project Fund Account, and which is styled (and referred to herein as) the "Project Retainage Account" (which term shall also include all successor or subsidiary accounts), which funds shall not be used by MSEA to pay Project Costs or for any other purpose until the earlier to occur of (i) the Shared Payment Commencement Date or (ii) the date on which MSEA pays such funds to Operator in payment on account of either the Termination Fee or Special Termination Amount, as applicable; and

                                  (B)         Subject to the further
provisions of this Subsection 1(a)(iv)(B), MSEA hereby pledges to Operator, to the extent permitted by law, all of MSEA's rights, titles and interests in and to such $2,771,000 in the Project Retainage Account (or as a pledge and superior interest if such $2,771,000, in order to satisfy requirements of law, is ever commingled with other MSEA funds in either the Construction GMAX Account or the Project Fund Account) to further secure the obligation of MSEA to pay to Operator, upon Operator's termination of its obligations under this Agreement prior to the Shared Payment Commencement Date, the Termination Fee or the Special Termination Amount, as applicable, all pursuant to and in accordance with the Uniform Commercial Code of Florida and other applicable law. In an event of any default by MSEA to pay the Termination Fee or the Special Termination Amount pursuant to the Arena Contract or this Agreement, as applicable, Operator shall have and is hereby granted all of the rights and remedies of a secured party as aforesaid. MSEA further agrees to execute and deliver to Operator such further instruments as may reasonably be required by operator to effectuate the foregoing provisions, and at the option of Operator this Agreement may serve as the necessary security agreement.

         From and after the Shared Payment Commencement Date, the security interest created in, and the foregoing provisions of, this Subsection 1(a)(iv) shall no longer be effective, however, this sentence shall not be construed to negate either the right of Operator to terminate its obligations under this Agreement (in accordance with an applicable right to do so) or the obligation of MSEA to pay to Operator either the Termination Fee or the Special Termination Amount, as applicable, upon such termination.

                          (iv)    In any instance in which a security interest
created under this Section l(a) terminates in accordance with the terms of this Section l(a), then promptly after MSEA's request therefor, Operator shall deliver a written release and termination of such security interest.

                   (b) Operator Funds. Contemporaneously with Operator's execution of this Agreement, Operator has delivered the Letter of Credit to Beneficiary, a copy of which is attached as Exhibit "A" hereto. The proceeds of Drafts on the Letter of Credit, or of drawings on Substitute Letters of Credit as provided for below, presented in accordance with this Agreement, are herein sometimes collectively called "Operator Funds". Operator warrants to Contractor, MSEA and Beneficiary that the Letter of Credit is genuine, has been duly issued by TCB to and for the benefit of Beneficiary, and is valid and enforceable in accordance with its terms (subject to laws of general application relating to or affecting the enforcement of creditors' rights). Beneficiary, by its execution hereof, acknowledges its receipt of the Letter of Credit, and Contractor and MSEA, by their execution hereof, respectively acknowledge their approval of the Letter of Credit.

          2.       Payment Obligations.

                   (a)       MSEA's and Operator's Shares of Construction
Costs; MSEA Purchase Costs.   MSEA shall pay MSEA's Share of construction Costs
and any Contingent Costs, and Operator shall pay Operator's Share of Construction Costs, respectively, all in accordance with the terms of this Agreement.

          MSEA shall pay directly all Construction Costs as provided in the Construction Contract which constitute the purchase costs (herein called "MSEA Purchase Costs") of materials, goods, equipment and all other personal property required or used in connection with the construction of the Arena with respect to which a sales tax could be imposed. The procedures to be followed by Contractor (and subcontractors) for MSEA's Purchase Costs are attached hereto as Exhibit "F".

          All MSEA Purchase Costs for a Payment Period shall be allocated to MSEA's Share of Construction Costs and/or Operator's Share of Construction Costs for such Payment Period, whichever shall be obligated under the terms of this Agreement to pay Construction Costs for such Payment Period (and if both MSEA and Operator are so obligated, then such allocation shall be in pro-portion to such respective obligations). MSEA Purchase Costs which are included in MSEA's Share of Construction Costs for such Payment Period shall be promptly paid by MSEA from MSEA Funds (or other funds of MSEA) and all MSEA Purchase Costs for a Payment Period which are included in Operator's Share of Construction Costs for such Payment Period shall be paid by MSEA with Allocated Operator Funds promptly after the disbursement thereof by Beneficiary to MSEA for payment by MSEA.

                    (b) Conditions and Limitations. Operator shall have no obligation to pay any amounts to Contractor under the Construction Contract except Operator's Share of Construction Costs (and in no event more than Operator's Maximum Share of Construction Costs).

          Any and all payments to be made under the Construction Contract except Operator's Share of Construction Costs shall be made by MSEA. The failure of MSEA or Operator to perform their respective obligations under this Agreement within the time periods herein allowed shall constitute a default under this Agreement and under the Arena Contract.

          If a Particular Suspension Event shall occur, then while such Particular Suspension Event shall be continuing, operator may deliver a written notice (a "Suspension Notice") to MSEA (and shall send a copy to Contractor at the same time), advising MSEA of the election of Operator to suspend Operator's obligation to pay Operator's Share of Construction Costs under this Agreement. Effective as of the date of receipt by MSEA (as established under Section 6(a) below) of a Suspension Notice (a "Suspension Commencement Date"), the following provisions shall apply:

                               (i)         Operator, for the period hereinafter
established (a "Suspension Period"), and subject to the further provisions of this Section 2(b), shall have no obligation under this Agreement or the Arena Contract to pay Operator's Share of Construction Costs that may become due and payable to Contractor under the Construction Contract; provided, however, that such cessation of such obligation of Operator under this Agreement and the Arena Contract shall not affect or limit the obligation of Operator to Contractor to pay, or the rights of Contractor to be paid, Operator's Share of Construction Costs in accordance with and subject to the provisions of the Construction Contract (including, without limitation, the provisions of the Construction Contract providing for time periods and the right of termination granted to Contractor); if the Approved Request for Payment for the Current Payment Period (for or including Operator's Share of Construction Costs) has been delivered to Beneficiary prior to a Suspension Commencement Date, then the onset of the related Suspension Period shall not halt the process of Beneficiary presenting a Draft to TCB, or drafting on any Substitute Letter(s) of Credit that then may be held by Beneficiary, nor the disbursing of Operator Funds (whether proceeds of a Draft to TCB or Section 3(a)(iii) Proceeds) in payment of Operator's Share of Construction Costs for such Current Payment Period as stated in such Approved Request for Payment; however, during such Suspension Period (subject to the further provisions of this Section 2(b)) no further Notices to Draft shall be submitted to Beneficiary, other than the
Section 3(a)(iii) Notice to Draft, if applicable.

                           (ii)   (A) Subject to the further provisions of
this Subsection 2(b)(ii), each Suspension Period shall commence on the Suspension Commencement Date for such Suspension Period and shall end on the earliest to occur of the following:

                                        (1)        the cure, remedy or removal
of the Particular Suspension Event identified in the Suspension Notice for such Suspension Period (upon which cure, remedy or removal, such Particular Suspension Event shall cease to exist);

                                        (2)        the date on which MSEA
receives a Termination Notice (as defined below) from Operator (as such date is established under Section 6(a) below); or

                                        (3)        that date which is 250 days
after the later to occur of a. the Suspension Commencement Date for such Suspension Period or b. the first date after the Suspension Commencement Date for such Suspension Period on which Operator does not pay Operator's Share of Construction Costs when it would have been due under the terms of this Agreement if Operator's obligation to make such payment had not been suspended.

                                  (B)   Notwithstanding the generality of
Subsection 2(b)(ii)(A), the following provisions shall apply in the instances therein provided:

                                        (1)        if a Particular Suspension
Event occurs because of a material, adverse change in the status or consequence of another Particular Suspension Event already existing (contemplated above in the definition of "Particular Suspension Event"), such new Particular Suspension Event shall have a Suspension Period measured as follows:

                                                   a.      if prior to the
occurrence of such material, adverse change, MSEA has delivered a Payment Assurance to Operator, then the Suspension Period for such new Particular Suspension Event shall commence on the Suspension Commencement Date therefor and shall extend for that period which is the longer of the balance of the Suspension Period for such existing Particular Suspension Event (which underwent such change) as established under Subsection 2(b)(ii)(A) above, or 45 days;

                                        b.      otherwise, the Suspension Period
for such new Particular Suspension Event shall commence on the Suspension Commencement Date therefor and extend for the period established under Subsection 2(b)(ii)(A) above.

                                  (2)   If a Particular Suspension
Event takes the form of the existence of an Aggregate Uncovered Project Cost Overrun Amount which constitutes a Significant Event or Terminating Event (as the case may be), then the Suspension Period for such Particular Suspension Event shall commence on the Suspension Commencement Date therefor and shall end (if not sooner terminated under Subsection 2(b)(ii)(A) above) 60 days thereafter.

                           (iii)  During a Suspension Period, the rights of
Operator under this Agreement, the Arena Contract, the Land Lease Agreement and (subject to the proviso set forth in Subsection 2(b)(i) above) the Construction Contract, and the obligations of Operator under this Agreement and the Arena Contract (other than the obligation to pay Operator's Share of Construction Costs, as and to the extent such obligation shall be suspended during such Suspension Period) and the Construction Contracts shall continue uninterrupted and unabated.

                            (iv)  Operator shall have the continuing right
during a Suspension Period to pay all or any portion of Operator's Share of Construction Costs for any or all Payment Periods (whether or not successive) during such Suspension Period, and the election to do so shall never operate or be construed to reinstate during such Suspension Period Operator's obligation to pay Operator's Share of Construction Costs.

                             (v)  If a Suspension Period exists which did not
occur as the result of any of the following ("Default Events"):

                                  (A)       an "Owner Default" (as such quoted
term is defined in the Arena Contract) under the Arena Contract if such Owner Default occurs as the result of the action or inaction of the "Owner" (as such quoted term is defined in the Arena Contract);

                                       (B)         a  "City Default" or an
"Authority Default" (as such quoted terms are defined in the Land Lease Agreement) under the Land Lease Agreement if such City Default or Authority Default occurs as the result of the action or inaction of the "City" or the "Authority" (as such quoted term is defined in the Land Lease Agreement); or

                                       (C)         a default by MSEA under the
terms of this Agreement; (as properly established by the description of the relevant facts of the Particular Suspension Event contained in the Suspension Notice for such Suspension Period), then at any time during such Suspension Period (and on the condition that no other Suspension Period then exists which has occurred as the result of a Default Event), MSEA may arrange to tender a Payment Assurance to Operator; if such Payment Assurance satisfies the requirements therefor set forth in the definition for "Payment Assurance" in this Agreement, then Operator again shall become obligated (unless and until another Particular Suspension Event thereafter shall occur) to pay as provided below that additional amount of Operator's Share of Construction Costs which equals, in the aggregate, the stated dollar amount of such Payment Assurance (but in no event more than that aggregate additional amount of Operator's Share of Construction Costs which, when added to the aggregate of all of Operator's Share of Construction Costs previously paid by or for the account of Operator (including any amounts paid during any Suspension Period), equals Operator's Maximum Share of Construction Costs); if, at the time a Payment Assurance conforming to the requirements of this Agreement is delivered to Operator, there then are payments of Operator's Share of Construction Costs for prior Payment Periods which have not been paid, then subject to the express limitations in this Subsection 2(b)(v), Operator shall promptly cause Operator's Share of Construction Costs for such prior Payment Periods to be paid to Contractor, and if MSEA shall have paid any portion(s) of Operator's Share of Construction Costs during such Suspension Period, then if MSEA so elects, Operator shall promptly pay to MSEA (without interest) an amount equal to Operator's Share of Construction Costs so paid by MSEA (and Operator, MSEA and Contractor shall jointly issue to Beneficiary appropriate written directions, or enter into with Beneficiary an appropriate amendment to this Agreement, to cause Beneficiary to send the appropriate Draft(s) to TCB, or to draft on any Substitute Letter(s) of Credit that then may be held by Beneficiary, and to disburse such operator Funds (whether proceeds of a Draft or Section 3(a)(iii) Proceeds) to pay, such payments of Operator's Share of Construction Costs, to Contractor or MSEA, as applicable, in accordance with this Subsection); and thereafter Operator shall pay Operator's Share of Construction Costs for each Payment Period (as applicable) in accordance with the terms of this Agreement (but subject to the limitations stated in this Subsection 2(b)(v).

                             (vi)          Delivery by MSEA of a Payment
Assurance during a Suspension Period shall not constitute a cure, remedy or removal of the Particular Suspension Event which caused such Particular Suspension Period, or terminate or stay the running of such Suspension Period, or prevent or negate the occurrence of other Particular Suspension Events; and if another Particular Suspension Event should occur following the delivery by MSEA of a Payment Assurance, and such further Particular Suspension Event is a Default Event, then upon Operator delivering a Suspension Notice to MSEA regarding such further Particular Suspension Event, Operator, notwithstanding the Payment Assurance, shall have no further obligation to pay Operator's Share of Construction Costs during the Suspension Period for such further Particular Suspension Event, and all of the provisions of this Section 2(b) shall apply to such further (and all other) Suspension Period(s).

                            (vii)           At such time as a Suspension Period
shall terminate other than by reason of an election by Operator to terminate its obligations under this Agreement (and if there then exist no other Suspension Periods which have not terminated), Operator again shall be obligated to pay Operator"s Share of Construction Costs, and if there then are payments of Operator's Share of Construction Costs for prior Payment Periods which have not been paid, then Operator shall promptly cause Operator's Share of Construction Costs for such prior Payment Periods to be paid to Contractor, and if MSEA shall have paid any portion (s) of Operator's Share of Construction Costs during such Suspension Period, then if MSEA so elects, Operator shall promptly pay to MSEA (without interest) an amount equal to Operator's Share of Construction Costs so paid by MSEA (and Operator, MSEA and Contractor shall jointly issue to Beneficiary appropriate written directions, or enter with Beneficiary an appropriate amendment to this Agreement, to cause Beneficiary to send the appropriate Draft(s) to TCB, or to draw on any Substitute Letter(s) of Credit that then may be held by Beneficiary, to disburse Operator Funds (whether proceeds of a Draft or Section 3(a)(iii) Proceeds) to pay Operator's Share of Construction Costs to Contractor or MSEA, as applicable, in accordance with this Subsection (but in no event shall the aggregate additional amount of Operator's Share of Construction Costs paid upon and after the termination of a Suspension Period, provided for in this Subsection 2(b)(vii), exceed that amount which, when added to the aggregate of all of Operator's Share of Construction Costs previously paid by or for the account of Operator (including any amounts paid during Suspension Periods, equals Operator's Maximum Share of

Construction Costs) ; also, upon the termination of a Suspension Period, the particular Suspension Event which was the cause of such Suspension Period (as established by the description of such Particular Suspension Event in the Suspension Notice for such Suspension Period), shall be deemed waived by Operator and such Particular Suspension Event shall no longer be a Suspension Event.

         Notwithstanding the foregoing provisions of this Section 2(b) which may be to the contrary, but subject to the following provisions of this Section 2(b) upon any date after the occurrence of a Terminating Event (and on the condition that such Terminating Event has not been deemed waived under Subsection 2(b)(vii) or the following provisions of this Subsection 2(b), and has not been cured, remedied or removed) and without regard to whether a Suspension Period then exists or whether a Payment Assurance has previously been delivered to Operator, Operator may send a written notice (a "Termination Notice") to MSEA and Contractor, and in such event Operator's obligations under this Agreement (including Operator's obligations to pay Operator's Share of Construction Costs) shall terminate, effective as of the date of delivery of the Termination Notice (as established under Section 6(a) below), but Operator shall be obligated to pay Contractor all amounts payable by Operator to Contractor for Operator's Share of Construction Costs under the terms of the Construction Contract for work performed to such date and as a result of a termination of the Construction Contract. If such termination is a Special Termination then the provisions of Section 2(d) below shall control; if such termination is not a Special Terminating then such termination also shall be deemed an election by Operator to pursue the remedies available to Operator under the Arena Contract upon an Owner Default and if Operator elects the remedy of terminating the Arena Contract, the amount of the Termination Fee payable to Operator thereunder shall be $7,121,000 minus the amount of the credit then applicable under the provisions of the final grammatical paragraph of Section 5(h) of this Agreement (describing the manner of calculation of such credit). Any Significant Event or Terminating Event other than a Default Event which is in existence on the Shared Payment Commencement Date and previously has been known to Operator shall, as of the Shared Payment Commencement Date, be deemed to have been waived by Operator and thereafter such Significant Event(s) shall no longer be a Significant Event and shall not by passage of time become a Terminating Event, and such Terminating Event(s) shall no longer be a Terminating Event (but such waiver shall not be construed to be a waiver of any future repetition of such waived Significant Event or Terminating Event or any future occurrence of a Significant Event or Terminating Event of a similar nature.

                   (c) Project Cost Overruns. If at any time either Operator, MSEA or Contractor shall determine that a Project Cost Overrun exists, then each agrees to promptly notify the others thereof, which notice shall be in writing and shall include such information concerning the reason for such Project Cost Overrun and the magnitude of the resultant Project Cost Overrun Amount as then reasonably shall be available.

          Within 25 days (a "Determination Period") following MSEA determining or being advised by Operator or Contractor that a Project Cost Overrun exists in sufficient amount, MSEA shall determine whether MSEA has Additional MSEA Funds that then are or thereafter shall become available to MSEA in such amount as shall permit MSEA to pay such Project Cost Overrun Amount when due. If MSEA determines that no Additional MSEA Funds then do or thereafter shall exist in sufficient amount, MSEA shall advise Operator of this determination within such Determination Period. If MSEA determines that such Additional MSEA Funds then do or thereafter shall exist, then MSEA shall arrange for the preparation and delivery to Operator, within the Determination Period, of the Coverage Assurances for the Project Cost Overrun Amount of such Project Cost Overrun.

          If MSEA shall fail or refuse within a Determination Period either to make a determination, with respect to a Project Cost Overrun, as to whether Additional MSEA Funds then do or thereafter shall exist in sufficient amount, or to deliver Coverage Assurances to Operator, then in either such Event, at the end of such Determination Period, such Project Cost Overrun shall be deemed and thereafter shall be an Uncovered Project Cost Overrun (and the Project Cost Overrun Amount for such Project Cost Overrun shall be deemed and thereafter shall be an Uncovered Project Cost Overrun Amount) for all purposes of this Agreement. Upon receipt and approval by Operator of Coverage Assurances for the Project Cost Overrun Amount of a particular Project Cost Overrun, such Project Cost Overrun shall be deemed and thereafter shall be Covered Project Cost Overrun (and such Project Cost Overrun Amount shall be deemed and thereafter shall be a Covered Project Cost Overrun Amount).

          If after delivery of Coverage Assurances approved by Operator relative to a particular Project Cost Overrun, MSEA or the Financial Professional shall determine (at the instance of either MSEA or Operator), and state in writing, that for any reason the Coverage Assurances relative to such Project Cost Overrun are no longer valid, and MSEA shall fail to provide further Coverage Assurances for such Project Cost Overrun within 15 days after notice of such statement of invalidity of the prior Coverage Assurances, then such Project Cost Overrun shall be deemed and thereafter shall be an Uncovered Project Cost Overrun

(and the Project Cost Overrun Amount of such Project Cost Overrun shall be deemed and thereafter shall be an Uncovered Project Cost Overrun Amount) for the purpose of this Agreement. If a Project Cost Overrun is an Uncovered Project Cost Overrun under the terms of this Agreement, and MSEA and the Financial Professional thereafter deliver to Operator Coverage Assurances for the Uncovered Project Cost Overrun Amount for such Uncovered Project Cost Overrun in accordance with the terms of this Agreement, then upon approval thereof by Operator such Uncovered Project Cost Overrun shall be deemed and thereafter shall be a Covered Cost Overrun (and the Project Cost Overrun Amount of such Project Cost Overrun shall be deemed and thereafter shall be a Covered Project Cost Overrun Amount) for the purposes of this Agreement.

                    (d)      Special Termination Provisions.

                             (i)   MSEA and Operator agrees, notwithstanding any
other provision of this Agreement or the Arena Contract which may be to the contrary, that if (Y) Operator shall elect, pursuant to Section 2(b) above, to terminate its obligations under this Agreement and (Z) there then is no Default Event in existence (a "Special Termination"), then in such event, on that date (the "Special Termination Date") which is the tenth (10th) business day after the effective date (as established pursuant to Section 6(a) below) of Operator's notice of its election to terminate its obligations under this Agreement as a Special Termination:

                                   (A)  MSEA shall join with Operator to
deliver to Beneficiary written authorization and direction to take the actions set forth in Subsections 5(h)(ii) through (iv) of this Agreement;

                                   (B)  MSEA shall pay to Operator,
in immediately available funds, that amount (the "Special Termination Amount") which is the sum of (without duplication):

                                        (1)       all Project Costs paid by or
for the account of Operator, and any payments by or for the account of operator to pay Project Costs, the payment of which was the obligation of MSEA under the Arena Contract or the Land Lease Agreement; and

                                        (2)       the portion and amount of the
Development Fee provided for under the Arena Contract which is attributable to the current period in which the Special Termination Date occurs, prorated and adjusted to the Special Termination Date, and any past due payments of Development Fee attributable to prior periods;

                                       (C)         MESA shall either pay to
Contractor, or provide to Contractor assurance (which assurance must be of a character and evidenced in a manner which are reasonably satisfactory to Contractor) of the payment to Contractor when due and payable of that portion of the Contract Sum (as defined in the Construction Contract) attributable to work performed as of the Special Termination Date (including the Contractor's Costs, Contractor's Fee and retainage that as of such date have not been paid to Contractor for such portion of the work), plus any amounts to be paid under the Construction Contract for Construction Costs during any Suspension Period or for any demobilization and upon payment of or the providing of such assurance of the payment of such amount, Operator shall automatically be released of and from any obligation to pay Operator's share of Construction Costs, or any other sums, hereunder and under the Construction Contract, and MSEA shall arrange to have Contractor deliver to Operator, and Contractor agrees to issue and deliver to Operator, on and as a condition to the occurrence of the Special Termination Date, a written stipulation and release, in recordable form and otherwise in form reasonably satisfactory to Operator, stipulating that all of Operator's obligations to Contractor have been and are discharged, and that Operator is released from and shall have no further obligation whatsoever to Contractor, or those claiming by, through or under Contractor, under the terms of the Construction Contract or this Agreement or in any other regard whatsoever;

                                       (D)         MSEA shall agree in writing,
in form reasonably satisfactory to Operator, to assume and agree to discharge, and to indemnify, defend and hold Operator harmless from, any Claims (as defined below) against Operator solely for Project Costs incurred under the Arena Contract (for the purposes hereof, "Claims" shall mean any claim, suit, action or proceeding, to collect or secure the collection of money or property from Operator to pay Project Costs incurred under the Arena Contract, any interest thereon, and any costs associated therewith, including, without limitation, attorney's fees and costs of court).

                           (ii)        Upon payment and performance by MSEA
of its obligations set forth in paragraphs (A) through (D) of Subsection 2(d)(1) (including, without limitation, the payment of the Special Termination Amount and any interest accrued thereon as provided below), and the completion by Beneficiary of all of the actions set forth in Subsections 5(h)(ii) through
(iv), then on and effective as of the Special Termination Date:

                                       (A)     the Arena Contract shall
terminate, and neither MSEA nor Operator shall have any further rights or obligations thereunder (and specifically but without limitation, Operator shall have no right to be paid or to receive the Termination Fee provided for in the Arena Contract), and upon MSEA's request Operator shall deliver a written release, in form reasonably satisfactory to MSEA, confirming the termination of the Arena Contract and Operator's rights thereunder; and

                                        (B)     the Arena Management Agreement
between Decoma Venture and Facility Management and Marketing, the Development Management Services Agreement between Decoma Venture and Barker Interests Limited and the Food, Beverage and Merchandise Services Agreement between Operator and Harry M. Stevens, Inc., each shall terminate, and MSEA shall have no obligation to any of the respective parties thereto.

                          (iii)   The effective date of Operator's termination
of its obligations under this Agreement shall be the date established under
Section 2(b) above, notwithstanding that the Special Termination Date will be on a date after such effective date. Further, if MSEA does not pay and perform all of its obligations to be paid and performed by MSEA pursuant to this
Section 2(d), on the date scheduled under this Section 2(d) as the Special Termination Date, then the Special Termination Date shall not occur, and shall be delayed, until MSEA has paid and performed fully and finally all of such obligations, and until the Special Termination Date shall occur (whether or not delayed).

                          (iv)    If for any reason MSEA does not pay the
Special Termination Amount to Operator on the scheduled Special Termination Date as established in Subsection 2(d)(i) above, then the Special Termination Amount shall continue to be immediately due and payable and interest shall accrue on the Special Termination Amount (or so much thereof as shall remain unpaid), at that per annum rate which is the lesser of (A) the rate of interest per annum established from time to time by Citibank, N.A. and designated as its prime rate, plus two percent (2%), or (B) the maximum per annum rate of interest which is not prohibited under applicable law, from such scheduled Special Termination Date until the date on which the Special Termination Amount is fully and finally paid.

                           (v)    Upon the termination of the Arena Contract
pursuant to this Section 2(d), Operator shall be entitled to retain all payments of Development Fee, reimbursements and any other payments previously paid to Operator under the Arena Contract or the Pre-Development Agreement (as defined in the Arena Contract).

                             (vi)        This Section 2(d) shall apply only to
a Special Termination. Termination by Operator of its obligations under this Agreement while a Default Event exists shall not be a Special Termination and shall not be governed by this Section 2(d).

                    (e)       Budget and Cash Flow Analysis; Completion Amount.

                              (i)        Not later than 45 days prior to the
end of the Payment Period in which Construction Costs are reasonably anticipated by Operator to total when added to the aggregate of the Construction Costs for all prior Payment Periods, an amount equal to the sum of the First Conversion Amount and the Second Conversion Amount, MSEA, shall deliver to Operator and Contractor an analysis of the Project Budget and a cash flow analysis showing, as of the most recent date which is practicable, the Project Costs incurred and paid to date, the Project Costs necessary to be incurred and paid thereafter in order to complete, equip and furnish, and commence operation of the Arena as contemplated in the Arena Contract and the Construction Contract, the presence (if any) and magnitude of Project Cost Overruns and Contingent Costs which then are known or can reasonably be anticipated, and the presence (if any), magnitude and probable dates of occurrence of instances which are known or can reasonably be anticipated in which MSEA will not have sufficient funds, taking into account all available MSEA sources, to pay when due Project Costs (including Contingent Costs but excluding Operator's Share of Construction Costs) (a "Funding Shortfall").
Such analyses shall contain such supporting information and otherwise shall be in such form and substance as shall be reasonably satisfactory to Operator, and shall be accompanied by a Financial Professional's Report thereon.

                               (ii)      Not earlier than 20 days nor later
than 10 days prior to the end of the Payment Period in which Construction Costs are reasonably anticipated by Operator to total, when added to the aggregate of the Construction Costs for all prior Payment Periods, an amount equal to the sum of the First Conversion Amount and the Second Conversion Amount, MSEA shall deliver to Operator, a written certificate, signed by MSEA'S Representative, addressed to Operator, certifying, in form and substance reasonably satisfactory to Operator, as of the date of such certificate, (A) the Uncovered Project Cost Overruns then known or reasonably anticipated to occur, (B) the Aggregate Uncovered Project Cost Overrun Amount for such Uncovered Project Cost Overruns, as established by change order or other means having the effect of fixing such cost or, if such cost cannot be fixed, as established by the best estimates then available after due diligence, (C) a forecast of the Project Costs necessary to complete, equip and furnish, and commence operation of the Arena as contemplated by the Arena Contract and the Construction Contract, and the take-down schedule for same, (D) a forecast of the magnitude and probable dates of occurrence of any instances of a Funding Shortfall and (E) a calculation and stipulation of the Uncovered Completion Amount; such certificate of MSEA shall be accompanied by a Financial Professional's Report thereon.

                          (iii)   If such certificate from MSEA and
accompanying Financial Professional's Report satisfy the requirements therefor (including being reasonably satisfactory to Operator) contained in this Agreement and stipulate an Uncovered Completion Amount of more that $750,000, then the existence of such Uncovered Completion Amount shall give Operator the right to terminate its obligations under this Agreement and shall be a "Terminating Event" for all purposes of this Agreement. To exercise such right, Operator must deliver notice of such exercise to MSEA not later than thirty (30) days after the later to occur of the Second Funding Conversion Date or the date on which MSEA delivers to Operator the Certificate and Financial Professional's Report thereon in compliance with the terms of Subsection 2(e)(ii) above.

         If Operator delivers such notice within such 30-day period, then Operator's obligations under this Agreement shall terminate on the date MSEA receives such notice (as established under Section 6(a) below), but Operator shall be obligated to pay Contractor all amounts payable by Operator to Contractor for Operator's Share of Construction Costs under the terms of the Construction Contract for work performed to such date and as a result of a termination of the Construction Contract.

                           (iv)   If Operator does not deliver such notice of
termination within such 30 day period, then Operator shall be deemed to have waived Operator's right to terminate its obligations under this Agreement by reason of the Uncovered Completion Amount being more than $750,000, and the amount of the Uncovered Completion Amount stipulated in such certificate from MSEA shall be the "Maximum Uncovered Completion Amount" for the purposes of this Agreement. If the Uncovered Completion Amount stipulated in such certificate from MSEA shall be not more than $750,000, then Operator shall have no right to terminate its obligations under this Agreement as a result of the existence of such Uncovered Completion Amount, and $750,000 (rather than such stipulated amount of Uncovered Completion Amount) shall be the "Maximum Uncovered Completion Amount" for the purposes of this Agreement.

                             (v)  If after the Shared Payment Commencement Date
the Uncovered Completion Amount shall increase to an amount which is greater than the Maximum Uncovered Completion Amount, then the existence of such excess shall constitute a Terminating Event for all purposes of this Agreement.

                           (vi)   If Operator elects to terminate this
Agreement pursuant to a right to do so granted in this Subsection 2(e), then such termination shall be a Special Termination, and the provisions of Subsection 2(d) shall control; if a Default Event exists on the effective date of such notice, then such termination shall not be a Special Termination, and such termination also shall be deemed an election by Operator to pursue the remedies available to Operator under the Arena Contract upon an Owner Default (as defined in the Arena Contract) and if Operator elects the remedy of terminating the Arena Contract, the amount of the Termination Fee payable to Operator thereunder shall be $7,121,000 minus the amount of the credit then applicable under the provisions of the final grammatical paragraph of Subsection 5(h) of this Agreement.

                          (vii)   Effective upon Operator's Maximum Share of
Construction Costs being paid to Contractor, MSEA covenants to seek financial assistance to provide Coverage Assurances to cover Uncovered Project Cost Overruns or the Uncovered Completion Amount from appropriate governmental entities, with the assistance and cooperation of Operator with the limitation that the sole assistance to be sought by MSEA shall not, in any event, allow Operator's financial interests under the Arena Contract to be diluted or diminished. However, this covenant shall terminate upon the event that Operator has sent a Termination Notice to MSEA, and Operator further covenants that no legal action shall be instituted or brought by Operator which attempts to seek damages for failure to enforce this covenant of MSEA once Operator elects to send a Termination Notice to MSEA.

                           (xi)   The analyses and certificates by MSEA and the
Financial Professional's Report related thereto which are delivered to Operator under this Section 2(e) shall be updated and verified at such intervals (but not after the Final Funding Conversion Date or more frequently than monthly) as Operator shall reasonably request.

          3.       Drafts Against the Letter of Credit.

                   (a) Submission of Notices to Draft to Beneficiary. A Notice to Draft shall be submitted to Beneficiary only in the following circumstances:

                          (i) to authorize and direct Beneficiary to Draft on
the Letter of Credit for payment of Operator's Share of Construction Costs as established and authorized pursuant to this Agreement, with the proceeds of such Draft(s)) (the "Section

3(a)(i) Proceeds") to be applied in payment of Operator's Share of Construction Costs pursuant to Section 5(c) of this Agreement; and

                           (ii)   upon completion of all work under the
Construction Contract and payment to Contractor of the amounts to be paid to Contractor pursuant to Article IX of the Construction Contract, to authorize and direct Beneficiary to Draft on the Letter of Credit for the balance, if any, of the Letter of Credit, with the proceeds of such Draft (the "Section 3(a)(ii) Proceeds") to be held and disbursed pursuant to Section 5(c) of this Agreement; and

                          (iii)   if by the Final Two Weeks (A) the entire
stated amount of the Letter of Credit has not been drawn down and (B) a substitute or amended letter of credit has not been delivered to Beneficiary identical to the Letter of Credit then held by Beneficiary except with an expiration date at least six (6) months later than the expiration date of the Letter of Credit then held by Beneficiary and a stated amount equal to the current balance of the Letter of Credit then held by Beneficiary, then within the Final Two Weeks to authorize and direct Beneficiary to Draft on the Letter of Credit for the balance of the Letter of Credit, with the proceeds of such Draft (the "Section 3(a)(iii) Proceeds") to be held and disbursed pursuant to
Section 5(c) of this Agreement.

Whether or not Beneficiary receives a Section 3(a)(iii) Notice to Draft during the Final Two Weeks, nevertheless if a substitute or amended Letter of Credit meeting the requirements of Section 3(a)(iii) has not been delivered to Beneficiary as contemplated in Section 3(a)(iii), then Beneficiary is authorized and directed to Draft on the Letter of Credit, during the Final Two Weeks, for the balance of the Letter of Credit, with the Section 3(a)(iii) Proceeds to be held and disbursed pursuant to Section 5(c) of this Agreement.

                   (b) Substitute Letters of Credit. If Beneficiary shall hold Section 3(a)(iii) Proceeds in escrow pursuant to this Agreement, then at any time while Beneficiary continues to hold any portion of the Section 3(a)(iii) Proceeds, and subject to the further provisions of this Section 3(b), an Account Party shall be entitled to deliver a Substitute Letter of Credit to Beneficiary. The right of an Account Party to deliver a Substitute Letter of Credit to Beneficiary shall be governed by the following provisions:

                             (i)  Harry M. Stevens, Inc. shall have the right
to deposit with Beneficiary a Substitute Letter of Credit the stated amount of which does not exceed the lesser of (A) the amount of Section 3(a)(iii) Proceeds received by Beneficiary from the Draft on the Letter of Credit presented in response to the Section 3(a)(iii) Notice to Draft or pursuant to the final grammatical paragraph of Section 3(a), or (B) $4,000,000; and

                           (ii)   if on any date the amount of the Section
3(a)(iii) Proceeds then held in escrow by Beneficiary is greater than $4,000,000 (but not otherwise), then each of the Account Parties other than Harry M. Stevens, Inc. (but without negating or limiting the right of Harry M. Stevens, Inc. to deposit a Substitute Letter of Credit with Beneficiary as permitted above) shall have the right to deposit a Substitute Letter of Credit, the stated amount of which is no greater than such Account Party's Dollar Share.

         Concurrently with the receipt by Beneficiary in accordance with the terms of this Agreement of a Substitute Letter of Credit for the account of an Account Party, Beneficiary shall be authorized and directed to deliver to such Account Party, out of the Section 3(a)(iii) Proceeds then held in escrow by Beneficiary, a cash sum (but in no Event greater than the amount of Section 3(a)(iii) Proceeds then held in escrow by Beneficiary) equal to the stated amount of such Substitute Letter of Credit. Following the disbursement of
Section 3(a)(iii) Proceeds to an Account Party in exchange for a Substitute Letter of Credit for the account of such Account Party, Beneficiary shall hold the Substitute Letter of Credit in escrow under the same terms as are provided herein with respect to Section 3(a)(iii) Proceeds held in escrow by Beneficiary and the term "Section 3(a)(iii) Proceeds" as used in this Agreement shall include the amount available from time to time to be drawn under the Substitute Letter(s) of Credit held by Beneficiary and also shall include any proceeds received by Beneficiary upon drawing on Substitute Letter(s) of Credit in accordance with the further provisions of this Agreement, until disbursed by Beneficiary in accordance with the terms of this Agreement.

         If by the final two weeks prior to the stated expiration date of any Substitute Letter of Credit held by Beneficiary, (1) the entire face amount of such Substitute Letter of Credit has not been drawn, and (2) a replacement or substitute for such Substitute Letter of Credit has not been delivered to Beneficiary identical to the Substitute Letter of Credit then held by Beneficiary except with an expiration date at least six months later than the expiration date of the Substitute Letter of Credit then held by Beneficiary and a stated amount equal to the undrawn balance of the Substitute Letter of Credit then held by Beneficiary, then Beneficiary is authorized and directed, within such final two week period, to draw on the Substitute Letter Credit then held by Beneficiary for the entire balance then available thereunder, with the proceeds of such drawing to become a part. of the
Section 3(a)(iii) Proceeds to be held and disbursed in accordance with the terms of this Agreement.

         Operator warrants to Contract MSEA and Beneficiary that any Substitute Letter of Credit delivered to Beneficiary by an Account Party in accordance with this Agreement will be genuine, will be duly issued by the Permitted Substitute LOC Issuer issuing same to and for the benefit of Beneficiary, and will be valid and enforceable in accordance with its terms (subject to laws of general application relating to or affecting the enforcement of creditor's rights).

         4. Funding of Construction Costs and Contingent Costs. Payments to be made to Contractor under the Construction Contract and payments of Contingent Costs shall be documented and funded in accordance with the following procedures (as applicable).

                 (a)            Procedure for Requests for PayMent.

                                (i)        Contractor shall submit Requests for
Payment to Operator, MSEA's Representative and Architect in accordance with the terms of the Construction Contract.

                               (ii)         Operator and MSEA's Representative
shall have five (5) working days following receipt of a Request for Payment in which to expressly approve or disapprove such Request for Payment.

                              (iii)        For the purpose of the Construction
Contract and this Agreement [(but subject to the further provisions of this Section 4(a)]:

                                           (A)     If any portion of a given
Request for Payment is for MSEA's Share of Construction Costs, then such Request for Payment shall be disapproved if Architect shall not issue a Certificate for Payment therefor or either Operator's Representative or MSEA's Representative shall disapprove such Request for Payment, and such Request for Payment shall be approved if the Architect shall issue a Certificate for Payment therefor and both Operator's Representative and MSEA's Representative shall approve such Request for Payment; and

                                           (B)     if a given Request for
Payment is entirely for Operator's Share of Construction Costs then such Request for Payment shall be disapproved if Architect shall not issue a Certificate for Payment therefor or if MSEA's Representative shall disapprove such Request for Payment, and shall be approved if Architect issues a Certificate for Payment therefor and MSEA's Representative approves such Request for Payment;

                                           (C)     approval by Operator's
Representative of a Request for Payment for Operator's Share of Construction Costs shall not be required if all Continuing Funding Conditions are satisfied on the date MSEA's Representative approves such Request for Payment (although Operator's Representative, if he so elects, may approve such Request for Payment); however, if any Continuing Funding Condition is not satisfied on the date MSEA's Representative approves any Request for Payment for Operator's Share of Construction Costs, then for such Request for Payment to be deemed an Approved Request for Payment under and for the purposes of this Agreement (assuming the other requirements for an "Approved Request for Payment" set forth in this Agreement are satisfied), such Request for Payment also must be approved in writing by Operator's Representative.

                               (iv)        If a Request for Payment is not
specifically approved or disapproved in accordance with the foregoing procedure within such five (5) working day period, then for the purposes of the Construction Contract, such Request for Payment shall be deemed approved by Operator and MSEA's Representative.

                                (v)        In any instance in which the
Contractor submits a Request for Payment, such Request for Payment under and subject to certain provisions of the Construction Contract, may be approved in part (rather than in the entirety) by Architect, Operator and MSEA. Thus, in this Agreement provision for (or references to) the approval of Requests for Payment (or the issuance of Certificates for Payment thereof shall not operate or be construed to negate or limit the right of MSEA, Operator and Architect to approve and certify, respectively, a portion of a Request for Payment in accordance with the Construction Contract, and shall mean and refer to Requests for Payment so approved and certified in whole or in part. Further, it is acknowledged that approval (express or deemed) of a Request for Payment in accordance with the Construction Contract and this Section 4(a) does not satisfy all of the requirements contained in this Agreement for an "Approved Request for Payment" and a Request for Payment approved under the Construction Contract and this Section 4(a) shall become an "Approved Request for Payment" only upon satisfaction of such other requirements set forth in this Agreement.

                   (b) Procedure for Payment of MSEA's Share of Construction Costs and MSEA Purchase Costs. MSEA shall pay or cause to be paid 100% of MSEA's Share of Construction Costs stated in the Approved Request for
Payment for each Payment Period and shall make such payments within ten (10) business days after delivery to Operator's Representative and MSEA's Representative of each Request for Payment for MSEA's Share of Construction Costs.

         MSEA shall pay all Contingent Costs that are not Construction Costs as Project Costs in accordance with the terms of the Arena Contract.

         Payment of MSEA's Purchase Costs shall be made by delivery to Contractor of checks drawn on the Construction GMAX Account payable to each of the parties designated in the Approved Request for Payment in the amounts set forth adjacent to each such party's name. All other amounts stated in an Approved Request for Payment that are payable by MSEA shall be paid directly to Contractor.

                    (c) Procedure for Payment of Operator"s Share of Construction Costs. Contractor shall be entitled to submit Approved Requests tor Payment to Beneficiary, to the extent of, and to effect payment of Operator's Share of Construction Costs established (as to amount, timing and other conditions) in accordance with this Agreement. Contractor, Operator and MSEA agree that each Approved Request for Payment submitted to Beneficiary shall state clearly the respective amounts for the Current Payment Period for Construction Costs, MSEA's Share of Construction Costs (if under the terms of this Agreement any Construction Costs for the Current Payment Period are included in MSEA's Share of Construction Costs), Operator's Share of Construction Costs (if under the terms of this Agreement any Construction Costs for the Current Payment Period are included in Operator's Share of Construction Costs), and MSEA Purchase Costs (in the respective portions thereof which under the terms of this Agreement Are allocated to MSEA's Share of Construction Costs for such Payment Period and/or Operator's Share of Construction Costs for such Payment Period).

         Payments of MSEA Purchase Costs which under the terms of this Agreement are allocated to Operator's Share of Construction Costs shall be paid in the following manner:

                             (i)  Beneficiary shall transfer from the proceeds
of the related Draft, to the Construction GMAX Account, an amount equal to the amount of MSEA Purchase Costs stated on the Approved Request for Payment for such Payment Period (which funds thereupon shall be Allocated Operator Funds); and

                            (ii)  MSEA shall promptly disburse the Allocated
Operator Funds from the Construction GMAX Account to or at the direction of Contractor in payment of such MSEA Purchase Costs in accordance with the terms of this Agreement.

         All Allocated Operator Funds disbursed by Beneficiary to MSEA pursuant to the preceding sentence shall be specifically allocated to and deemed paid by Operator as a part of Operator's Share of Construction Costs.

                   (d) Notice to TCB. Operator (i) commencing with the first Request for Payment covering a portion of Operator's Share of Construction Costs, shall send TCB and each Account Party other than Operator, promptly after the same is delivered to Operator, a true copy of each Contractor's Request for Payment, and (ii) shall send to TCB and each Account Party other than Operator, on the same day as the same is delivered to Beneficiary, a true copy of the Section 3(a)(ii) Notice to Draft (if such Notice to Draft is ever delivered to Beneficiary), in each such case by overnight delivery service for delivery on the next business day, at the following address:

As to TCB:                Texas Commerce Bank National Association
                          712 Main Street
                          Houston, Texas 77002
                          Attention: Manager Real Estate

As to such Account
     Parties:             At the respective addresses for the
                          Account Parties shown in the Reim-
                          bursement Agreement

Operator shall accompany such copy of the Contractor's Request for Payment or the Section 3(a)(ii) Notice to Draft (as applicable) with a letter advising TCB and such Account Parties that such Contractor's Request for Payment or the
Section 3(a)(ii) Notice to Draft (as applicable) constitutes the "Application" contemplated by the Reimbursement Agreement. Transmittal by Operator to TCB or the Account Parties of a copy of a Request for Payment and such letter shall not establish Operator's Share of Construction Costs covered by such Request for Payment (which shall be established only by an Approved Request for Payment), but instead shall only be for the purpose of permitting Operator to advise TCB and such Account Parties of the contents of such Request for payment.

         The provisions of this Section 4(d) shall have no effect whatsoever on the rights or obligations of any of MSEA, Operator, Contractor or Beneficiary under the terms of this Agreement, and no failure by Operator to comply with the provisions of this Section 4(d) shall give MSEA, Contractor or Beneficiary any rights of enforcement or relief or excuse any of them from performance of their respective obligations hereunder.

         5. Agreements Concerning Beneficiary, Drafts and Disbursement of Proceeds or Drafts.

                 (a) Capacity and Authority of Beneficiary. Beneficiary agrees to act in the capacity set forth in this Agreement, and to perform the functions and take the actions set forth in this Agreement, all on and in accordance with the terms of this Agreement. Operator, MSEA and Contractor each authorize and direct Beneficiary to act in the capacity set forth in this Agreement and to perform and take each and every of the functions and actions required of Beneficiary under the terms of this Agreement.

                   (b) Presentation of Drafts to TCB. Each time Beneficiary receives a Notice to Draft, and only at such times, Beneficiary is authorized and directed to present a Draft to TCB, not later than the next business day after receiving such Notice to Draft, in an amount equal to (as applicable) (i) Operator's Share of Construction Costs stated in the Approved Request for Payment for such Payment Period, in the case of a Section 3(a)(i) Notice to Draft, or (ii) the entire undrawn portion of the Letter of Credit, if such Notice to Draft is either the Section 3(a)ii) Notice to Draft or the Section 3(a)(iii) Notice to Draft.

                   (c) Disposition of Proceeds of Drafts. The funds obtained by Beneficiary from TCB in payment of Drafts shall be held and disbursed by Beneficiary as follows:

                           (i)   in the case of a Section 3(a)(i) Notice to
Draft, the Section 3(a)(i) Proceeds shall be disbursed by Beneficiary as contemplated in Section 4(c) hereof, to MSEA in the amount (if any) of MSEA Purchase Costs stated in the Approved Request for Payment for such Payment Period to be included within Operator's Share of Construction Costs and to Contractor in the amount of Operator's Share of Construction Costs (other than MSEA Purchase Costs) stated in the Approved Request for Payment for such Payment Period, in each case not later than the next business day after receipt of Section 3(a)(i) Proceeds by Beneficiary, or on such later date as Contractor may designate by written notice to Beneficiary;

                          (ii)   in the case of the Section 3(a)(ii) Notice to
Draft, the Section 3(a)(ii) Proceeds shall be held by Beneficiary, as escrow agent for Operator and MSEA, and portions thereof disbursed by Beneficiary from time to time only pursuant to the joint written direction of both Operator's Representative and MSEA's Representative (or at the joint written direction of both Operator's Representative and MSEA's Representative, Beneficiary shall disburse such funds to another escrow agent designated by Operator and MSEA); and

                         (iii)   in the case of the Section 3(a)(iii) Notice
to Draft, the Section 3(a)(iii) Proceeds shall be held by Beneficiary, as escrow agent for Operator and MSEA (or at the joint written direction of both Operator's Representative and MSEA's Representative, Beneficiary shall disburse such funds to another escrow agent designated by Operator and MSEA) and

                          (A)     portions thereof disbursed from time to time
as contemplated by Section 4(c) hereof, to MSEA to be utilized to pay MSEA Purchase Costs included in Operator's Share of Construction Costs (if any) and to Contractor for payment of Operator's Share of Construction Costs (other than MSEA Purchase Costs), in each case in the respective amounts thereof stated in the Approved Request for Payment for a Payment Period received by Beneficiary subsequent to the Section 3(a)(iii) Notice to Draft, not later than the fifth day after receipt of such Approved Request for Payment, or on such later date as Contractor may designate by written notice to Beneficiary, and

                          (B)     upon completion of all work under the
Construction Contract and payment (without duplication) (1) to MSEA of all amounts (if any) to be utilized by MSEA to pay MSEA Purchase Costs which are included in Operator's Share of Construction Costs, and (2) to Contractor of the amounts to be paid to Contractor pursuant to Article IX of the Construction Contract, the balance of such funds then on deposit with Beneficiary shall be held by Beneficiary, as escrow agent for Operator and MSEA, and portions thereof disbursed by Beneficiary from time to time only pursuant to the written direction of both Operator's Representative and MSEA's Representative.

         As Beneficiary receives Approved Requests for Payment to be paid from
Section 3(a)(iii) Proceeds in accordance with this Agreement, then Beneficiary shall disburse Section 3(a)(iii) Proceeds in payment thereof as provided in this Agreement; provided, however, that:

                 (i) if an Account Party other than Harry M. Stevens, Inc. previously has delivered a Substitute Letter of Credit to Beneficiary (and has received in exchange therefor a disbursement of Section 3(a)(iii) Proceeds equal to the stated amount of such Substitute Letter of Credit), then until such substitute Letter of Credit has been exhausted, Beneficiary shall draw only upon each Substitute Letter of Credit deposited with Beneficiary for the account of an Account Party other than Harry M. Stevens, Inc., in an amount equal to the lesser of the balance of such Substitute Letter of Credit or the product of the Operator's Share of Construction Costs stated in such current Approved Request for Payment multiplied by the Stipulated Percentage for such Account Party (and the proceeds of the drawing on such Substitute Letter(s) of Credit shall become a part of the Section 3(a)(iii) Proceeds); and

                 (ii) if Harry M. Stevens, Inc. shall have deposited a Substitute Letter of Credit with Beneficiary (and has received in exchange therefor a disbursement of Section 3(a)(iii)

Proceeds equal to the stated amount of such Substitute Letter of Credit), then after all other Substitute Letter(s) of Credit have been drawn in full and all
Section 3(a)(iii) Proceeds have been disbursed from escrow in accordance with the terms of this Agreement, Beneficiary shall draw on the Substitute Letter of Credit deposited with Beneficiary for the account of Harry M. Stevens, Inc., in an amount which is equal to that portion (which may be the entirety) of Operator's Share of Construction Costs stated in the Approved Request for Payment for the Current Payment Period which remains unpaid and which, when added to the aggregate of Operator's Share of Construction Costs paid pursuant to all prior Approved Requests for Payments, does not exceed Operator's Maximum Share of Construction Costs (and the proceeds of such drawing on such Substitute Letter of Credit shall constitute Section 3(a)(iii) Proceeds).

         Beneficiary shall not obtain or seek to obtain payment of Operator's Share of Construction Costs from Operator or any other Person and (provided that Beneficiary is acting in accordance with this Agreement) shall not be obligated to seek or receive any consent or approval from any Person as a condition to its presentation of a Draft under the Letter of Credit or disbursement of the proceeds thereof.

                 (d) Fees and Reimbursements to Beneficiary. For the services to be performed by the Beneficiary under this Agreement, Beneficiary shall be paid the following amounts by Operator as Project Costs:

                          (i)     An annual fee in the amount of $1,200 per
annum, payable annually in advance, with the first such payment being due concurrently with the execution of this Agreement by Beneficiary, and with a like payment to be due on each anniversary date of this Agreement for so long as this Agreement shall remain in effect;

                          (ii)    A $50 fee each time Beneficiary presents a
Draft to TCB under the Letter of Credit; and

                          (iii)   If Beneficiary is requested by Operator, in
connection with disbursements to be made by Beneficiary under the terms of this Agreement, to prepare and issue checks drawn on the Project Capital Account or in disbursement of Section 3(a)(i) Proceeds, Section 3(a)(ii) Proceeds or
Section 3(a)(iii) Proceeds, a charge of $15 for each check so prepared and issued by Beneficiary (but not for checks drawn on an account maintained with Beneficiary but prepared and issued by Persons other than Beneficiary, and Operator and MSEA reserve the right to prepare such checks rather than to request Beneficiary to do so).

Further, concurrently with the execution of this Agreement, Operator agrees to reimburse Beneficiary as a Project Cost, for any out-of-pocket Costs incurred by officers of Beneficiary, and for the reasonable fees and disbursements of Beneficiary's attorneys, in both cases incurred in connection with the examination and participation in the finalization of this Agreement and any related documents, provided that such amount to be reimbursed shall not exceed an aggregate of $7,000.

                 (e) Limitation on Beneficiary's Obligations; Indemnity. Each Principal agrees that Beneficiary's only obligations under this Agreement are to:

                          (i)     Draft on the Letter of Credit and draw on any
Substitute Letter of Credit, in accordance with the terms thereof and the terms of this Agreement, in the amounts and at the times provided for in this Agreement;

                         (ii)     Upon receipt thereof to hold and disburse the
proceeds of each Draft under the Letter of Credit and each drawing under a Substitute Letter of Credit as provided in this Agreement; and

                        (iii) If applicable, take the actions described in Sections 5(g) and (h) below.

         Each Principal agrees that except for the above obligations Beneficiary shall have no obligation of any kind or character to Principals, arising out of the provisions of this Agreement, other than to act in good faith and to exercise ordinary care. MSEA and Operator, jointly and severally, agree to indemnify Beneficiary upon demand for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, Costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Beneficiary, in the capacity provided for herein, to the extent relating to or arising out of this Agreement or the transactions contemplated hereby or the enforcement of any of the terms hereof, provided that Principals shall not be liable for any of the foregoing to the extent they arise from the negligence or willful misconduct of Beneficiary.

         If the amount of Operator's Share of Construction Costs specified by Contractor in any Approved Request for Payment for any one or more Payment Period(s) exceeds the amount of the actual Operator's Share of Construction Costs for that Payment Period, then Operator agrees to look solely to Contractor or Persons other than Beneficiary for any refund to which it may be entitled.

         In no Event shall Beneficiary ever have any obligation either to see to the application of disbursements made by Beneficiary of either MSEA Funds or Operator Funds in accordance with the terms of this Agreement, or to have any responsibility to provide or arrange for the providing of any funds which may be necessary to complete the construction of the Arena if the sum of MSEA's Share of Construction Costs plus Operator's Share of Construction Costs exceeds the sum of MSEA Funds and Operator Funds.

                 (f) Beneficiary's Right to Rely. Beneficiary shall have the absolute right:

                          (i)     to rely upon the purported signatures of the
individuals purporting to be Operator's Representative, Contractor's Representative, and MSEA's Representative as being true and genuine, and to rely upon the individuals purporting to be Operator's Representative, Contractor's Representative, and MSEA's Representative being the respective individuals they purport to be and being authorized to act in the respective capacities they purport to act in; and

                         (ii)     to rely upon, and take as true and correct,
the representations of Operator, Contractor and MSEA (acting through the individuals purporting to be their respective Representatives) that the amount stated in each Notice to Draft is permitted to be Drafted under the terms of this Agreement, that the amount stated in each Approved Request for Payment requested to be disbursed from Section 3(a)(iii) Proceeds is permitted to be so disbursed under the terms of this Agreement, and that the respective amounts of Construction Costs, MSEA's Share of Construction Costs, Operator's Share of Construction Costs, and MSEA Purchase Costs (and the respective portions thereof included in MSEA's Share of Construction Costs and Operator's Share of Construction Costs) are calculated in accordance with this Agreement and stated correctly in such Approved Request for Payment.

         Each of MSEA, Operator and Contractor agree that, as to Beneficiary only, each Notice to Draft, when signed by those signatories indicated in the definition of "Notice to Draft" set forth in Exhibit "G" attached hereto, and including the Certificate(s) provided for in the definitions of "Notice to Draft" and "Approved Request for Payment" signed by the respective signatories indicated in the definitions for such terms set forth in Exhibit "G" attached hereto, shall be deemed to be in accordance with the terms of this Agreement, and Beneficiary, in good faith and exercising ordinary care, may assume that such Notices to Draft and Certificate(s), when regular on their face, are what they purport to be and shall have no duty to investigate whether such Notice(s) to Draft in fact have been submitted to Beneficiary in strict accordance with this Agreement.

         (g) Investment of Undisbursed Funds. Beneficiary agrees that any funds received by the Beneficiary in payment of a Draft on the Letter of Credit or a drawing on a Substitute Letter of Credit, which are not disbursed in accordance with this Agreement on the same business day as received by Beneficiary, shall be invested in one or more money market accounts with the Beneficiary (and Operator reserves the right to limit the balance in any such account to a maximum amount designated by Operator), for the account of Operator, for each day that such funds are held by Beneficiary prior to the date on which Beneficiary disburses such funds in accordance with this Agreement, and Operator shall be entitled to withdraw from time to time the amounts earned on such funds in such money market account. The preceding sentence shall not be construed to authorize Beneficiary to withhold disbursement of the proceeds of a Draft or a drawing on a Substitute Letter of Credit disbursable in accordance with this Agreement, but is included only in recognition of the fact that from time to time such funds will not be disbursed on the same business day such funds are received by Beneficiary, and to ensure that in any such eventuality the funds do not remain uninvested prior to disbursement in accordance with this Agreement.

         (h) Actions Upon Notice of a Terminating Event or Special Terminating Event. If at any time while Beneficiary still holds the Letter of Credit or a Substitute Letter of Credit and not all amounts have been drawn thereunder, or if the full amount thereof has been drawn under either Section 3(a)(ii) or Section 3(a)(iii), and at any time while portions of the proceeds of such Draft or Substitute Letters of Credit are still being held by Beneficiary pursuant to this Agreement, Beneficiary shall receive a written notice signed by an individual purporting to be either Operator's Representative or MSEA's Representative stating that a Terminating Event or a Special Terminating Event has occurred and that Contractor has been paid or has received assurance of the payment of all funds (if any) then due and owing to Contractor pursuant to the Construction Contract as a part of Operator's Share of Construction Costs to which Contractor is entitled to be paid for work performed to such date and as a result of a suspension of the work under or the termination of the Construction Contract, then (and only in such Event) the following provisions shall apply:

                 (i) Beneficiary shall not present any further Drafts against the Letter of Credit or make any further drawings on any Substitute Letter of Credit (even if a Notice to Draft previously has been delivered to Beneficiary or a Notice of Draft is thereafter delivered to Beneficiary);

                 (ii) if Beneficiary previously has presented a Draft against the Letter of Credit, and such Draft has been funded by TCB, and Beneficiary then is or thereafter becomes in possession of all or a portion of the proceeds of such Draft (including, without limitation, amounts being held pursuant to Section 5(c) hereof and whether or not being held in escrow), Beneficiary immediately shall return the proceeds of such Draft to TCB, with the notation that such funds are for credit to the Account Parties;

                (iii) if Beneficiary previously has initiated a drawing under a Substitute Letter of Credit, and the issuer of such Substitute Letter of Credit has funded such drawing, and Beneficiary then is or thereafter becomes in possession of all or a portion of the proceeds of such drawing under such Substitute Letter of Credit (including, without limitation, amounts being held pursuant to Section 5(c) hereof and whether or not being held in escrow), Beneficiary immediately shall return such proceeds to the issuer of such Substitute Letter of Credit, with the notation that such funds are for credit to the Account Party with respect to such Substitute Letter of Credit; and

                 (iv) Beneficiary immediately shall forward to TCB the original Letter of Credit (if not previously returned to TCB), with instructions that it be cancelled, and immediately shall forward to the issuer thereof the original of any Substitute Letter of Credit (if not previously returned to such issuer) with instructions that it be cancelled.

Each of the Principals irrevocably agrees that in taking the preceding actions, in the circumstances described in this subparagraph, Beneficiary shall be absolutely protected from any loss or liability which may be suffered by any of the Principals as a result of the actions of any of Operator, MSEA or Beneficiary under the terms of this subparagraph, and Contractor acknowledges and agrees that if it incurs or suffers any liability or loss as a result of the actions of the Beneficiary under the terms of this subparagraph, that it shall look solely to Persons other than Beneficiary for recovery of any such loss or indemnity against any such liability.

         Operator agrees that when the actions described in Subsections (ii) through (iv) above have been completed, there shall be allowed as a credit against the Termination Fee that then is or thereafter may become payable by MSEA to Operator under the Arena Contract that amount by which Operator's Maximum Share of Construction Costs exceeds the aggregate of all of Operator's Share of Construction Costs paid by or for the account of Operator under the terms of this Agreement, the Construction Contract or the Arena Contract.

6.       General Provisions.

         (a) Notice. Any notice, statement, communication, request reply or advice (herein severally and collectively, for convenience, called "notice"), in this Agreement provided or permitted to be given, made or accepted must be in writing and may, unless otherwise in this Agreement expressly provided, be given or be served by depositing the same in the United States Mail, post paid and registered or certified and addressed to the party to be notified, with return receipt requested, or by delivering the same to such party or to an officer or agent of such party, or by post paid telegram, when appropriate, addressed to the party to be notified. Notice deposited in the mail in the manner hereinabove described shall be deemed to have been delivered and shall be effective from and after the expiration of five (5) business days after it is so deposited. Notice given in any other manner shall be deemed to have been delivered and be effective only if and when received by the party to be notified. For purposes of notice, the addresses of the parties, until changed as hereinafter provided, shall be as follows:

         Operator:                Decoma Miami Associates, Ltd.
                                  c/o BIL Development, Inc.
                                  Ste. 1400, Sage Plaza
                                  5151 San Felipe
                                  Houston, Texas 77056
                                  Attn:  Mr. C. Dean Patrinely

         With Copies to:          James B. Rylander, Esq.
                                  Vinson & Elkins
                                  3300 First City Tower
                                  1001 Fannin
                                  Houston, Texas 77002-6760

                                  Denis Clive Braham, Esq.
                                  Dow, Cogburn & Friedman
                                  2300 Nine Greenway Plaza
                                  Houston, Texas 77046

                                  HAS Management, Inc.
                                  8700 Kirby
                                  Houston, Texas 77054
                                  Attn: Mr. Neal Gunn

                                  Linbeck Miami Corporation
                                  3810 West Alabama
                                  Houston, Texas 77027
                                  Attn:  Mr. Leo Linbeck, Jr.

         MSEA:                    Miami Sports and Exhibition Authority
                                  300 Biscayne Boulevard Way
                                  1120 DuPont Plaza Center
                                  Miami, Florida 33131
                                  Attention:  Executive Director

         With copy to:            Robert N. Sechen
                                  Blackwell, Walker, Fascell & Hoehl
                                  2400 AmeriFirst Building
                                  One S.E. Third Avenue
                                  Miami, Florida 33131

                                  City Attorney
                                  City of Miami
                                  169 East Flagler Street #1101
                                  Miami, Florida 33131
                                  Attention:  Christopher G. Korge

         Sun Bank:                Sun Bank, N.A.
                                  255 South Orange Avenue # 601
                                  Orlando, Florida 32801
                                  Attention: Trust Department

         With copies to:          Kenneth Myers
                                  Meyers, Kenin, Levinson & Richards
                                  Brickell Executive Tower
                                  1428 Brickell Avenue
                                  Miami, Florida 33131

         Contractor:              Linbeck Construction Corporation
                                  3810 West Alabama
                                  Houston, Texas 77054
                                  Attention:  Leo Linbeck, Jr.

         With copies to:          James B. Rylander, Esq.
                                  Vinson & Elkins
                                  3300 First City Tower
                                  1001 Fannin
                                  Houston, Texas 77002-6760

However, each of the parties named herein as being entitled to receive notices shall have the right from time to time to change its address, and each shall have the right to specify as its address any other address within the continental United States of America by at least five (5) business days written notice to the other party.

         (b) Valid Agreement. Each of Operator, Contractor, MSEA and Beneficiary represents and warrants for itself that this Agreement has been duly and validly executed, issued and delivered by such party and constitutes the valid and binding obligation(s) of such party, enforceable in accordance with its terms.

         (c) Severability. The provisions of this Agreement are severable, and if any provision or part of this Agreement or the application thereof to any person or circumstance shall ever be held by any court of competent jurisdiction to be invalid or unconstitutional for any reason, the remainder of this Agreement and the application of such provision or part of this Agreement to other persons or circumstances shall not be affected thereby.

         (d) Incorporation of Other Agreements. References in this Agreement to the Reimbursement Agreement, the Arena Management Agreement, the Development Management Services Agreement and the Food Beverage and Merchandise Services Agreement are solely for the limited purposes expressly set forth in the applicable provisions of this Agreement, and such references herein shall not operate or be construed to incorporate the terms and provisions of any of such agreements into this Agreement for any purpose. The Construction Contract, the Arena Contract and the Land Lease Agreement are incorporated herein only for the limited purposes expressly set forth in the applicable provisions of this Agreement, and references herein to the Arena Contract, the Construction Contract and the Land Lease Agreement shall not operate or be construed to incorporate the terms and provisions of such agreements into this Agreement for any purpose other than such limited purposes.

         (e) Attorneys' Fees. In the event any party defaults in the performance of any of the terms, conditions or agreements contained in this Agreement and the other party places the enforcement of this Agreement, or any part thereof, or the collection of any sums due, or to become due, hereunder, in the hands of an attorney who files suit upon the same (either by direct action or counterclaim) and should such non-defaulting party prevail in such other suit, the defaulting party shall pay the other party's attorney's fee, however, such attorney's fee shall not exceed a reasonable amount based on the results achieved by such prevailing party. Any such attorney's fees shall not be considered Project Costs or Operating Expenses (as defined in the Arena Contract.

         (f) Miscellaneous. This Agreement (i) shall be binding upon and inure to the benefit of each party hereto (and, for the purposes expressly set forth in the applicable provisions of this Agreement, the Account Parties) and their respective successors and assigns (provided, however, that Contractor shall not assign its rights hereunder without (A) the prior written consent of MSEA and Operator and (B) prior written notice thereof to Beneficiary signed by all of the Principals); (ii) may be modified or amended only by a writing signed by each party hereto; (iii) shall be governed by and construed in accordance with the laws of the State of Florida; (iv) may be executed in several counterparts by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement; and (v) embodies the entire agreement and understanding between Principals and Beneficiary with respect to the subject matter hereof. The headings herein shall be accorded no significance in interpreting this Agreement. Exhibits A, B, C, D, E and F attached hereto are hereby incorporated herein by this reference and made a part hereof for all purposes. Exhibit "G" attached hereto is hereby incorporated into Section 6(f) for the purposes of such
Section 6(f) and as a convenience to Beneficiary. The defined terms, the definitions therefor and the other provisions set forth in the Section of this Agreement entitled "Definitions" shall be a part of this Agreement and the agreement of the parties hereto for all purposes.

         IN WITNESS WHEREOF, MSEA, Operator, Contractor and Beneficiary have executed this Agreement, effective as of the date first set forth hereinabove.

                                MIAMI SPORTS AND EXHIBITION
                                AUTHORITY

                                By:
                                   -----------------------------------
                                   Lawrence O. Turner, Jr.
                                   Chairman

                                "MSEA"

                                APPROVED AS TO FORM AND
                                CORRECTNESS:

                                By:
                                   ------------------------------------
                                   Robert N. Sechen
                                   Blackwell, Walker, Fascell &
                                   Hoehl
                                   Counsel to the Miami Sports
                                   and Exhibition Authority

                                DECOMA MIAMI ASSOCIATES, LTD.

                                By:  Decoma, Ltd., sole general
                                     partner of Decoma Miami
                                     Associates, Ltd.

                                By:  Decoma Venture, sole
                                     general partner of Decoma,
                                     Ltd.

                                By:  BIL Development, Inc.,
                                     Managing Venturer

                                By:
                                     ------------------------------------
                                     C. Dean Patrinely
                                     President

                                "OPERATOR"

                                LINBECK CONSTRUCTION
                                CORPORATION

                                By:
                                   ---------------------------------------
                                   Name:
                                        ----------------------------------
                                   Title:
                                         ---------------------------------

                                "CONTRACTOR"

                                SUN BANK, N.A.

                                By:
                                   ---------------------------------------
                                   Name:
                                        ----------------------------------
                                   Title:
                                         ---------------------------------

                                "BENEFICIARY"

                                  EXHIBIT "A"

                                LETTER OF CREDIT

                                 [To Be Added)

                                   EXHIBIT "B"
                                       TO
                         CONSTRUCTION FUNDING AGREEMENT



                            CONTRACTOR'S CERTIFICATE

         The undersigned hereby certifies to Sun Bank, N.A. ("Beneficiary") as follows:

         1.      The name of the undersigned is_________________________________
______________________________; the undersigned is either the President or Vice President of Linbeck Construction Corporation ("Contractor") and is duly authorized to execute this certificate on behalf of Contractor.

         2. As of the date hereof, the aggregate amount of the "First Conversion Amount" (as defined in that certain Construction Funding Agreement ["Funding Agreement"] dated as of ________________________, 1986, by and among Miami Sports and Exhibition Authority ["MSEA"], Decoma Miami Associates, Ltd. ["Operator"], Contractor and Beneficiary) has been paid in full by or for the account of MSEA in accordance with the terms of the Funding Agreement and all such funds have been applied by or at the direction of Contractor in payment of Contractor's Requests for Payment (as defined in the Funding Agreement) approved by Operator and MSEA's Representative (as defined in the Funding Agreement).

         3. The Contractor has at all times complied in all material respects with the terms of the Funding Agreement and is not in default under the Construction Contract (as defined in the Funding Agreement); under the provisions of the Funding Agreement the Contractor is entitled to receive payment in the amount stated as "Operator's Share of Construction Costs" in the copy of the Contractor's Request for Payment to which this Certificate is attached; and such Contractor's Request for Payment has been approved by MSEA's Representative and as otherwise required


                                              LINBECK CONSTRUCTION
                                              CORPORATION



                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

         SWORN TO AND SUBSCRIBED BEFORE ME, by ______________________________
_______________________, personally known to me, this ______ day of
____________, 198_.


                                                -------------------------------
                                                Notary Public in and for the
                                                State of
                                                        --------------

                                  EXHIBIT "C"
                                       TO
                         CONSTRUCTION FUNDING AGREEMENT

                      FORM OF SUBSTITUTE LETTER OF CREDIT

                    IRREVOCABLE, NON-TRANSFERABLE, STAND-BY
                                LETTER OF CREDIT


                  --------------------------------------------


Number: _________       Date: _________________, 198_

Sun Bank, N.A.

- -------------------------
- -------------------------

Gentlemen:

We hereby establish, at the request and for the account of:


                           -------------------------
                           -------------------------
                           -------------------------


(collectively the "Account Party"), in your favor, our Irrevocable, Non-transferable, Stand-By Letter of Credit whereby we, subject to the terms and conditions contained herein, irrevocably authorize you to draw on us at anytime or times before the Expiration Date (as defined below), by your draft (the "Draft") at sight or by tested telex, in the form of Annex I hereto, aggregate amounts not exceeding _____________________ Dollars ($________) in U.S. currency. This Letter of Credit expires at 2:00 P.M. Central Standard Time at the counters of _______________, on ____________ 1988 (such date and time being the "Expiration Date").

         Funds under this Letter of Credit are available to you against your Draft(s) referring to the number of this Letter of Credit. Partial draws against this Letter of Credit are permitted.

         If we receive the Draft(s) in conformity with the terms and conditions of this Letter of Credit on or prior to the Expiration Date, we will honor the same.

         Upon the earlier of (a) your surrendering this Letter of Credit to us for cancellation; or (b) the Expiration Date (except that if a Draft is received by us on or before the Expiration Date, this Letter of Credit shall remain in effect until payment is made in accordance with the terms of this Letter of Credit), this Letter of Credit shall automatically terminate and you shall deliver this Letter of Credit to us for cancellation.

         Presentation of such Draft(s) shall be made at our office located at ___________________________________. Draft(s) will be considered to have been presented if we receive such Draft(s) via inter-bank tested telex bearing the appropriate security clearance codes.

         This Letter of Credit sets forth in full or undertaking, and such undertaking shall not in anyway be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein except only the Draft(s) referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for the Draft(s).

         This Letter of Credit is issued pursuant to and shall be supplemented by the provisions (to the extent that such provisions are consistent with this Letter of Credit) of the Uniform Customs and Practices for Documentary Credits (1983 Revision), International Chamber of Commerce, Publication No. 400 (the "UCP"), and by applicable provisions of the laws of the United States of America and the State of __________, including the Uniform Commercial Code as in effect in the State of ____________. To the extent applicable provisions of the UCP are in conflict with applicable provisions of _________ law, applicable provisions of the UCP shall prevail. Notwithstanding anything to the contrary contained herein, the original of this Letter of Credit shall accompany any Draft which exhausts it.

                                              Very truly yours,


                                              ---------------------------------

                                              By:
                                                 ------------------------------
                                              Name:
                                                   ----------------------------
                                              Title:
                                                    ---------------------------

                                    ANNEX I
                                       TO
                          SUBSTITUTE LETTER OF CREDIT

                                     DRAFT

$_______________________         _______________        __________________, 198_

        Pay to the order of ______________________________, __________________
________________________________________ ($______________). Drawn under
________________________________ Irrevocable, Non-Transferrable, Stand-By
Letter of Credit No. _________________________ dated _____________________,
198_.

                                           SUN BANK, N.A.

                                           By:
                                               ---------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------



Annex II Deleted

                                  EXHIBIT "D"

                                       TO

                         CONSTRUCTION FUNDING AGREEMENT

                               MSEA's CERTIFICATE



         The undersigned hereby certifies to Sunbank, N.A. ("Beneficiary"), and Decoma Miami Associates, Ltd. ("Operator") as follows:

         1. The name of the undersigned is ________________________. The undersigned is MSEA's Representative (as defined in that certain Construction Funding Agreement ["Funding Agreement"] dated as of ______________________, 1986, by and among the Miami Sports and Exhibition Authority ["MSEA"], Operator, Linbeck Construction Corporation ["Contractor"] and Beneficiary) and is duly authorized to execute this Certificate on behalf of MSEA.

         2. As of the date of this Certificate, to the best of the knowledge of the undersigned, each of the Continuing Funding Conditions (as that term is defined in the Funding Agreement) is satisfied, and the Contractor's Request for Payment (as such term is defined in the Funding Agreement) to which this Certificate is attached has been approved by MSEA's Representative and is entitled to be considered an Approval Request for Payment (as that term is defined in the Funding Agreement).


                                       MIAMI SPORTS AND EXHIBITION
                                       AUTHORITY



                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

         SWORN TO AND SUBSCRIBED BEFORE ME on this __________ day of ____________, 198_.


                                                 -------------------------------
                                                 Notary Public in and for
                                                            County,
                                                 ----------         ----------

My Commission Expires:


- -----------------------------                     -----------------------------
                                                  (Name Printed)

                                  EXHIBIT "E"
                                       TO
                         CONSTRUCTION FUNDING AGREEMENT

                                CONTINGENT ITEMS

                           --------------------------


         The estimates included in the Initial Guaranteed Maximum Sum Price provided in the Construction Contract include an aggregate budget provision of One Million Six Hundred Thousand Dollars ($1,600,000.00) for the below Contingent Items.


Contingent items

1.       Imposition of sales taxes on materials for project construction.

2.       Chilled water equipment and related costs.

3.       Stairway pressurization.

4.       Fully sprinklered building.

5.       Sidewalks, curb and gutter.

                                  EXHIBIT "F"

                                       TO

                         CONSTRUCTION FUNDING AGREEMENT

                         MSEA PURCHASE COSTS PROCEDURES

         A. To process a purchase order, Contractor or respective subcontractor shall generate a detailed itemization for materials to be purchased, including delivery instructions as to times and quantities, warranties, payment terms and other conditions which may apply. On behalf of MSEA, the Contractor will generate cover purchase orders in the name of MSEA specifying MSEA's sale tax exemption number, which purchase order shall include the Contractor's or respective subcontractor's delivery instructions. All such cover purchase orders shall contain a provision stating that MSEA bears all risk of loss or damage following delivery and acceptance.

         B. Vendor shall generate invoices for material received in the name of MSEA, in care of the Contractor or respective subcontractor. Contractor or subcontractor shall be copied on any such invoice at the time it is sent to MSEA.

         C. All payments to vendors for such materials shall be made by MSEA by checks drawn on a MSEA bank account. Title shall vest in MSEA immediately upon delivery of the materials to the job site or bonded warehouse pursuant to the purchase orders.

         D. Each subcontract entered into by Contractor that provides for both labor and materials will, to the extent reasonably practical, contain separate provisions stating what percentage quantity is for materials. With respect to the materials portion of any such subcontract, the subcontractor will, to the extent reasonably practical, purchase materials in accordance with the above-outlined procedure, which procedure will be expressly incorporated into the subcontract.

                                  EXHIBIT "G"

                                       TO

                         CONSTRUCTION FUNDING AGREEMENT

               CERTAIN DEFINITIONS FOR CONVENIENCE OF BENEFICIARY

         "Notice(s) to Draft" - the written document delivered to Beneficiary in the following instances, as applicable:

                 (a) in each instance in which a Draft against the Letter of Credit is to be made under the terms of Section 3(a)(i) hereof, an Approved Request for Payment for Operator's Share of Construction Costs for a Payment Period (herein sometimes called the "Section 3(a)(i) Notice to Draft"), with the Contractor's Request for Payment signed by both of (i) an individual purporting to be Contractor's Representative and (ii) an individual purporting to be MSEA's Representative (and which may, but need not, be signed by an individual purporting to be Operator's Representative), with the accompanying Contractor's Certificate signed by an individual purporting to be the Contractor's Representative, and (if such Contractor's Request for Payment is not signed by Operator's Representative) with the accompanying MSEA's Certificate signed by an individual purporting to be MSEA's Representative;

         (b) in the instance (if applicable) in which a Draft is to be made against and exhausting the Letter of Credit under the terms of Section 3(a)(ii) hereof, a written notice (herein sometimes called the "Section 3(a)(ii) Notice to Draft") to Beneficiary, certifying to Beneficiary and Operator that such Notice to Draft is authorized under Section 3(a)(ii) of this Agreement and authorizing and directing Beneficiary to Draft on the Letter of Credit for the entire amount then available to be Drafted thereunder, and signed by both of
(i) an individual purporting to be Contractor's Representative, and (ii) an individual purporting to be MSEA's Representative;

         (c) in an instance (if applicable) in which a Draft is to be made against and exhausting the Letter of Credit under the terms of Section 3(a)(iii) hereof, a written notice (herein sometimes called the "Section 3(a)(iii) Notice to Draft") to Beneficiary, delivered only within the two-week period (the "Final Two Weeks") prior to the stated expiration date of the Letter of Credit then held by Beneficiary, certifying that such Notice to Draft is authorized under Section 3(a)(iii) of this Agreement and authorizing and directing Beneficiary to Draft on the Letter of Credit for the entire amount then available to be

Drafted thereunder, and signed by an individual purporting to be either (i) Operator's Representative, (ii) Contractor's Representative, or (iii) MSEA's Representative.

         "Approved Request for Payment" - a Request for Payment from Contractor for Construction Costs (combined with or accompanied by a Certificate for Payment therefor) which (a) if any portion of such Request for Payment is for MSEA's Share of Construction Costs, shall be signed by Operator's Representative, MSEA's Representative and Contractor's Representative, and (b) if such Request for Payment is entirely for Operator's Share of Construction Costs (i) shall be signed by Contractor's Representative and by MSEA's Representative (and which may, but need not, be signed by Operator's Representative) and (ii) shall be accompanied by a Contractor's Certificate, signed by Contractor's Representative, and (iii) if not signed by Operator's Representative, shall be accompanied by a MSEA's Certificate, signed by MSEA's Representative. References in this Agreement to the amount(s) of Construction Costs, MSEA's Share of Construction Costs, MSEA Purchase Costs and Operator's Share of Construction Costs "as stated in an Approved Request for Payment" (or words of similar import) shall refer to such amounts as stated, set forth or otherwise identified in the Contractor's Request for Payment included in such Approved Request for Payment.





                                     - 2 -